AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. The Information in this preliminary offering circular is not complete and may be changed. These securities may not be sold until the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
AS CONFIDENTIALLY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION AND SUBJECT TO COMPLETION ON JANUARY   , 2019.
PRELIMINARY OFFERING CIRCULAR
Up to      Shares of CaliberCos Inc. Common Stock
CaliberCos Inc., a Delaware corporation (the “Company”, “Caliber”, “us” or “we”), is a leading vertically integrated regional private equity real estate sponsor providing a full suite of traditional real estate services. We own, operate, and invest in real estate both on our own and through our investment management platform. We are offering up to      shares of our Common Stock at $     per share. There is no minimum investment in CaliberCos Inc. Common Stock (the “Caliber Common Stock”).
We intend to offer the Caliber Common Stock on a continuous basis directly through the Caliber website located at www.caliberIPO.com. This offering is being conducted on a “best-efforts” basis by the Company and its officers, which means that the parties will use commercially reasonable best efforts to offer to sell Caliber Common Stock. The Company and its officers will not receive any commission or any other remuneration for any sales of Caliber Common Stock.
The aggregate initial offering price of Caliber Common Stock will not exceed $50,000,000 in any 12-month period. We expect to offer Common Stock in this offering until the earlier of  (i) the date at which the maximum offering amount has been sold; (ii)            , 2020, the date that is twelve months from the date that this offering is qualified by the U.S. Securities and Exchange Commission (the “Commission) unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.
We intend to offer and sell our Common Stock in this offering to accredited investors and non-accredited investors. The proceeds of this offering will be used primarily for general corporate purposes, including repayment of indebtedness and the cost of this offering. For more information on Caliber Common Stock being offered, please see the sections entitled “Securities Being Offered” and “Plan of Distribution” beginning on pages 67 and 71 of this offering circular, respectively.
Caliber Common Stock may be purchased by accredited investors and non-accredited investors. This offering circular does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of Caliber Common Stock in any states where such offer or solicitation would be unlawful, prior to registration or qualification under the laws of any such state.
	Price Per Share to Public		Proceeds to Company(1)
Per Offered Share	$		$
Maximum Offering Amount		$50,000,000	$

(1)
Does not include expenses of the offering, including legal and accounting expenses and costs of blue sky compliance. Aggregate offering expenses payable by us are estimated to be approximately $     if all shares offered are sold. We have agreed to pay WealthForge Securities, LLC (“WealthForge”) a basic transaction fee of 0.5% of the gross proceeds of this offering for the processing of investors in the offering. See “Plan of Distribution” for further information and details regarding compensation payable to WealthForge in connection with this offering.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.
This offering is inherently risky. See “Risk Factors” on page 7.
The approximate date of the proposed sale to the accredited and non-accredited investors is as soon as practicable after the offering is qualified by the Commission.
AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

i

SUMMARY
This summary highlights information contained elsewhere in this offering circular and does not contain all of the information that may be important to you. You should read this entire offering circular carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes.
Please note that Caliber is not a traditional fund or asset manager but is instead a private equity sponsor that does not render investment advice to any investors in our Caliber sponsored projects. In this offering circular, we (i) refer to our Caliber sponsored projects in this prospectus as “funds”, (ii) refer to deferred compensation that we receive from our Caliber sponsored projects as “carried interests” and (iii) refer to total project assets as “Assets Under Management” or “AUM” despite our not possessing discretionary authority over such amounts nor do we render investment advice or hold ourselves out as investment advisors.
Unless the context otherwise requires, we use the terms “Caliber”, “Company”, “we”, “us” and “our” in this offering circular to refer to CaliberCos Inc., a Delaware corporation.
General
We are a leading, vertically integrated regional private equity real estate sponsor providing a full suite of traditional real estate services. We own, operate, and invest in real estate both on our own and through our individual operating companies. We manage all aspects of the real estate investment deal continuum including fundraising, asset acquisition, construction and development, property management, asset management, brokerage services, and asset disposition.
Since inception through December 31, 2017, we have raised approximately $229 million of capital from accredited investors and purchased real estate valued at approximately $360 million. Our aggregate net capital raised has increased at an average annual growth rate of 50% (from $15 million to $107 million) over the five-year period ended December 31, 2017. Caliber’s acquisition strategy and ability to successfully raise investment capital resulted in revenue of  $64.4 million and adjusted EBITDA of  $2.3 million for the year ended December 31, 2017, a year over year increase from 2016 of 63% and 103%, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Cautionary Statement Regarding Non-GAAP Measures” for a discussion of the components of adjusted EBITDA. As of December 31, 2017, none of our sponsored programs had suffered any loss of principal or projected interest; however, there can be no assurance that such performance will continue in the future.
As of December 31, 2017, our assets under management, or AUM, consisted of  $214 million of real property, our capital under management was $107 million, and the value of our real property portfolio was approximately $279 million. The following table summarizes the growth that we have experienced over the past two years, using a roll forward of market value of assets under management.
	Year Ended December 31,
	2017	2016
Consolidated Results
Total AUM Rollforward – @ Fair Value
Balance, Beginning	$204,112,874	$111,890,745
Assets Acquired	17,943,621	66,747,434
Construction/Renovation	25,421,170	20,132,087
Market Appreciation/(Depreciation)	42,339,202	8,958,908
Assets Sold	(11,244,681)	(3,616,300)
Balance, End	$278,572,186	$204,112,874

We have experienced significant growth in our asset portfolio and we expect to see continued performance under the Caliber model. Our model puts our investors’ profit first. Unlike many other traditional asset managers, our annual fees are not influenced by the size of AUM (however, similar to traditional asset managers, we do earn a 35% carried interest on assets sold).

The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are broadly separated in two categories; real estate services (Fund Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). Each segment works closely together and plays a critical role in supporting our investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of asset management strategies. We primarily earn revenue from our eight segments as follows:
•
Fund Management Fees.   Fund management and similar fees earned for managing a Caliber sponsored fund. This is an annual fee that is generally structured as a percentage of the capital raised into the fund.

•
Capital Raise Fees.   A one-time fee earned from raising member interests into a Caliber sponsored fund.

•
Construction and Development Fees.   Fees and other charges earned as the general contractor on construction and remodeling services provided to our funds and other third parties.

•
Property Management Fees.   Revenues and fees for property management services provided by the Company for third-party-owned properties, are generally based upon percentages of the rental revenue or base gross rent generated by such properties. Property management revenue also includes fees charged to third-party property management customers for leasing commissions, which are generally a flat fee or based on the amount of the new lease executed, with a minimum flat fee.

•
Brokerage Commissions.   We earn real estate brokerage commissions by acting as a broker for residential and commercial real estate owners and investors seeking to buy or sell properties, including investment properties, as well as primary residences. The brokerage additionally earns fees by acting as the broker of record in the acquisition and disposition of Company or fund assets.

•
Real Estate Sales.   Sales of any of the asset types from the Company’s portfolios or funds.

•
Hospitality Revenue.   Revenues generated primarily by the rental operations of the hotel properties we own or manage. This primarily consists of revenue earned from room rentals, food and beverage sales, banquet and group sales and other hotel operating activities.

•
Rental Income.   Revenues generated primarily by the rental operations of the residential (multi-family and single-family), and commercial properties we own or manage.

•
Investment income.   Revenues generated from distributions and returns of capital from investments.

•
Miscellaneous.   Other revenues consist primarily of fees and other amounts received from third parties, earned in connection with services rendered by the Company for certain real estate transactions.

Our revenues have grown primarily as a result of growth in our asset base and service offerings. This has resulted in increased fees from assets under management, additional fees from new services, increased investment from our existing and new investors, and increased average investment size. We anticipate that our future growth will continue to depend in part on attracting new investors to our new and existing funds. We plan to increase our sales and marketing spend to attract investors as well as continue to identify and acquire opportunistic real estate assets, using appropriate leverage. As we have invested more resources into our sales and marketing divisions and demonstrated success with previously completed deal cycles, we expect to be able to increase the velocity of investment dollars into our funds at a faster rate than in the past.

We have historically financed our operations primarily through a combination of operating cash flows, private offerings of our equity securities, and secured and unsecured debt. At December 31, 2017, we had approximately $7.3 million in corporate debt which carries interest rates ranging from 10.125% up to 33.0%, resulting in approximately $1.5 million in interest expense for the year. We plan on using approximately $7.3 million of the net proceeds of this offering to eliminate this debt in favor of more competitive financing which we believe will be readily available after the completion of this offering. For this reason, we believe we will be able to recognize substantial cost savings and generate increased cash flow from core operations, as well as enabling us to introduce more affordable financing from traditional sources to take advantage of market opportunities which may have previously been unavailable.
Interim Update
From January 1, 2018 through June 30, 2018, we have raised approximately $9.6 million of capital from accredited investors and purchased real estate valued at cost of  $22.9 million. At June 30, 2018, our AUM consisted of  $236.4 million of real property and our capital under management was $109.2 million. At June 30, 2018, none of our sponsored programs had suffered any loss of principal or projected interest; however, there can be no assurance that such performance will continue in the future.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of activities for our consolidated and segment operations.
Strategy and Competitive Strengths
We are focused on creating wealth for our clients by providing access to high quality real estate investments. Caliber believes that capital organized privately into structured funds offers investors an optimal balance of risk-adjusted return and investment performance. By allowing investors, who may not otherwise be able to purchase a large asset, to participate with a minimum investment as low as $35,000, Caliber provides typical real estate investors access to sophisticated strategies and assets that they may not otherwise have.
While Caliber’s business model is in part analogous to that of a financial asset manager, our model is built on a full-service approach. We have complemented traditional asset management functions with construction, property management, and deal expertise that we believe creates a competitive advantage against other traditional asset managers models. Compared to non-traded REITs that often come with high cost structures for investors, we offer reduced product origination costs and fund-level fees. By eliminating many of the fees earned at the fund level, and sizing the remaining fees to cover Company overhead, Caliber aligns its profitability with that of its investors. For example, rather than charge a fund-level acquisition fee, as many non-traded REITs do, and then further hire and pay third party real estate brokers, Caliber eliminates the fund-level fee and acts as the broker directly, earning at or below market commissions. And as opposed to charging the fund a construction management fee and then further hire a third party general contractor, Caliber acts as the general contractor, controls the project, and eliminates the double layer of fees. We believe our approach allows us to drive down the cost burden that is borne by funds under a traditional asset management model, increase returns to investors of those funds, and generate long-term sustainable cash flows.
In addition, under Caliber’s approach, we distribute cash to fund investors where there is either a) current income from the investments (rents, etc.) or b) a capital event, such as a sale of an asset or a cash-out refinance. We see substantial opportunity in ensuring distributions are paid from asset income, not investor contributions or borrowed funds. Caliber’s approach offers investors, and their wealth managers, well-structured products with a management team aligned to their success.
Our competitive strengths include:
•
Extensive relationship and sourcing network.   We leverage our real estate services businesses in order to source deals for our funds. In addition, our management has extensive relationships with major industry participants in each of the markets in which we currently operate. Their local presence and reputation in these markets have enabled them to cultivate key relationships with major holders of property inventory, in particularly financial institutions, throughout the real estate community.

•
Targeted market opportunities.   We focus on markets that have a long-term trend of population growth and income improvement, with a particular focus on Arizona, Colorado, Nevada and Utah, which are states with business and investment-friendly state and local governments. We generally avoid engaging in direct competition in over-regulated and saturated markets.

•
Structuring expertise and speed of execution.   Prior real property acquisitions completed by us have taken a variety of forms, including direct property investments, joint ventures, participating loans and investments in performing and non-performing mortgages with the objective of long-term ownership. We believe we have developed a reputation of being able to quickly execute, as well as originate and creatively structure acquisitions, dispositions and financing transactions.

•
Vertically integrated platform for operational enhancement.   We have a hands-on approach to real estate investing and possess the local expertise in property management, leasing, construction management, development and investment sales, which we believe enable us to invest successfully in selected submarkets.

•
Focus on the middle market.   Our focus on middle market opportunities offers our investors significant alternatives to active, equity investing that provide attractive returns to investors. This focus has allowed us to offer a diversified range of real estate investment opportunities, particularly for accredited investors.

•
Risk protection and investment discipline.   We underwrite our investments based upon a thorough examination of property economics and a critical understanding of market dynamics and risk management strategies. We conduct an in-depth sensitivity analysis on each of our acquisitions. This analysis applies various economic scenarios that include changes to rental rates, absorption periods, operating expenses, interest rates, exit values and holding periods. We use this analysis to develop our disciplined acquisition strategies.

CaliberCos Inc. was originally founded as Caliber Companies, LLC, organized under the laws of Arizona, and commenced operations in January 2009. In 2015, the Company was reorganized as CaliberCos Inc. as a Nevada corporation. In June 2018, we reincorporated in the State of Delaware. Our corporate office is located at 8901 E Mountain View Rd., Ste 150, Scottsdale, Arizona 85258. Our telephone number is (480) 295-7600. Our website address is www.caliberco.com. We do not incorporate information on or accessible through our website into this offering circular, and you should not consider any information on, or that can be accessed through our website as a part of this offering circular.

The Offering
Securities offered by the Company
Up to $50,000,000 of Caliber Common Stock, offered by the Company and our officers on a best-efforts basis.
Caliber Common Stock
Caliber Common Stock is priced at $     per share for the duration of this offering.
Principal Amount of Caliber Common Stock
We will not issue securities hereby having gross proceeds in excess of  $50 million nor will we issue any securities under Regulation A having gross proceeds in excess of  $50 million, during any 12-month period. The securities we offer hereby will be offered on a continuous basis.
Regulation A Tier
Tier 2
Caliber Common Stock Purchasers
Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.
Securities outstanding prior to this Offering Circular
27,346,874 shares of Caliber Common Stock and 1,657,396 shares of Series A Preferred Stock are issued and outstanding as of June 30, 2018(1).
Manner of Offering
See section titled “Plan of Distribution” beginning on page 71.
How to Invest
Visit https://www.caliberipo.com.
Market for Caliber Common Stock
There is no public market for the shares of Caliber Common Stock. We will covenant to use our best efforts to cause our common stock to be listed on a national securities exchange within 12 months of the completion of this offering. However, there can be no assurance that we will be able to obtain such listing, or if we do obtain it, that a market will ever develop.
Use of Proceeds
If we sell $50,000,000 of gross proceeds from the sale of our securities under this offering circular, we estimate our net proceeds, after deducting estimated expenses, will be approximately $    . The proceeds of this offering will be used primarily for general corporate purposes, including repayment of indebtedness and the cost of this offering. See “Use of Proceeds.”
Termination of the Offering
The Offering will terminate upon the earlier of  (i) such time as all of the shares of Caliber Common Stock have been sold pursuant to this offering circular; (ii)            , 2020, the date that is twelve months from the date that this offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time,

We reserve the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of shares of Caliber Common Stock in the Offering.
Terms of the Offering
All subscriptions are irrevocable, subject to acceptance by the Company. We may accept or reject any subscription, in whole or in part, for any reason, in our sole discretion.
Selected Risks Associated with Our Business
Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:
•
Our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities.

•
Poor performance of our funds would cause a decline in our revenue and results of operations and could adversely affect our ability to raise capital for future funds.

•
Decreases in the performance of the properties we manage are likely to result in a decline in the amount of property management fees and leasing commissions we generate.

•
Our business depends in large part on our ability to raise capital from investors. If we were unable to raise such capital, we would be unable to collect management fees or deploy such capital into investments, which would materially reduce our revenues and cash flow and adversely affect our financial condition.

•
The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

•
The Company is controlled by its executive officers.

•
There is no current market for any of our shares of stock.

(1)
Does not give effect to the conversion of shares of Series A Preferred Stock to Caliber Common Stock, conversion of convertible debt securities issued by Caliber into Caliber Common Stock, vesting of any issued and outstanding Caliber Common Stock grants, and exercise of any warrants or stock options issued by Caliber outstanding as of December 31, 2018.

RISK FACTORS
Investing in Caliber Common Stock involves a high degree of risk, and no assurance can be given that you will realize your investment objectives or that you will not lose your entire investment in our shares. You should carefully consider the following risks and uncertainties in addition to all other information included in this Offering Circular before purchasing shares of Caliber Common Stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. You should invest in Caliber Common Stock only if you can afford to lose your entire investment.
You should carefully review this section for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. YOU SHOULD CONSULT WITH YOUR ATTORNEY OR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT.
Risks Related to Our Business
The success of our business is significantly related to general economic conditions and the real estate industry, and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities.
Our business is significantly related to general economic conditions in the real estate industry. The real estate markets in which we operate are cyclical and depend on national and local economic conditions. Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame desired. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. In addition, the economic condition of each local market where we operate may depend on one or more key industries within that market, which, in turn, makes our business sensitive to the performance of those industries.
We have in the past and expect in the future to be negatively impacted by, periods of economic slowdown or recession, and corresponding declines in the demand for real estate and related services, within the markets in which we operate. The previous recession and the downturn in the real estate market resulted in and may in the future result in:
•
a decline in actual and projected sale prices of real estate properties

•
higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans;

•
a decrease in the availability of lines of credit and other sources of capital used to purchase real estate investments; and

•
a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases.

We could lose part or all of our investments in real estate assets, which could have a material adverse effect on our financial condition and results of operations.
There is the inherent possibility in all of our real estate investments that we could lose all or part of our investment. Real estate investments are generally illiquid, which may affect our ability to change our asset mix in response to changes in economic and other conditions. The value of our investments can also be diminished by:
•
civil unrest, acts of war and terrorism and acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses);

•
the impact of present or future legislation (including environmental regulation, changes in laws concerning foreign ownership of property, changes in tax rates, changes in zoning laws and laws requiring upgrades to accommodate disabled persons) and the cost of compliance with these types of legislation; and

•
liabilities relating to claims, to the extent insurance is not available or is inadequate

The historical returns attributable to our funds should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common stock.
An investment in our common stock is not an investment in any of our funds. You should not conclude that positive performance of our funds will necessarily result in positive returns on an investment in our common stock. The historical performance of our funds is relevant to us primarily insofar as it is indicative of management fees we have earned in the past and may earn in the future and our reputation and ability to raise new funds.
In addition, the historical returns of our funds may not be indicative of any future returns of these or from any future funds we may raise due for a number of factors including:
•
market conditions during previous periods may have been more favorable for generating positive performance than the market conditions we may experience in the future; and

•
our funds’ returns may have previously benefited from investment opportunities and general market conditions that may not recur, and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly.

We incur risks with respect to each segment of our business. The decline of any single segment could impact our business.
We derive revenues in substantial part from:
•
construction and development fees, which are based on the work completed on our fund assets or other third-party projects

•
capital raising fees, which are based generally on the amount of capital raised into or invested in our funds;

•
fund management fees, which are based generally on the amount of capital committed to or invested in our funds;

•
property management fees are derived from overseeing the day to day operation of properties we acquire and sell; and

•
brokerage commissions derived from the purchase and sale of properties for our funds and others.

The reduction of slowdown in investment and development activities in any of these segments could have a material adverse effect on our business and results of operations.
Risks Related to Fund Management
Poor performance of our funds would cause a decline in our revenue and results of operations and could adversely affect our ability to raise capital for future funds.
If a fund performs poorly, we risk receiving little or no fund management fees with regards to the fund and little income or possibly losses from such fund. In addition, poor fund performance may deter future investment in our funds, thereby decreasing the capital invested in our funds and thus, our management fee income. Alternatively, in the event of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue.

A portion of our revenue, net income and cash flow is variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis.
A portion of our revenue, net income and cash flow is variable, as the completion of the sale of assets and earning of any carried interest that we receive from our funds can vary from quarter to quarter and year to year. In addition, investment income that we may earn from our funds are volatile.
The timing and amount of asset sales and the earning of any carried interest are uncertain and contribute to the volatility of our results. It takes a substantial period of time to identify attractive investment opportunities, to raise funds needed to make an investment and then to realize the cash value or other proceeds of an investment through a sale, recapitalization or other exit. Even if an investment proves to be profitable, it may be several years before any profits can be realized in cash or other proceeds. We cannot predict when, or if, any realization of a return on investments will occur. If we were to have a realization event in a particular quarter or year, it may have a significant impact on our results for that particular quarter or year that may not be replicated in subsequent periods. We recognize revenue on investments in our funds only when earned or realized.
With respect to our funds that generate carried interest, the timing and receipt of such carried interest varies with the life cycle of our funds and/or achieving certain minimum cash flow hurdles. We receive carried interest payments only upon realization of achieving certain minimum investment returns by the relevant fund, which contributes to the volatility of our cash flow.
We may be subject to litigation risks and may face liabilities and damage to our professional reputation as a result.
We make investment decisions on behalf of investors in our funds that could result in substantial losses. This may subject us to the risk of legal liabilities or actions alleging negligent misconduct, breach of fiduciary duty or breach of contract. Further, we may be subject to third-party litigation arising from allegations that we improperly exercised control or influence over portfolio investments.
Legal liability could have a material adverse effect on our businesses, financial condition or results of operations or cause reputational harm to us, which could harm our businesses. We depend, to a large extent, on our business relationships and our reputation for integrity and professional services to attract and retain investors and to pursue investment opportunities for our funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the investment industry in general, whether or not valid, may harm our reputation, which may be damaging to our businesses.
Risks Related to Property Management and the Maintenance and Development of Real Estate Assets.
Decreases in the performance of the properties we manage are likely to result in a decline in the amount of property management fees and leasing commissions we generate.
Our property management fees are generally structured as a percentage of the revenues generated by the properties that we manage and our leasing commissions typically are based on the value of the lease commitments. As a result, our revenues are adversely affected by decreases in the performance of the properties we manage and declines in rental value. Property performance depends upon, among other things, our ability to control operating expenses (some of which are beyond our control) and financial conditions generally and in the specific areas where properties are located and the condition of the real estate market generally. If the performance or rental values of the properties we manage decline, our management fees and leasing commissions from such properties could be materially adversely affected.
The concentration of our funds’ investments in a limited number of regions and sectors may make our funds’ business vulnerable to adverse conditions in such regions and to a downturn or slowdown in the sectors. As a result, our funds’ investments may lose value and they may experience losses.
We invest primarily in real estate assets located in a limited number of geographic locations, specifically, in the Phoenix and Tucson, Arizona marketplaces. Investing in a limited number of regions carries the risks associated with significant geographical concentration. Geographic concentration of properties exposes our projects to adverse conditions in the areas where the properties are located, including general economic downturns, increased competition, real estate conditions, terrorist attacks, potential impacts from labor disputes, and natural disasters occurring in such markets. Such major, localized events in our primary investment areas could adversely affect our business and revenues, which would adversely affect our results of operations and financial condition.
Our property portfolios are comprised primarily of hospitality, commercial, and multifamily and single-family rental properties and development projects. As a result, we are subject to risks inherent in investments in such types of property. The potential effects on our revenue and profits resulting from a downturn or slowdown in these sectors could be more pronounced than if we had more fully diversified our investments.
We may be unsuccessful in developing or renovating the properties we acquire, resulting in investment losses.
Part of our investment strategy is to locate and acquire real estate assets that are yet undeveloped or which we believe are undervalued and to improve them to increase their resale value. Acquiring properties that are not yet developed or in need of substantial renovation or redevelopment is subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environment concerns and our builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. In addition, there is a risk that we overestimate the value of the property or that the cost or time to complete the renovation or redevelopment will exceed the budgeted amount. Such delays or cost overruns may arise from:
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shortages of materials or skilled labor

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a change in the scope of the original project

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difficulty in obtaining necessary zoning, land-use, environmental, building, occupancy and other governmental permits and authorizations;

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the discovery of structural or other latent defects in the property after we acquire the property; and

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delays in obtaining tenants

Any failure to complete a development or renovation project in a timely manner and within budget or to sell or lease the project after completion could have a material adverse effect upon our business, results of operation and financial condition. In addition, we hire and supervise third-party contractors to provide construction and engineering services for our properties. While our role is limited to that of a supervisor, we may be subjected to claims for construction defects or other similar actions. Adverse outcomes from litigation could have a material adverse effect on our business, financial condition and results of operations.
We may be subject to potential environmental liability.
Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the clean-up of hazardous or toxic substances and may be liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by governmental entities or third parties in connection with the contamination. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances, even when the contaminants were associated with previous owners or operators. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate those substances, may adversely affect the owner’s or operator’s ability to sell or rent the affected property or to borrow using the property as collateral. The presence of contamination at a property can impair the value of the property even if the contamination is migrating onto the property from an adjoining property. Additionally, the owner of a site may be subject to claims by parties who have no relation to the property based on damages and costs resulting from environmental contamination emanating from the site.

In connection with the direct or indirect ownership, operation, management and development of real properties, we may be considered an owner or operator of those properties or as having arranged for the disposal or treatment of hazardous or toxic substances. Therefore, we may be potentially liable for removal or remediation costs.
Before consummating the acquisition of a particular piece of real property, it is our policy to retain independent environmental consultants to conduct an environmental review of the real property, including performing a Phase I environmental review. These assessments typically include, among other things, a visual inspection of the real properties and the surrounding area and a review of relevant federal, state and historical documents. It is possible that the assessments we commission do not reveal all environmental liabilities or that there are material environmental liabilities of which we are currently unaware. Future laws, ordinances or regulations may impose material environmental liability and the current environmental condition of our properties may be affected by tenants, by the condition of land or operations in the vicinity of those properties, or by unrelated third parties. Federal, state, and local agencies or private plaintiffs may bring actions against us in the future, and those actions, if adversely resolved, may have a material adverse effect on our business, financial condition and results of operations.
Actions of any joint venture partners that we may have could reduce the returns on joint venture investments.
At times we enter into joint ventures or partnerships to acquire and develop properties. Such investments may involve risks not otherwise present with other methods of investment, including:
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that our co-venturer, or partner in an investment could become insolvent or bankrupt;

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that such co-venturer, or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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that such co-venturer, or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

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that disputes between us and our co-venturer, or partner may result in litigation or arbitration that would increase expenses.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.
Our leasing activities depend on various factors, including tenant occupancy and rental rates, which, if adversely affected, could cause our operating results to suffer.
A significant portion of our property management business involves facilitating the leasing of commercial and residential space. Our revenues may be adversely affected if we fail to promptly find tenants for substantial amounts of vacant space, if rental rates on new or renewal leases are significantly lower than expected, or if reserves for costs of re-leasing prove inadequate. A default or termination by a commercial tenant or a large number of residential tenants on their lease payments would cause us to lose the revenue associated with such leases and require us to find an alternative source of revenue to meet mortgage payments, if any, and prevent a foreclosure. In the event of a significant tenant default we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-leasing such property. If significant tenants default on or terminate a lease, we may be unable to release the property for the rent previously received or sell the property without incurring a loss.
Our reliance on third-parties to operate certain of our properties may harm our business.
In some instances, we rely on third-party property managers and hotel operators to manage our properties. These third parties are directly responsible for the day-to-day operation of our properties with limited supervision by us, and they often have potentially significant decision-making authority with respect to those properties. These third parties may fail to manage our properties effectively or in accordance with their agreements with us, may be negligent in their performance and may engage in criminal or fraudulent activity. If any of these events occur, we could incur losses or face liabilities from the loss or injury to our property or to persons at our properties. In addition, disputes may arise between us and these third-party managers and operators, and we may incur significant expenses to resolve those disputes or terminate the relevant agreement with these third parties and locate and engage competent and cost-effective service providers to operate and manage the relevant properties.
We are also parties to hotel management agreements under which unaffiliated third-party property managers manage our hotel properties. If any of these events occur, our relationships with any franchisors may be damaged, we may be in breach of our franchise agreement, and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. In addition, from time to time, disputes may arise between us and our third-party managers regarding their performance or compliance with the terms of the hotel management agreements, which in turn could adversely affect us. If we are unable to resolve such disputes through discussions and negotiations, we may choose to terminate our management agreement, litigate the dispute or submit the matter to third-party dispute resolution, the expense of which may be material and the outcome of which may harm our business, operating results or prospects.
Competition with third parties in acquiring and leasing properties and other real estate investments may reduce our profitability.
We face significant competition with respect to the acquisition of properties, including REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties at higher prices, our funds’ returns will be lower and the value of their assets may not increase or may decrease significantly below the amount paid for such assets.
Any apartment communities we may acquire competes with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to attract or retain residents, or increase or maintain rents.
We could lose part or all of our investments in real estate assets, which could have a material adverse effect on our financial condition and results of operations.
Real estate investments are generally illiquid, which may affect our ability to change our portfolio in response to changes in economic and other conditions. Moreover, we may not be able to unilaterally decide the timing of the disposition of an investment, and as a result, we may not control when and whether any gain will be realized or loss avoided. The value of our investments can also be diminished by:
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civil unrest, acts of war and terrorism and acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses);

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the impact of present or future legislation including environmental regulation, changes in laws concerning foreign ownership of property, changes in tax rates, changes in zoning laws and laws requiring upgrades to accommodate disabled persons) and the cost of compliance with these types of legislation; and

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liabilities relating to claims, to the extent insurance is not available or is inadequate.

In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Risks Related to our Real Estate and Securities Brokerage Services
If we fail to comply with laws and regulations applicable to us in our role as a real estate or securities broker, property/facility manager or developer, we may incur significant financial penalties.
We are subject to numerous federal, state, local and foreign laws and regulations specific to the services we perform in our brokerage business, as well as laws of broader applicability, such as tax, securities and employment laws. Brokerage of real estate sales and leasing transactions require us to maintain applicable licenses in each state in which we perform these services. If we fail to maintain our licenses or conduct these activities without a license, or violate any of the regulations covering our licenses, we may be required to pay fines, return commissions received or have our licenses suspended or revoked.
As a licensed real estate broker, we and our licensed employees are subject to certain statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties that we brokered or managed. In addition, we may become subject to claims by participants in real estate sales claiming that we did not fulfill our statutory obligations as a broker.
Risks Related to Our Company
Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our business. Changes in tax law and other legislative or regulatory changes could adversely affect us.
Our fund management, property management and brokerage businesses are subject to extensive regulation. We are subject to regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which we operate. Many of these regulators are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing clients or fail to gain new fund management or financial advisory clients. In addition, we regularly rely on exemptions from various requirements of the U.S. Securities Act of 1933, as amended, or the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or the Investment Company Act, and the U.S. Employee Retirement Income Security Act of 1974, as amended, in conducting our fund management activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our business could be materially and adversely affected. If we were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as conducted and could have a material adverse effect on our business.
In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Compliance with any new laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business.
If we were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as conducted and could have a material adverse effect on our businesses.
An entity will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:
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it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing investment management services for real estate assets and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as a vertically integrated investment firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an “orthodox” investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Furthermore, following this offering, we will have no material assets other than interests in certain wholly owned subsidiaries (within the meaning of the Investment Company Act), which in turn will have either direct interests in real estate assets or LLC member/LP partnership interests in affiliated funds. We do not believe that, based on current rules and interpretations, the equity interests in our wholly owned subsidiaries or the LLC member interests consolidated or unconsolidated affiliated funds qualify as investment securities under the Investment Company Act.
The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. If anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on capital structure, the ability to transact business with affiliates and the ability to compensate senior employees, could make it impractical for us to continue our businesses as currently conducted, impair the agreements and arrangements between and among us, our funds and our senior management, or any combination thereof, and have a material adverse effect on our businesses, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our businesses in a manner that does not subject us to the registration and other requirements of the Investment Company Act.
We may not be successful in competing with companies in the real estate services and investment industry, some of which may have substantially greater resources than we do.
Real estate investment and services businesses are highly competitive. Many of our competitors have greater financial resources and a broader market presence than we do. We compete with respect to:
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Diversification of our revenue stream across the deal continuum, including brokerage fees on buying and selling assets, construction fees on repositioning assets, and property management fees on certain multi- and single-family assets; and

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Competitive fee structures on our fund management services

Our business depends in large part on our ability to raise capital from investors. If we were unable to raise such capital, we would be unable to collect management fees or deploy such capital into investments, which would materially reduce our revenues and cash flow and adversely affect our financial condition.
We depend on the capital markets to grow our balance sheet along with third-party equity and debt financings to acquire properties. We intend to continue to raise a significant amount of third-party equity and debt to acquire real estate assets in the ordinary course of our business. We depend on debt financing from a combination of seller financing, the assumption of existing loans, government agencies and financial institutions. We depend on equity financing from equity partners, which may include public/private companies, pension funds, family offices, financial institutions, endowments and money managers. Our access to capital funding is uncertain. Our inability to raise additional capital on terms reasonably acceptable to us could jeopardize the future growth of our business.
Our ability to raise capital from investors depends on a number of factors, including many that are outside our control. Investors may downsize their investment allocations to alternative managers, including private funds and hedge funds, to rebalance a disproportionate weighting of their overall investment portfolio among asset classes. Poor performance of our funds could also make it more difficult for us to raise new capital. Our investors and potential investors continually assess our funds’ performance independently and relative to market benchmarks and our competitors, and our ability to raise capital for existing and future funds depends on our funds’ performance. If economic and market conditions deteriorate, we may be unable to raise sufficient amounts of capital to support the investment activities of future funds. If we were unable to successfully raise capital, our revenue and cash flow would be reduced, and our financial condition would be adversely affected.
We depend on our founders, senior professionals and other key personnel, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.
We depend on the diligence, skill, judgment, business contacts and personal reputations of our founders, senior professionals and other key personnel. Our future success will depend upon our ability to attract and retain senior professionals and other personnel. Our executives have built highly regarded reputations in the real estate industry. Our executives attract business opportunities and assist both in negotiations with lenders and potential joint venture partners and in the representation of large and institutional clients. If we lost their services, our relationships with lenders, joint ventures and clients would diminish significantly.
In addition, certain of our officers have strong regional reputations, and they aid in attracting and identifying opportunities and negotiating for us and on behalf of our clients. As we continue to grow, our success will largely depend on our ability to attract and retain qualified personnel in all areas of business. We may be unable to continue to hire and retain a sufficient number of qualified personnel to support or keep pace with our planned growth.
We have in the past incurred and may continue in the future to incur significant amounts of debt to finance acquisitions, which could negatively affect our cash flows and subject our properties or other assets to the risk of foreclosure.
We have historically financed new acquisitions with cash derived from secured and unsecured loans and lines of credit. For instance, we typically purchase real property with loans secured by a mortgage on the property acquired. We could become more highly leveraged, resulting in an increase in debt service costs that could adversely affect our results of operations and increase the risk of default on debt. We may incur additional debt from time to time to finance strategic acquisitions, investments, joint ventures or for other purposes. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. Our governing documents do not contain any limitations on the amount of debt we may incur and we do not have a formal policy limiting the amount of debt we may incur in the future. Subject to the restrictions set forth in our debt agreements, our board of directors may establish and change our leverage policy at any time without shareholder approval.
Some of our debt bears interest at variable rates. As a result, we are subject to fluctuating interest rates that may impact, adversely or otherwise, results of operations and cash flows. We may be subject to risks normally associated with debt financing, including the risks that:
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cash flow may be insufficient to make required payments of principal and interest;

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existing indebtedness on our properties may not be refinanced and our leverage could increase our vulnerability to general economic downturns and adverse competitive and industry conditions, placing us at a disadvantage compared to those of our competitors that are less leveraged;

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our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and in the commercial real estate services industry;

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our failure to comply with the restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, results in foreclosure on substantially all of our assets; and

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the terms of available new financing may not be as favorable as the terms of existing indebtedness

If we are unable to satisfy the obligations owed to any lender with a lien on one of our properties, the lender could foreclose on the real property or other assets securing the loan and we would lose that property or asset. The loss of any property or asset to foreclosure could have a material adverse effect on our business, financial condition and results of operations.

Rapid growth of our businesses may be difficult to sustain and may place significant demands on our administrative, operational and financial resources.
Our assets under management have grown significantly in the past, and we are pursuing further growth in the near future, both organic and through acquisitions. Our rapid growth has placed, and planned growth, if successful, will continue to place, significant demands on our legal, accounting and operational infrastructure, and has increased expenses. The complexity of these demands, and the expense required to address them, is a function not simply of the amount by which our assets under management has grown, but of the growth in the variety and complexity of, as well as the differences in strategy between, our different funds. In addition, we are required to continuously develop our systems and infrastructure in response to the increasing sophistication of the investment management market and legal, accounting, regulatory and tax developments.
Our future growth will depend in part on our ability to maintain an operating platform and management system sufficient to address our growth and will require us to incur significant additional expenses and to commit additional senior management and operational resources.
We may enter into new lines of business and expand into new investment strategies, geographic markets and businesses, each of which may result in additional risks and uncertainties in our businesses.
We intend, if market conditions warrant, to grow our businesses by increasing assets under management in existing businesses and expanding into new investment strategies, geographic markets and businesses. We may pursue growth through acquisitions of critical business partners or other strategic initiatives, which may include entering into new lines of business.
Attempts to expand our businesses involve a number of special risks, including some or all of the following:
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the required investment of capital and other resources;

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the diversion of management’s attention from our core businesses;

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the assumption of liabilities in any acquired business;

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the disruption of our ongoing businesses;

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entry into markets or lines of business in which we may have limited or no experience;

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increasing demands on our operational and management systems and controls;

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compliance with additional regulatory requirements;

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potential increase in investor concentration; and

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the broadening of our geographic footprint, increasing the risks associated with conducting operations in certain jurisdictions where we currently have no presence.

Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business does not generate sufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Our strategic initiatives may include joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to systems, controls and personnel that are not under our control. Because we have not yet identified these potential new investment strategies, geographic markets or lines of business, we cannot identify all of the specific risks we may face and the potential adverse consequences on us and their investment that may result from any attempted expansion.
If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe their intellectual property rights, our business could suffer.
Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our, client lists and information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business.
Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services.
Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.
The consolidation of investment funds or operating businesses of our portfolio companies could make it more difficult to understand the operating performance of the Company and could create operational risks for the Company.
Under applicable US GAAP standards, we may be required to consolidate certain of our funds, limited liability companies, partnerships or operating businesses if we determine that these entities are VIEs and that the Company is the primary beneficiary of the VIE. The consolidation of such entities could make it difficult for an investor to differentiate the assets, liabilities, and results of operations of the Company apart from the assets, liabilities, and results of operations of the consolidated VIEs. The assets of the consolidated VIEs are not available to meet our liquidity requirements. As of June 30, 2018 and December 31, 2017 and 2016, the total assets of our consolidated VIEs reflected in our consolidated balance sheets were $160.6 million, $137.1 million and $131.1 million, respectively, and as of June 30, 2018 and December 31, 2017 and 2016, the total liabilities of our consolidated VIEs reflected in our consolidated balance sheets were $122.6 million, $104.1 million and $99.3 million, respectively.
Insiders will exercise significant control over our company and all corporate matters.
Our directors and executive officers beneficially owned, in the aggregate, approximately   % of our outstanding capital stock as of November 30, 2018. Upon the completion of this offering, and assuming they do not purchase shares in this offering, it is expected that this same group will continue to hold a majority of our outstanding capital stock. As a result, if they act together, these shareholders will be able to exercise significant influence over all matters submitted to our shareholders for approval, including the election of directors and approval of significant corporate transactions, such as (i) making changes to our articles of incorporation whether to issue additional common stock and preferred stock, (ii) employment decisions, including compensation arrangements; and (iii) whether to enter into material transactions with related parties.. This concentration of ownership may also have the effect of delaying or preventing a third party from acquiring control of our company which could adversely affect the price of our common stock.
Conflicts of interest exist between our company and related parties.
Conflicts of interest exist and may arise in the future as a result of the relationships between our company and our officers, directors and owners, on the one hand, and our funds and its investors, on the other hand. We earn fees from our funds, including our carried interest which value is a direct result from the performance of our funds. There may be instances where the interests of our funds and the investors in such funds diverge from those of our company which could result in conflicts of interest. In resolving these conflicts, our board of directors and executive officers have a fiduciary duty to our shareholders. In addition, as we operate as a Fund Manager through a wholly-owned subsidiary, our company has a fiduciary duty to investors in the funds we manage. Unless the resolution of a conflict is specifically provided for in the operating agreements of such funds, our board of directors may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. As a result of the foregoing, there may be instances where any such conflicts are resolved in a manner which favors the interests of our funds and their investors over our shareholders.

Our Bylaws have an exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against the Company.
Section 4 of Article VII of our Bylaws dictates that the Delaware Court of Chancery is the sole and exclusive forum for certain actions including derivative action or proceeding brought on behalf of the Company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the shareholders of the Company; any claim arising under Delaware corporate law; and any action asserting a claim governed by the internal affairs doctrine. We also intend this exclusive forum provision to apply to claims under the federal securities laws. While management believes limiting the forum is a benefit, shareholders could be inconvenienced by not being able to bring an action in another forum they find favorable. Note that there is uncertainty as to whether a court would enforce this provision as it relates to claims under the federal securities laws and that shareholders will not be deemed to have waived the company’s compliance with federal securities laws and the rules and regulations thereunder.
A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law based shareholder class actions, derivative suits and other intra-corporate disputes. The Company’s management believes limiting state law based claims to Delaware will provide the most appropriate outcomes as the risk of another forum misapplying Delaware law is avoided, Delaware courts have a well-developed body of case law and limiting the forum will preclude costly and duplicative litigation and avoids the risk of inconsistent outcomes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.
Our business could be adversely affected by security breaches through cyber-attacks, cyber intrusions or otherwise.
We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our information technology networks and related systems. These risks include operational interruption, private data exposure and damage to our relationship with our customers, among others. A security breach involving our networks and related systems could disrupt our operations in numerous ways that could ultimately have an adverse effect on our financial condition and results of operations.
Risks Related to the Offering
An investment in our shares is a speculative investment and, therefore no assurance can be given that you will realize your investment objectives.
No assurance can be given that investors will realize a return on their investments in us or that they will not lose their entire investment in our shares. For this reason, each prospective investor of our shares should carefully read this Offering Circular. ALL SUCH PERSONS OR ENTITIES SHOULD CONSULT WITH THEIR ATTORNEY OR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT.
There has been no active public market for our common stock prior to this offering, and an active trading market may not be developed or sustained following this offering, which may adversely impact the market for shares of our Common Stock and make it difficult to sell your shares.
Prior to this offering, there was no active market for our common stock. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market, if at all. We intend to list our common stock on a national securities exchange in the future; however, any such listing may not occur until months or years after the termination of this offering, if at all. As a result, investors should view our common stock as an illiquid investment. Further, if we do list our shares on a national securities exchange, or another trading market develops, no assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that stockholders will be able to sell their shares when desired on favorable terms, or at all.

This is a fixed price offering and the Offering Price may not accurately represent the current value of us or our assets at any particular time. Therefore, the Offering Price may not be supported by the value of our assets at the time of your purchase.
This is a fixed price offering, which means that the Offering Price is fixed and will not vary based on the underlying value of our assets at any time. Our Board has determined the Offering Price in its sole discretion. The Offering Price has been based on an internal valuation analysis of our Company as a whole. Although we believe the valuation to be fair as of the date it was determined, the fixed offering price established for our shares may not be supported by the current value of our Company or our assets at any particular time.
If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.
Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the shares sold hereunder and to receive back from our Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.
We do not intend to pay dividends in the foreseeable future.
We have the authority to retain all of our earnings for the future operation and expansion of our business. While we are obligated to pay dividends on our outstanding shares of Series A Preferred Stock, we do not intend to make any cash distributions to holders of our common stock in the foreseeable future. Investors should not expect to receive income on an ongoing basis from an investment in us.
Risks Related to Benefit Plan Investors
Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.
In considering an investment in our Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the shares sold hereunder are not freely transferable and there may not be a market created in which the shares sold hereunder may be sold or otherwise disposed; and (iii) whether interests in our Company or the underlying assets owned by our Company constitute “Plan Assets” under ERISA. See “Erisa Considerations.”
YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN CALIBER COMMON STOCK.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This offering circular contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. The forward-looking statements are contained principally in “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Our Business.” Forward-looking statements include information concerning our possible or assumed future results of operations and expenses, business strategies and plans, competitive position, business environment, and potential growth opportunities. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in “Risk Factors” and elsewhere in this offering circular. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this offering circular. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this offering circular. You should read this offering circular and the documents that we have filed as exhibits to the Form 1-A of which this offering circular is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
Any forward-looking statement made by us in this offering circular speaks only as of the date on which it is made. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward- looking statements, even if new information becomes available in the future. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS
There is no minimum amount of shares necessary to be sold hereunder. Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out below.
The net proceeds of a fully subscribed offering, after total offering expenses, will be approximately $46.0 million. Caliber plans to use these proceeds as follows:
•
Approximately $25.0 million towards the acquisition and redevelopment of similar strategic real estate projects.

•
Approximately $6.4 million to repay high interest rate debt in favor of more competitive financing which we believe will be readily available after the completion of this offering. This outstanding debt to be repaid consists of unsecured promissory notes with outstanding principal balances ranging from $10,750 to $950,000, and interest rates ranging from 8.25% to 33.0% and maturity dates ranging from July 2018 to December 2018. The unsecured promissory notes are held by approximately 60 individuals which generally have a 12-month term and are extended on an annual basis; the notes have been extended through December 2019. There are no penalties or fees related to the extension of notes or failure to repay when due. The proceeds of the notes were used for working capital. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Unsecured Corporate Debt.”

•
Approximately $5.5 million will be used for infrastructure enhancements to our operating and controls systems.

•
Approximately $8.0 million will be used for general corporate purposes.

If the offering size were to be $25.0 million, then we estimate that the net proceeds to Caliber would be approximately $23.0 million. In such an event, Caliber would still be able to use the proceeds as outlined above, albeit certain initiatives would be reduced or scaled back. For example, Caliber would adjust its use of proceeds by limiting in size and scope acquisition and redevelopment real estate projects. If the offering size were to be $5.0 million, we estimate that the net proceeds to Caliber would be approximately $4.6 million. In such an event, Caliber would be in a position to and intends to repay approximately $3.0 million of its outstanding debt as set forth above.
We do not have agreements or commitments for any redevelopment projects at this time. Other than the payment of the Company’s officers’ and directors’ salaries, none of the proceeds of this offering will be used to compensate or otherwise make payments to our subsidiaries’ officers or directors. General corporate purposes may include, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. Our management has sole discretion regarding the use of proceeds from the sale of Caliber Common Stock. We reserve the right to change the use of proceeds as business demands dictate.

DILUTION
If you invest in Caliber Common Stock, your interest will be diluted to the extent of the difference between the $     offering price per share (the “Offering Price”) of Caliber Common Stock and the pro forma net tangible book value per share of Caliber Common Stock immediately after this offering. Dilution results from the fact that the Offering Price is substantially in excess of the pro forma net tangible book value per share attributable to the existing equity holders.
Our pro forma net tangible book value per share as of June 30, 2018 was approximately $    , or approximately $     per share of Caliber Common Stock on a fully diluted basis. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of shares of Caliber Common Stock outstanding on a fully diluted basis.
The following table illustrates the substantial and immediate dilution per share of Caliber Common Stock to a purchaser in this offering, assuming issuance of all shares of Caliber Common Stock in this offering:
On Basis of Full Conversion of Issued Instruments	$50 Million Raise
Price per share	$
Shares issued
Capital raised	$
Less: Estimated offering costs	$	( )
Net Offering Proceeds	$
Net tangible book value pre-offering(1)	$
Net tangible book value post-offering	$
Shares issued and outstanding pre-offering assuming full conversion(2)
Post-offering shares issued and outstanding
Net tangible book value per share prior to offering(1)(2)	$
Increase/(Decrease) per share attributable to new investors	$
Net tangible book value per share after offering	$
Dilution per share to new investors ($)	$
Dilution per share to new investors (%)		%

(1)
Net tangible book value is based on the net tangible equity attributable to equity holders of the Company as of June 30, 2018.

(2)
Assumes conversion of all issued shares of Series A Preferred Stock to Caliber Common Stock, vesting of all issued and outstanding Caliber Common Stock grants, and exercise of all warrants issued by Caliber.

	Shares Purchased		Total Consideration			Average Price Per Share
Assuming Maximum Number of Shares Sold:	Number	Percentage	Amount		Percentage
Existing Caliber Stockholders(1)	27,346,874	100.0%		$11,235,444	100.0%		$0.37
New Caliber Common Stockholders(2)		%	$		%	$
Total		100.0%	$		%

(1)
Does not give effect to the conversion of shares of Series A Preferred Stock to Caliber Common Stock, conversion of convertible debt securities issued by Caliber to Caliber Common Stock, vesting of any issued and outstanding Caliber Common Stock grants, and exercise of any warrants issued by Caliber outstanding as of December 31, 2018 or the repurchase of shares by the Company from a founder. See “Interest of Management and Others in Certain Transactions.”

(2)
Assumes the issuance of all shares of Caliber Common Stock in this offering.

BUSINESS
We are focused on creating wealth for our clients by providing access to high quality real estate investments. Caliber believes that capital organized privately into structured funds offers investors an optimal balance of risk-adjusted return and investment performance. By allowing investors who may not otherwise be able to purchase a large asset, to participate with a minimum investment as low as $35,000, Caliber provides typical real estate investors access to sophisticated strategies and assets that they may not otherwise have.
While Caliber’s business model is in part analogous to that of a financial asset manager, our model is built on a full-service approach. We have complemented traditional asset management functions with construction, property management, and deal expertise that we believe creates a competitive advantage against other traditional asset manager models. Compared to non-traded REITs that often come with high cost structures for investors, we offer reduced product origination costs and fund-level fees. By eliminating many of the fees earned at the fund level, and sizing the remaining fees to cover Company overhead, Caliber aligns its profitability with that of its investors. We believe our approach allows us to drive down the cost burden that is borne by funds under a traditional asset management model, increase returns to investors of those funds, and generate long-term sustainable cash flows. Caliber is organized as follows:

CaliberCos, Inc.
Delaware
Corporation
Caliber Companies,
LLC
Arizona LLC
Caliber
Securities, LLC
Arizona LLC
Caliber Services,
LLC
Arizona LLC
Caliber Lending,
LLC
Arizona LLC
Caliber Hospitality,
LLC
Arizona LLC
Caliber Auction
Homes, LLC
Arizona LLC
Caliber
Development, LLC
Arizona LLC
Caliber Realty, LLC
Arizona LLC
Subsidiaries

The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are broadly separated in two categories; real estate services (Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). Each segment works closely together and plays a critical role in supporting our investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of asset management strategies.
Fund Management
Fund Management represents the Company’s fund management activities along with back office and corporate support functions including accounting and human resources. It also includes the activities associated with Caliber Securities, LLC, which generates fees from capital raising. We act as an asset manager of our private equity real estate funds, or Funds, which have diversified investment objectives. Generally, Caliber Services, LLC, and its subsidiaries, or Caliber Services, act as manager of the Funds. As of December 31, 2017, our assets under management consisted of  $214 million and the value of our real property portfolio was approximately $279 million. Approximately $275 million of the assets under management are managed directly by Caliber Services, LLC, or indirectly through one of its subsidiaries. Since inception through December 31, 2017, we have raised over $229 million from accredited investors. For the years ended December 31, 2017 and 2016, we generated approximately $3.5 million and $2.3 million of revenue from our fund management activities, respectively, of which approximately $1.8 million and $1.3 million, respectively are eliminated in consolidation. On an unconsolidated basis, Caliber’s fund management fees represented approximately 13% of corporate entity’s total unconsolidated revenues for the years ended December 31, 2017 and 2016.
We earn fund management fees for services rendered to each of the Funds by Caliber Services. Below is an overview of the fees we earn:
•
Set-Up Fee.   We charge an initial one-time fee related to the initial formation, administration and set-up of the applicable Fund.

•
Management Fee.   We receive an annual management fee in an amount equal to 1.50% of the non-affiliate capital contributions to each of the Funds.

•
Carried Interest.   We receive 20%-35% of all cash distributions from (i) the operating cash flow of each Fund, after payment to the related Fund investors of any accumulated and unpaid priority preferred returns and repayment of preferred capital contributions; and (ii) the cash flow resulting from the sale or refinance of any real estate assets held by each Fund, after payment to the related Fund investors of any accumulated and unpaid priority preferred returns and repayment of preferred capital contributions. Our Funds’ preferred returns range from 6% to 12%.

The amounts that Caliber is entitled to receive from each Fund are governed by the terms of the Fund operating agreements. Generally, once investors receive distributions equal to their preferred return, Caliber receives 35% of operating cash flows from each Fund. With respect to the Caliber Residential Advantage Fund, L.P. (“CRAF”), investors are entitled to 80% of cash flows and Caliber is entitled to 20% of cash flows.
Through our wholly owned Arizona registered issuer-dealer, Caliber Securities, LLC, we earn fees from raising capital into our Funds. Our contracts with our funds are typically fixed fee arrangements which approximate no more than 3.50% on the dollars raised for any one project. For the years ended December 31, 2017 and 2016, we generated approximately $0.5 million and $0.8 million, respectively of which approximately $0.1 million and $0.7 million, respectively are eliminated in consolidation. On an unconsolidated basis, Caliber Securities represented approximately 2% and 5% of Corporate entity’s total unconsolidated earnings for the years ended December 31, 2017 and 2016, respectively.
Construction and Development
Our Construction and Development segment represents the Company’s activities associated with asset remodeling and refurbishment and ground up construction. The majority of the revenues generated by this segment are earned from work completed on assets held in our funds. Caliber Development, LLC, or Caliber Development, a wholly owned subsidiary of Caliber Services, LLC, acts as the general contractor on our projects. Our strategy for this segment is to complete high-quality work while maintaining competitive margins so that the benefits are passed along to the investors of the related funds. For the years ended December 31, 2017 and 2016, we generated approximately $20.5 million and $11.7 million, respectively of which approximately $16 million and $6.7 million, respectively are eliminated in consolidation. On an unconsolidated basis, Caliber Development represented approximately 76% and 64% of Corporate entity’s total unconsolidated earnings for the years ended December 31, 2017 and 2016, respectively.
Property Management
Keeping our single family and multi-family properties rented is the primary focus of our Property Management division. Through our wholly-owned subsidiary Caliber Realty, LLC, or Caliber Realty, we execute our property management strategy using the ‘Drive to 95’ concept: 95% occupancy, at 95% of market rates. We provide property management services to both our funds and third-party property owners. In some instances, we may engage an external service provider to assist in increasing occupancy for specific and niche assets. Revenues in this segment are driven by property management fees, which are generally based upon percentages of the rental revenue or gross rent generated by such properties. Property management revenue also includes fees charged to property management customers for leasing commissions, which are generally based on the amount of the new lease executed with a minimum flat fee. For the years ended December 31, 2017 and 2016, we generated approximately $0.7 million and $0.6 million, respectively of which approximately $0.2 million and $0.2 million, respectively are eliminated in consolidation. On an unconsolidated basis, Property Management represented approximately 3% of Corporate entity’s total unconsolidated earnings for the years ended December 31, 2017 and 2016.
Real Estate Brokerage
Whenever Caliber is involved in a transaction involving real estate acquisition or sale, we collect fees for brokering the arrangement, through Caliber Realty. For the years ended December 31, 2017 and 2016, we generated approximately $1.9 million and $2.7 million, respectively of which approximately $1.6 million and $2.4 million, respectively are eliminated in consolidation. On an unconsolidated basis, real estate brokerage represented approximately 7% and 15% of Corporate entity’s total unconsolidated earnings for the years ended December 31, 2017 and 2016, respectively.
Our Fund Portfolio
The following discussion relates to the activities of our various consolidated and unconsolidated Funds which are generally structured as separate limited liability companies or partnerships. For each Fund, Caliber owns 100% of a separate class equity interest (or equivalent to the manager or general partner interest) or serves as the manager or general partner, which entitles Caliber to receive its 20%-35% carried interest. Caliber’s direct membership or partnership interests generally do not exceed 1% of the total capital raised into the Fund. Investors in Caliber should understand that the majority of the profit and/or loss of any of these Funds or rights and obligations to its related assets and liabilities, respectively, is limited or in some cases unavailable.
The following chart presents the name (acronym), total contributed net capital, total investments at cost, and total investments at fair value of the funds in our hospitality, residential, and commercial segments, as of December 31, 2017.
		As of December 31, 2017
Fund Name	Fund Inception Date	Contributed Capital, Net(1)	Investments, at Cost(2)	Investments, at Fair Value(3)
Hospitality:
CHPH, LLC (“CHPH”)	October 2012	$10,439,740	$23,450,624	$28,500,000
Indian Bend Hotel Group, LLC (“IBHG”)	September 2014	4,225,842	11,292,069	15,500,000
44th & McDowell Hotel Group, LLC (“44th”)	May 2015	8,644,646	22,141,065	25,000,000
Tucson East, LLC (“Tucson East”)	May 2016	8,453,175	19,358,021	23,000,000
47th Street Phoenix Fund, LLC (“47th Street”)	October 2016	12,370,223	36,084,876	44,600,000
SF Alaska, LP (“Salmon Falls”)	August 2015	5,026,658	10,216,132	10,300,000
Edgewater Hotel Group, LLC (“Edgewater”)	October 2015	1,754,727	2,786,722	2,800,000
		50,915,011	125,329,509	149,700,000
Residential:
GC Square, LLC (“GC Square”)	September 2015	6,242,570	10,265,038	16,480,000
Palms Weekly Portfolio, LP (“Palms”)	July 2016	6,451,000	14,998,484	16,000,000
South Mountain Square, LLC (“SMS”)	June 2012	—	4,362,800	8,000,000
Circle Lofts, LLC (“Eclipse”)	November 2016	2,122,600	4,596,927	8,200,000
The Roosevelt I, LLC (“Roosevelt”)	January 2016	2,293,832	4,184,150	4,724,000
CDIF Sunrise, LLC (“Treehouse”)	April 2014	7,727,619	12,703,228	14,100,000
MV Square, LLC (“Mountain View”)	September 2013	1,342,163	2,443,901	3,600,000
Caliber Residential Advantage Fund, LP (“CRAF”)	August 2016	2,528,040	2,371,764	3,035,000
		28,707,825	55,926,292	74,139,000

		As of December 31, 2017
Fund Name	Fund Inception Date	Contributed Capital, Net(1)	Investments, at Cost(2)	Investments, at Fair Value(3)
Commercial:
SIP Coffee & Beer Kitchen, LLC (“Sip”)	February 2017	394,286	—	394,286
AZ24HR Storage Kingman, LLC (“Kingman”)	December 2016	46,025	527,397	675,000
1040 N VIP Blvd, LLC (“VIP”)	December 2015	1,796,505	1,632,004	1,700,000
1601 Athol Ave, LLC (“Athol”)	December 2015	691,000	1,235,024	1,250,000
Logan Airport Storage, LLC (“Logan”)	February 2016	100,000	1,810,253	1,821,000
CDIF Baywood, LLC (“Baywood”)	December 2013	173,062	173,062	935,000
CH Mesa Holdings, LLC (“Mesa”)	July 2017	3,067,671	8,132,407	10,989,000
J-25 Johnstown Holdings, LLC (“J-25”)	May 2017	2,263,708	3,637,629	15,000,000
Fiesta Tech Owners, LLC (“Fiesta Tech”)	March 2016	1,776,000	4,860,928	5,800,000
		10,308,258	22,008,704	38,564,286
Total Funds		$89,931,094	$203,264,505	$262,403,286

Non-Fund Assets
Residential:
Caliber Auction Homes, LLC	—	9,900,736	12,668,900
Saddleback Ranch, LLC (“Saddleback”)	—	1,014,424	3,500,000
Total Assets Under Management	$89,931,094	$214,179,665	$278,572,186

(1)
Capital contributions since the inception of the Fund, net of any redemptions (i.e. returns of original capital invested).

(2)
Carrying value of real estate assets owned by the Fund.

(3)
Estimated fair value of assets owned by the Fund; estimated based on recent appraisals, discounted cash flow analysis, and other valuation techniques as deemed appropriate.

Our diversified segment is presented below. The Funds included in this segment are invested in the assets included in the table above, and therefore are presented separately to avoid double counting.
		As of December 31, 2017
Fund Name	Fund Inception Date	Contributed Capital, Net(1)	Investments, at Cost(2)	Investments, at Fair Value(3)
Diversified:
CDIF, LLC (“CDIF”)	May 2013	26,161,745	36,403,419	70,230,000
Caliber Diversified Opportunity Fund II, LP (“CDOF II”)	June 2017	8,579,222	8,329,569	10,480,000
Caliber Fixed Income Fund, LLC (“CFIF”)(4)	March 2014	—	—	—
Caliber Fixed Income Fund II, LLC (“CFIF II”)	April 2015	11,228,321	11,171,784	11,170,000
		45,969,288	55,904,772	91,880,000

(4)
CFIF was the Company’s first private lending Fund, which closed and was liquidated in May 2016. Total capital contributed to the Fund was $10.7 million, and the fund produced an annual return of 10% on the contributed capital through its existence.

We focus our offerings on middle market accredited investors. To meet our investors’ changing needs and demand for quality real asset opportunities, we manage investments in an increasingly wide range of Funds across a line of complementary strategies. We have demonstrated an ability to consistently generate attractive and differentiated investment returns across these investment strategies and through various market environments. We believe the scope of our product offering, our expertise in various investment strategies and our proficiency in attracting and satisfying our investor base has enabled, and will continue to enable, us to increase our assets under management across each of our investment groups in a balanced manner. Our Open and Evergreen Funds currently consist of the following:
•
Caliber Fixed Income Fund III, LLC.   Caliber Fixed Income Fund III, LLC, a Delaware limited liability company, or CFIF III, was formed in April 2018. CFIF III’s investment objective is to generate annual returns to investors of 8.25% – 9.25% and targets first and second position loans on real estate assets.

•
Caliber Diversified Opportunity Fund II, LP.   Caliber Diversified Opportunity Fund II, LLC, a Delaware limited partnership, or CDOF II, was formed in June 2017. CDOF II’s investment objective is to acquire or originate a portfolio of commercial, multi-family, hospitality and self-storage real estate investments in primary, secondary and select tertiary markets.

•
Caliber Residential Advantage Fund, LP.   Caliber Residential Advantage Fund, LP, a Delaware limited partnership, or CRAF, was formed in August 2016. CRAF’s investment objective is to acquire a portfolio of residential real estate in primary, secondary and select tertiary markets.

•
Elliot 10 Fund, LLC.   The Elliot 10 Fund, LLC, a Delaware limited liability company, or Elliot 10, was formed in September 2017. Elliott 10’s investment objective is to acquire, own, and operate a 169-guest room, full service Four Points by Sheraton branded hotel located in Phoenix, Arizona.

•
47th Street Phoenix Fund, LLC.   The 47th Street Phoenix Fund, LLC, a Delaware limited liability company, or 47th Street, was formed in October 2016. 47th Street’s investment objective is to acquire, own, and operate a 259-guest room, full service Hilton branded hotel in Phoenix, Arizona.

•
CH Ocotillo Inv Fund, LLC.   The CH Ocotillo Inv Fund, LLC, a Delaware limited liability company or CH Ocotillo, was formed in June 2018. CH Ocotillo’s investment objective is to acquire, own, and operate a 106-guest room, full service Holiday Inn branded hotel in Chandler, Arizona.

We intend to form future funds to target additional real estate objectives and opportunities. These may include Funds which take advantage of certain tax incentive programs, such as the Opportunity Zone Program introduced by the recently enacted Investment in Opportunity Act, a bill with a goal to encourage private capital investment in economically distressed areas.
Fund Portfolio Interim Update
From June 30, 2018 through the issuance date of our June 30, 2018 financial statements, we have opened the following Fund:
•
Caliber Tax Advantaged Opportunity Zone Fund, LP.   Caliber Tax Advantaged Opportunity Zone Fund, LP, a Delaware limited partnership, of CTAF, was formed in August 2018. CTAF’s investment objective is to raise capital from investors who are looking to obtain federal income tax benefits from Sections 1400Z-1 and 1400Z-2 (the “Opportunity Zone Provisions”) of the Internal Revenue Code; and deploy that capital in investments within certain designated Opportunity Zones that have been identified by Treasury of the United States.

Hospitality
Our Hospitality segment represents one of Caliber’s largest fund segments accounting for 53.7% and 60.3% of our total assets under management at December 31, 2017 and 2016, respectively. Through the Funds we manage, we acquire hotels in certain opportunistic situations in which we are able to purchase at a discount to replacement cost or can implement our value-add investment approach. As of December 31, 2017, we have a total of 8 hotels under management, located in Tucson, Phoenix, and Scottsdale, Arizona and Ketchikan, Alaska. Our portfolio of hotels represents over 1,200 rooms under management across multiple brands including Hampton Inn, Holiday Inn, and Hilton.
We earn property operating revenue from our hospitality operations consisting of revenues generated primarily by the hotel properties we own. This includes revenue from room rentals, food and beverage sales, banquet and group sales and other hotel operating activities. For the years ended December 31, 2017 and 2016, we generated hospitality revenues of approximately $46 million and $30 million, respectively.
Residential
Our Residential segment includes single-family homes owned by our wholly-owned subsidiary, Caliber Auction Homes, LLC, and single and multi-family properties held by our funds. We pursue single-family acquisition opportunities as part of our Caliber Residential Advantage Fund investment strategy where we acquire undervalued homes and transform them through major or minor remodeling. Currently, all our single-family properties are located in Arizona. As of December 31, 2017, we have a total of 52 single-family properties under management.
We pursue multi-family acquisition opportunities where we believe we can unlock value through a myriad of strategies, including asset rehabilitation, repositioning and creative recapitalization. We focus primarily on apartments in supply-constrained, in-filled markets. As of December 31, 2017, we have purchased over 774 units across 6 separate apartment complexes.
Our residential segment represents approximately 32.4% and 34.4% of total assets under management at December 31, 2017 and 2016, respectively.
Commercial
Our Commercial segment includes properties representing both traditional office space and self-storage facilities. As of December 31, 2017, we are involved in 8 different commercial properties, located in Gilbert, Mesa, Kingman, and Casa Grande, Arizona, Henderson, Nevada, Johnstown Colorado, Logan, and Utah.
Our Commercial segment represents approximately 13.8% and 5.3% of total assets under management at December 31, 2017 and 2016, respectively.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Analysis” for a discussion of activities by segment for the six months ended June 30, 2018.
Competition
The investment management industry is intensely competitive, and we expect it to remain so. We compete primarily on a regional, industry and asset basis.
We face competition both in the pursuit of fund investors and investment opportunities. Generally, our competition varies across business lines, geographies and financial markets. We compete for outside investors based on a variety of factors, including investment performance, investor perception of investment managers’ drive, focus and alignment of interest, quality of service provided to and duration of relationship with investors, business reputation and the level of fees and expenses charged for services. We compete for investment opportunities based on a variety of factors, including breadth of market coverage and relationships, access to capital, transaction execution skills, the range of products and services offered, innovation and price.
We compete with real estate funds, specialized funds, hedge fund sponsors, financial institutions, private equity funds, corporate buyers and other parties. Many of these competitors in some of our businesses are substantially larger and have considerably greater financial, technical and marketing resources than are available to us. Many of these competitors have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage in bidding for an investment. Lastly, institutional and individual investors are allocating increasing amounts of capital to alternative investment strategies. Several large institutional investors have announced a desire to consolidate their investments in a more limited number of managers. We expect that this will cause competition in our industry to intensify and could lead to a reduction in the size and duration of pricing inefficiencies that our funds seek to exploit.
Regulatory and Compliance Matters
Our businesses, as well as the financial services industry generally, are subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations or exchanges in the jurisdictions in which we operate relating to, among other things, anti-money laundering laws, and privacy laws with respect to client information, and some of our funds invest in businesses that operate in highly regulated industries. Each of the regulatory bodies with jurisdiction over us has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. Any failure to comply with these rules and regulations could expose us to liability and/or reputational damage. In addition, additional legislation, increasing regulatory oversight of fundraising activities, changes in rules promulgated by self-regulatory organizations or exchanges or changes in the interpretation or enforcement of existing laws and rules may directly affect our mode of operation and profitability.
We intend to continue to conduct our operations so that neither we nor any subsidiaries we own nor ones we may establish will be required to register as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”). The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors — Risks Related to Our Company — If we were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as conducted and could have a material adverse effect on our business” and “Investment Company Act Considerations”.
Corporate Office
Our corporate office is located at 8901 E. Mountain View Rd., Suite 150, Scottsdale, Arizona, 85258, which we lease. We believe that we our current space is suitable and adequate for conducting our business, however, we may need to relocate offices in the future in the event that we hire additional employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
Our business is focused on creating wealth for our clients by providing access to high quality real estate investments. While Caliber’s business model may seem analogous to that of a financial asset manager, we have complemented that responsibility with construction, property management, and deal expertise that creates a competitive advantage against other traditional asset managers models. We believe our approach allows us to drive down the cost burden that is borne by funds under a traditional asset management model, increase returns to investors of those funds, and generate long-term sustainable cash flows to Caliber that are largely resistant to economic cyclicality.
The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are broadly separated in two categories; real estate services (Fund Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified).
Real Estate Services
Fund Management — Our Fund Management segment represents our sponsorship and project management activities with respect to our 15 funds, each of which has differing investment objectives, sizes, and growth opportunities. This segment also includes our Caliber Securities, LLC, the issuer dealer who raises capital exclusively for our funds. Caliber Securities, LLC generates fees of up to 3.5% on the capital raised.
Construction and development — Our Construction and development segment operates as a general contractor on all of Caliber’s construction projects from ground up builds, remodels and repairs and maintenance. As of June 30, 2018 and December 31, 2017, approximately 95.1% and 98.2%, respectively, of the segment’s revenues were derived from projects performed on the assets held by our funds and had approximately $28.2 million and $36.4 million, respectively, of projects in various stages of completion.
Property management — Our property management segment manages the single family and multi-family assets of our fund portfolio and other similar assets held and owned by third parties. As of June 30, 2018 and December 31, 2017, approximately 73.8% and 73.5%, respectively, of the segment’s revenues were derived from assets held by our funds.
Real estate brokerage — Our real estate brokerage segment is involved in executing the buying and selling of all our fund assets and completing the buy and sell transactions of other properties for third parties. For the six months ended June 30, 2018 and year ended December 31, 2017 our brokerage segment completed approximately $33.3 million and $62.0 million, respectively, in transactions generating approximately $1.0 million and $1.9 million, respectively, of brokerage fees.
Real Estate Operations
Hospitality — Our hospitality segment manages our 8 hotel funds with operations in Phoenix, Scottsdale, and Tucson, Arizona and Ketchikan, Alaska. As of December 31, 2017, our hospitality segment had approximately $147 million of assets under management.

Residential — Our residential segment manages our 3 multi-family assets and our single-family asset portfolio held in the Caliber Residential Advantage Fund and Caliber Auction Homes, LLC. As of December 31, 2017, our residential segment had approximately $90 million of assets under management.
Commercial — Our commercial segment manages our 2 office buildings and 3 self-storage facilities. As of December 31, 2017, our commercial segment had approximately $38 million of assets under management.
Diversified — Our diversified segment manages our diversified fund portfolio (CDIF and CDOF II), and CFIF II our lending fund. As of December 31, 2017, our diversified segment had approximately $92 million of assets under management.
Each segment works closely together and plays a critical role in supporting our investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of fund management strategies. We earn management fees pursuant to contractual arrangements with Caliber funds and allocate certain direct and indirect costs related to overhead and marketing. We also earn a performance-based fee from our funds which is typically in the form of a special residual allocation of income known as carried interest, but only to the extent that certain minimum investment results are achieved by the related fund. Under US GAAP we are required to consolidate some of the investment funds that we manage. However, for segment reporting purposes, we present revenues and expenses on a basis that deconsolidates these funds and includes our other funds that are not consolidated.
Trends Affecting Our Business
In December 2017, the President signed the Tax Cuts and Jobs Act, or TCJA, providing a significant overhaul to the U.S. federal tax code. We expect the TCJA to be a net positive impact to the U.S. economy, at least in the short term. Since all of our Funds are structured as tax exempt entities, we do not expect significant impacts to our Funds as a result of this enactment. By contrast, we believe that the impact of TCJA broadly reducing tax rates and increasing deductions will have a beneficial impact to us in future years where we begin to generate positive income and we will continue to evaluate the provisions of the TCJA for any further potential impact.
Our success at raising new capital into our funds is impacted by the extent to which new investors see alternative assets as a viable option for capital appreciation and/or income generation. We have experienced increased volatility in the stock market throughout Q1-2018 with the Cboe Volatility index increasing as much as 46.6% month over month. As the markets continue to demonstrate unpredictable trends, we believe the increasing appetite for stable real assets will be a continuing trend. Since our inception we have continued to successfully raise capital into our funds with our total capital raised through June 30, 2018 exceeding $200 million. We expect that our fundraising capabilities will continue through 2018 and into 2019. While we have had historical successes, there can be no assurance that fundraises for our new and existing funds will experience similar success. See “Risk Factors — Risks Related to Our Company”. Our business depends in large part on our ability to raise capital from investors. If we were unable to raise such capital, we would be unable to collect management fees or deploy such capital into investments, which would materially reduce our revenues and cash flow and adversely affect our financial condition.
We remain confident about our ability to find, identify, and source new investment opportunities that meet the requirements and return profile of our investment funds despite headwinds associated with increased asset valuations, competition and increased overall cost of credit. We continue to identify strategic acquisitions on off-market terms and anticipate that this trend will continue as we begin to branch outside of Arizona. We are at a point in our deal cycle where some of our funds have begun to exit significant parts of their portfolios while other are approaching a potential harvesting phase. We have complemented these cycles with other newer funds that will maintain management fees while providing continued sources of activity for our construction and development segment. We expect this trend to continue through in 2018 and into 2019, and therefore expect management fees and construction fees to increase year over year.
Acquiring new assets includes being able to negotiate favorable loans on both a short and long-term basis. We forecast and project our returns using assumptions about, among other things, the types of loans that we can expect the market to extend for a particular type of asset. This becomes more complex when the asset also requires construction financing. We may also need to refinance existing loans that are due to mature. Factors that affect these arrangements include the interest rate and economic environment, the estimated fair value of the real property, and the profitability of the asset’s historical operations.
The demand from investors is dependent upon the type of asset, the type of return it will generate (current cash flow, long term capital gains, or both) and the actual return earned by our Fund investors relative to other comparable or substitute products. General economic factors and conditions, including the general interest rate environment and unemployment rates, may affect an investor’s ability and desire to invest in real estate. For example, a significant interest rate increase could cause a projected rate of return to be insufficient after considering other risk exposures. Additionally, if weakness in the economy emerges and actual or expected default rates increase, investors in our Funds may delay or reduce their investments. However, we believe our approach to investing and the capabilities that Caliber manages throughout the deal cycle will continue to offer an attractive value proposition to investors.
Stock-Based Compensation
Stock-based compensation includes the expense related to restricted stock grants made to our employees. All stock-based awards made to employees are recognized in the consolidated financial statements based on their estimated fair value on the date of grant. As of each of June 30, 2018 and December 31, 2017, the fair value of the shares granted had been established by our board of directors primarily based upon a Section 409A valuation provided by an independent third-party valuation firm.
Stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, which is generally the vesting term of 4 years.
Share awards issued to non-employees are recorded at their fair value on the awards’ grant date, which is estimated using the same methodology described above.
Key Financial Measures
Our key financial measures are discussed in the following pages. Additional information regarding these key financial measures and our other significant accounting policies can be found in Note 2 to the consolidated financial statements included herein.
Total Revenue
We generate the majority of our revenue from (i) construction and development income, (ii) fund management fees, (iii) brokerage commissions, (iv) hospitality income, (v) real estate sales, and (vi) rental income.
Construction and Development Income.   We earn construction and development income for providing construction management and general contractor services to third-party clients and our Funds. Construction and development income is recognized at the time services are performed. We measure the progress toward completion of the project to determine the amount of revenue and profit to be recognized in each reporting period. Profit is recorded based upon the product of estimated contract profit-at-completion times the current percentage-complete for the contract. Our progress estimates are based upon estimates of the total cost to complete the project, which considers, among other things, the current project schedule and anticipated completion date, as well as estimates of the extent of progress toward completion. While progress is generally based upon costs incurred in relation to total estimated costs at completion, we also use alternative methods including physical progress, labor hours incurred to total estimated labor hours at completion or others depending on the type of project.
Fund Management Fees.   Fund management fees include management fees and performance fees. We earn management fees for sponsorship and project management activities with respect to Caliber funds in which we hold a general partner interest. Fund management fees exclude the reimbursement of any company expenses paid by the Company on behalf of the Funds pursuant to the respective fund operating agreements, including professional fees, expenses associated with the acquisition, and other fund administrative expenses. Performance fees are comprised of either annual incentive fees which are earned when the related fund has achieved a minimum stated annual rate of return or performance-based capital allocation from fund limited partners/members to us, commonly known as carried interest. Caliber recognizes carried interest revenue when its earned and our carry is deemed collectible.
Brokerage Commissions.   We earn real estate brokerage commissions by acting as a broker for real estate owners seeking to sell or investors seeking to buy properties. We also earn these fees on transactions that are consummated for each of our funds. Revenues from real estate brokerage commissions are typically recognized at the close of escrow. Real estate brokerage commissions are typically based upon the value of the property.
Hospitality Income.   We recognize hospitality income based on activities generated by our consolidated hotel assets which include room rentals, food and beverage sales, and other sales.
Real Estate Sales.   Real estate sales are recognized generally when the sale of an asset has been completed, cash has been received, and the risks and rewards of ownership have transferred to the buyer.
Rental Income.   Rental income includes periodic rent collected from each of our single-family, multi-family, and commercial assets. Revenue is recognized when earned and collectability is reasonably assured.
Total Expenses
Total expenses include cost of sales associated with each of hospitality, construction, real estate, and brokerage, operating costs, general and administrative, marketing and advertising, franchise fees, management fees, and depreciation.
Cost of Sales — Hospitality.   These costs of sales include salaries and materials incurred to generate revenue for room rentals and food and beverage sales at our hotels.
Cost of Sales — Construction/Development.   These represent the materials, labor and overhead applied to each of the construction projects the Company was involved in.
Cost of Sales — Real Estate.   These costs represent the historical basis of the properties that were sold in the period.
Cost of Sales — Brokerage.   These costs represent the commissions paid by the Company to its brokers who were involved in closing the associated real estate transaction.
Operating Costs.   Operating costs include payroll related to our operating properties, repairs and maintenance costs, insurance, property taxes, utilities, and ground leases amortization.
General and administrative.   General and administrative expenses include corporate level payroll, professional fees, travel and related expenses and communications and information services. We expect that general and administrative expenses will vary due to infrequent or unusual items such as expenses associated with litigation and contingencies. Also, in periods of significant fund raising, our general and administrative expenses will increase accordingly.
Marketing and advertising.   The majority of our marketing and advertising spend is done by our hotel operations to help increase room stays and promote corporate events. This category also contains the costs spent directly by Caliber to hold Caliber Summit monthly and annual events. These events raise awareness in the investment community about Caliber’s newest funds and is an important part of Caliber’s ability to raise capital for new projects.
Franchise fees.   These fees are paid by the hotels to maintain their brand each year and are based on a percentage of the revenue generated by each hotel respectively.
Management fees.   These costs represent fees paid to third-party service providers. All management fees paid to Caliber by a consolidated fund, are eliminated in consolidation.
Depreciation.   Depreciation is recorded using the straight-line method over the estimated useful lives of the related property, plant, and equipment and ranges from 3 to 40 years depending on the asset type.

Other (Income) Expenses
Other (Income) expenses include interest expense, (gains)/losses from disposal, income taxes, and non-controlling interest in consolidated entities.
Cautionary Statement Regarding Non-GAAP Measures
We present assets under management or “AUM”, EBITDA, and Adjusted EBITDA in this Offering Circular, which are not recognized financial measures under accounting principles generally accepted in the United States of America (“GAAP”), as supplemental disclosures because we regularly review the metrics to evaluate our funds, measure our performance, identify trends, formulate financial projections and make strategic decisions.
Assets under management.   AUM refers to the assets we manage or advise. We monitor two types of AUM:
(i)
Capital AUM — This is the total debt and equity capital raised from accredited investors in our Funds at any point in time. We use this information to monitor, among other things, the amount of  ‘preferred return’ that would be paid at the time of a distribution. Our asset management fees are based on a percentage of capital raised so we monitor Capital AUM to understand and predict our earnings. We earn asset management fees on the equity capital raised into our Funds, and do not earn fees on debt capital or any capital raised directly in CaliberCos Inc.

(ii)
Fair Value (“FV”) AUM — This is the aggregate fair value of the real estate assets we manage or advise. We value our operating assets annually to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into our carried interest.

EBITDA.   EBITDA represents earnings before net interest expense, income taxes, depreciation, and amortization.
Adjusted EBITDA.   Adjusted EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization, impairment expense, loss on extinguishment of debt, severance payments, founders income tax reimbursement, and certain cash and non-cash charges related to legal and accounting costs associated with getting the Company prepared for filing this Offering Circular.
Our calculation of Capital AUM and FV AUM may differ from our competitors, thereby making these metrics non-comparable to our competitors. Our AUM calculations are not based on any definition of AUM that is set forth in the respective operating agreements governing the funds we manage or advise.
When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. We generally use these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. We believe that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. Because not all companies use identical calculations, our presentation of EBITDA and adjusted EBITDA may not be comparable to similarly identified measures of other companies.
EBITDA and adjusted EBITDA are not intended to be measures of free cash flow for our discretionary use because they do not consider certain cash requirements such as tax and debt service payments. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
Consolidation of Certain Caliber Funds
The Company consolidates all entities that it controls either through majority voting interest or as the primary beneficiary of variable interest entities. On January 1, 2016, the Company adopted ASU 2015-2, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which provides a revised consolidation model for all reporting entities to use in evaluating whether to consolidate certain types of legal entities. Certain of Caliber’s funds are consolidated by Caliber even though Caliber has only a minority economic interest in those funds. Caliber’s financial statements reflect the assets, liabilities, revenues, expenses, and cash flows of the Consolidated Funds, on a gross basis. The majority of the economic interest in the Consolidated Funds, which are held by fund investors or other third parties, are attributed to noncontrolling interests in our consolidated financial statements. All of our management fees, construction revenues, and certain other amounts earned by Caliber from those funds are eliminated in consolidation. Further information on our consolidation policy can be found in Note 2 to the consolidated financial statements included in this Form 1-A.
As of December 31, 2017, our Consolidated Funds represent approximately 63.6% of our AUM and 33.8%, respectively, of our management fees.
Consolidated Results of Operations
Comparison of six months ended June 30, 2018 and 2017
The following table and discussion provides insight into our consolidated results of operations for the six months ended June 30, 2018 and 2017.
	Six Months Ended June 30,
	2018	2017	Change	Change
Total revenues	$37,027,074	$36,054,818	$972,256	2.7%
Total expenses	35,097,535	32,976,560	2,120,975	6.4%
Operating Income	1,929,539	3,078,258	(1,148,719)	-37.3%
Total other expenses, net	5,821,669	5,268,662	553,007	10.5%
Net Loss Before Income Taxes	(3,892,130)	(2,190,404)	(1,701,726)	77.7%
Provision for (benefit from) income taxes	—	—	—	0.0%
Net Loss	(3,892,130)	(2,190,404)	(1,701,726)	77.7%
Net (loss) income attributable to noncontrolling interests	(2,083,288)	1,697,467	(3,780,755)	-222.7%
Net Loss Attributable to CaliberCos, Inc.	$(1,808,842)	$(3,887,871)	$2,079,029	-53.5%

For the six months ended June 30, 2018 and 2017, total revenues were $37.0 million and $36.1 million, respectively, representing a period over period increase of  $0.9 million or 2.7%. This increase was largely due to an increase in our asset management and related fees which resulted from the growth in our capital under management and the introduction of two new Fund products.
For the six months ended June 30, 2018 and 2017, total expenses were $35.1 million and $33.0 million, respectively, representing a period over period increase of  $2.1 million or 6.4%. Management awarded stock-based compensation to employees at June 30, 2018 which resulted in approximately $1.0 million of non-cash expense in the period. We also incurred an additional $0.7 million in cost of sales on our on-going construction at our Roosevelt project. Finally, our depreciation expense increased by $0.4 million due to the completion of our remodel of GC Square, LLC and Tucson East, LLC (Hilton Tucson).
For the six months ended June 30, 2018 and 2017, total other expenses, net were $5.8 million and $5.3 million, respectively, representing a period over period increase of  $0.5 million or 10.5%. We incurred an additional $1.4 million in interest expense related to our refinancing activities which includes exit costs and increased loan amounts. Total debt, net increased by approximately $10 million since December 31, 2017 through June 30, 2018. This increase in expense was offset by the collection of  $0.9 million in insurance proceeds on our GC Square, LLC asset relating to property damage we experienced in 2016.

Comparison of Years Ended December 31, 2017 and 2016
The following table and discussion provides insight into our consolidated results of operations for the years ended December 31, 2017 and 2016.
	2017	2016	Change	Change
Total revenues	$64,419,136	$39,653,640	$24,765,496	62.5%
Total expenses	62,870,311	41,162,248	21,708,063	52.7%
Operating Income	1,548,825	(1,508,608)	3,057,433	-202.7%
Total other expenses, net	10,054,409	8,844,098	1,210,311	13.7%
Net Loss Before Income Taxes	(8,505,584)	(10,352,706)	1,847,122	-17.8%
Provision for (benefit from) income taxes	—	—	—	0.0%
Net Loss	(8,505,584)	(10,352,706)	1,847,122	-17.8%
Net loss attributable to noncontrolling interests	(5,802,121)	(7,441,601)	1,639,480	-22.0%
Net Loss Attributable to CaliberCos, Inc.	$(2,703,463)	$(2,911,105)	$207,642	-7.1%

For the years ended December 31, 2017 and 2016, total revenue was $64.4 million and $39.7 million, respectively, representing a year-over-year increase of  $24.7 million or 62.5%. Of the increase in revenue, $16.3 million is due to two of our hotels, acquired in 2016, earning a full year of revenue. $5.4 million relates to an increase in the sale of our single-family home portfolio. $2.4 million of the increase relates to a multi-family apartment, acquired in 2016, earning a full year of revenue.
For the years ended December 31, 2017 and 2016, total expenses were $62.8 million and $41.2 million, respectively, representing a year-over-year increase of  $21.7 million or 52.7%. The increase relates to a full year of performance for two of our hotels, acquired in 2016. The full year of performance drove a $6.2 million increase in cost of goods sold, $4.2 million increase of operating costs, $2.8 million increase in general and administrative costs, $1.1 million increase in marketing and advertising, $1.1 million increase in franchise fees, and $1.6 million increase in depreciation expense. This was complemented by an increase of $4.4 million in our cost of sales — real estate due to sales of our single-family home portfolio.
For the years ended December 31, 2017 and 2016, total other expenses were $10.1 million and $8.8 million, respectively, representing a year-over-year increase of  $1.3 million or 13.7%. The increase relates to higher interest expense of approximately $4.0 million generated by the two hotels and multi-family apartment acquired in 2016 (i.e. a full year of operations and debt outstanding) and approximately $0.6 million in other expenses. The increase was offset by $3.4 million due to a) a one-time loss from damage recognized against one of our other multi-family apartments in 2016 and b) a gain on the sale of Uptown Apartment Complex in 2017. In addition, we have historically financed our operations primarily through a combination of operating cash flows, private offerings of our equity securities, and secured and unsecured debt. At December 31, 2017, we had approximately $7.3 million in corporate debt which carries interest rates ranging from 10.13% up to 33.00%, resulting in approximately $1.5 million in interest expense for the year. We plan on using approximately $7.3 million of the net proceeds of the Offering to eliminate this debt in favor of more competitive financing which we believe will be readily available after the completion of this offering. For this reason, we believe we will be able to recognize substantial cost savings and generate increased cash flow from core operations, as well as enabling us to introduce more affordable financing from traditional sources to take advantage of market opportunities which may have previously been unavailable.
Segment Analysis
The following discussion is specific to our various segments for the periods presented. Our segment information is presented in a format consistent with the information senior management uses to make operating decisions, assess performance and allocate resources.
For segment reporting purposes, revenues and expenses are presented on a basis that deconsolidates our Consolidated Funds. As a result, segment revenues from construction and development income, fund management fees, and brokerage income are different than those presented on a consolidated US GAAP basis because these fees are eliminated in consolidation when they are derived from a consolidated fund. Furthermore, segment expenses are also different than those presented on a consolidated US GAAP basis due to the exclusion of fund expenses that are paid by the consolidated funds.
Comparison of six months ended June 30, 2018 and 2017
Fund Management
The following table presents our results of operations for our Fund Management segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Fund management	$2,562,866	$1,017,978	$1,544,888	151.8%
Other	—	3	(3)	-100.0%
Total revenues	2,562,866	1,017,981	1,544,885	151.8%
Expenses
Operating costs	2,966,636	1,521,107	1,445,529	95.0%
General and administrative	990,065	921,132	68,933	7.5%
Marketing and advertising	265,561	161,363	104,198	64.6%
Depreciation	53,006	53,943	(937)	-1.7%
Total expenses	4,275,268	2,657,545	1,617,723	60.9%
Operating Loss	(1,712,402)	(1,639,564)	(72,838)	4.4%
Other (Income) Expenses
Other (income) expenses, net	(53,450)	—	(53,450)	100.0%
Interest income	—	(3,106)	3,106	-100.0%
Interest expense	499,646	744,818	(245,172)	-32.9%
Total other expenses, net	446,196	741,712	(295,516)	-39.8%
Net Loss	$(2,158,598)	$(2,381,276)	$222,678	-9.4%

Fund management revenue increased by $1.5 million during the six months ended June 30, 2018 as compared to the same period in 2017. Approximately $0.6 million of this increase relates to management and accounting fees. We generally earn about 1.5% on the total capital managed for each Fund and successfully raised approximately $35.0 million in between 2017 and 2018, thereby increasing our asset management fee by $0.3 million. In addition, we also increased our accounting fee allocation by approximately $0.3 million over the same period to consider the increased overhead costs of our accounting functions. We also experienced an increase in fee income of  $0.6 million in 2018, due largely to organization and set up fees earned upon the creation of the Caliber Fixed Income Fund III, LP in May 2018. Finally, we generated approximately $0.3 million of additional revenue from raising approximately $14.0 million of investor capital for the period ended June 30, 2018 compared to $3.5 million of investor capital raised for the period ended June 30, 2017.
Operating costs increased $1.4 million during the six months ended June 30, 2018 as compared to the same period in 2017. Caliber recorded a non-cash charge of  $1.0 million associated with stock options awarded to Caliber employees. The remaining increase relates to increases in head count across all departments as we continued to scale up our activities.
Interest expense decreased by $0.2 million during the six months ended June 30, 2018 as compared to the same period in 2017 largely attributable to our focus on de-levering our corporate debt obligations. Corporate debt obligations decreased from $9.4 million at June 30, 2017 to $6.6 million at June 30, 2018.

Construction and Development
The following table presents our results of operations for our Construction and Development segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Construction and development	$6,886,173	$6,391,566	$494,607	7.7%
Other	6,747	1,868	4,879	261.2%
Total revenues	6,892,920	6,393,434	499,486	7.8%
Expenses
Cost of sales – construction/development	6,468,121	6,056,243	411,878	6.8%
Operating costs	285,453	458,725	(173,272)	-37.8%
General and administrative	14,268	23,134	(8,866)	-38.3%
Marketing and advertising	7,523	1,027	6,496	632.5%
Depreciation			—	100.0%
Total expenses	6,775,365	6,539,129	236,236	3.6%
Net Income (Loss)	$117,555	$(145,695)	$263,250	-180.7%

Construction and development revenues increased by $0.5 million during the six months ended June 30, 2018 as compared to the same period in 2017. We increased the amount of work on our GC Square project in 2018, to finish the building in preparation for lease up for the beginning of the fall semester at Grand Canyon University. This resulted in an additional $2.2 million in the first half of 2018 compared to the same period in 2017. This was offset by a reduction in revenue of  $1.7 million related to our Hilton Tucson property. We completed the final phase of the $8.0 million remodel of our Hilton Tucson, LLC property in January 2018. This contributed approximately $1.2 million in the current period compared to $2.9 million earned in the prior period when the project was first getting started.
Cost of sales increased consistently with revenues, as management has focused on improving margins on our construction work. Generally, we experience higher margins on our third-party projects, which are typically smaller in scope compared to work we complete on our Caliber funds, which are generally larger in scope and complexity and generate lower margins. We reduced operating costs by eliminating the overhead associated with our repair and maintenance activities which was determined to be a non-essential and non-value add activity.
Property Management
The following table presents our results of operations for our Property Management segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Rental income	$—	$4,453	$(4,453)	-100.0%
Property management	250,409	289,003	(38,594)	-13.4%
Other	43,519	60,015	(16,496)	-27.5%
Total revenues	293,928	353,471	(59,543)	-16.8%
Expenses
Operating costs	137,094	251,378	(114,284)	-45.5%
General and administrative	23,404	62,846	(39,442)	-62.8%
Marketing and advertising	11,668	2,252	9,416	418.1%
Management fees	925	575	350	60.9%
Total expenses	173,091	317,051	(143,960)	-45.4%
Net Income	$120,837	$36,420	$84,417	231.8%

Property management income and expenses remained relatively consistent period over period despite selling off our Uptown Square, LLC apartment asset and outsourcing the management of some of our apartment assets. These actions resulted in a slight reduction to our segment overhead as we eliminated certain non-essential roles and realigned certain internal functions.
Real Estate Brokerage
The following table presents our results of operations for our Real Estate Brokerage segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Brokerage	$1,000,492	$1,037,100	$(36,608)	-3.5%
Total revenues	1,000,492	1,037,100	(36,608)	-3.5%
Expenses
Cost of sales – brokerage	591,453	768,776	(177,323)	-23.1%
Operating costs	46,789	73,767	(26,978)	-36.6%
General and administrative	40,686	93,121	(52,435)	-56.3%
Marketing and advertising	27,377	32,091	(4,714)	-14.7%
Total expenses	706,305	967,755	(261,450)	-27.0%
Operating Income	294,187	69,345	224,842	324.2%
Other (Income) Expenses
Interest expense	903	329	574	174.5%
Total other expenses, net	903	329	574	174.5%
Net Income	$293,284	$69,016	$224,268	325.0%

Real estate brokerage income and expenses remained relatively consistent period over period. However, cost of sales — brokerage decreased by $0.2 million for the six months ended June 30, 2018 compared to the same period for 2017. This was due to completing transactions that did not require to pay commissions to a third party for assisting with closing on a real estate transaction.

Hospitality
The following table presents our results of operations for our Hospitality segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Hospitality	$27,050,571	$27,037,524	$13,047	0.0%
Total revenues	27,050,571	27,037,524	13,047	0.0%
Expenses
Cost of sales – hospitality	9,494,557	9,499,602	(5,045)	-0.1%
Operating costs	4,620,209	4,899,483	(279,274)	-5.7%
General and administrative	1,700,673	1,482,190	218,483	14.7%
Marketing and advertising	1,852,500	1,828,219	24,281	1.3%
Franchise fees	1,962,388	1,909,386	53,002	2.8%
Management fees	936,878	978,099	(41,221)	-4.2%
Total expenses	23,810,365	23,112,663	697,702	3.0%
Operating Income	3,240,206	3,924,861	(684,655)	-17.4%
Other (Income) Expenses
Other (income) expenses, net	1,163,655	646,251	517,404	80.1%
Interest income	(39,868)	—	(39,868)	100.0%
Interest expense	4,910,859	3,377,140	1,533,719	45.4%
Total other expenses, net	6,034,646	4,023,391	2,011,255	50.0%
Net Loss	$(2,794,440)	$(98,530)	$(2,695,910)	2736.1%

Operating cost and general and administrative expense combined decreased by approximately $0.1 million during the six months ended June 30, 2018 as compared to the same period in 2017. Certain sub accounts were reclassified from operating costs to general and administrative expenses. The overall decrease was driven largely by the reduction of insurance premiums charged to the individual properties.
Depreciation expense increased by $0.7 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to the completion of our remodel of the Hilton Tucson in January 2018. The completion triggered the hotel to start being depreciated.
Other (income) expense, net increased by $0.5 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to increases in asset management fees and costs incurred to complete the acquisition of Sheraton Four Points in Phoenix, Arizona (Elliot & 51st St, LLC).
Interest expense increased by $1.5 million during the six months ended June 30, 2018 as compared to the same period in 2017. The increase is from Hilton Tucson East debt issuance amortization of $0.5 million and Hilton Phoenix Airport’s increasing rates and shorter debt issuance amortization period.

Residential
The following table presents our results of operations for our Residential segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Real estate sales	$3,714,200	$4,115,970	$(401,770)	-9.8%
Rental income	3,927,555	3,591,588	335,967	9.4%
Property management	23,845	5,611	18,234	325.0%
Other	13,671	21,674	(8,003)	-36.9%
Total revenues	7,679,271	7,734,843	(55,572)	-0.7%
Expenses
Cost of sales – real estate	3,344,740	3,872,524	(527,784)	-13.6%
Operating costs	2,051,054	1,998,941	52,113	2.6%
General and administrative	244,566	178,201	66,365	37.2%
Marketing and advertising	132,780	58,539	74,241	126.8%
Management fees	190,132	169,272	20,860	12.3%
Depreciation	1,012,472	914,323	98,149	10.7%
Total expenses	6,975,744	7,191,800	(216,056)	-3.0%
Operating Income	703,527	543,043	160,484	29.6%
Other (Income) Expenses
Other (income) expenses, net	(694,550)	109,301	(803,851)	-735.4%
Interest income	(19,115)	(19,449)	334	-1.7%
Impairment	38,125	—	38,125	100.0%
Interest expense	1,480,700	1,370,227	110,473	8.1%
Total other expenses, net	805,160	1,460,079	(654,919)	-44.9%
Net Loss	$(101,633)	$(917,036)	$815,403	-88.9%

Real estate sales and the corresponding cost of sales – real estate decreased by $0.4 million and $0.5 million, respectively, during the six months ended June 30, 2018 as compared to the same period in 2017. The decrease is due to 15 houses being sold for the period in 2018 compared to 22 houses sold for the same period in 2017.
Rental income increased by $0.3 million during the six months ended June 30, 2018 as compared to the same period in 2017. The increase is due to the success of our programs focused on increasing rate and occupancy levels at Treehouse and Palms properties. This was slightly offset by the sale of our Uptown property in December 2017.
Other (income) expense, net increased by $0.8 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to the collection of insurance proceeds related to our GC Square, LLC property.
Interest expense increased by $0.1 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to the refinancing of our Treehouse property which increased the loan amount from approximately $6.0 million to $8.9 million.

Commercial
The following table presents our results of operations for our Commercial segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Rental income	500,904	491,863	9,041	1.8%
Other	6	19,794	(19,788)	-100.0%
Total revenues	500,910	511,657	(10,747)	-2.1%
Expenses
Operating costs	285,100	172,626	112,474	65.2%
General and administrative	141,973	174,827	(32,854)	-18.8%
Marketing and advertising	11,406	40,073	(28,667)	-71.5%
Management fees	87,870	83,612	4,258	5.1%
Depreciation	121,710	66,212	55,498	83.8%
Total expenses	648,059	537,350	110,709	20.6%
Operating Income	(147,149)	(25,693)	(121,456)	472.7%
Other (Income) Expenses
Other (income) expenses, net	27,450	37,504	(10,054)	-26.8%
Interest expense	639,501	242,437	397,064	163.8%
Gain on disposition of real estate	(726,977)	(272,631)	(454,346)	166.7%
Total other expenses, net	(60,026)	7,310	(67,336)	-921.1%
Net Loss	$(87,123)	$(33,003)	$(54,120)	164.0%

Total expenses increased by approximately $0.1 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to the effect of our operations of CH Mesa Holdings, LLC which represents a building portfolio in downtown Mesa acquired in October of 2017.
Interest expense increased by approximately $0.4 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to the additional $5.0 million loan obtained to finance the acquisition of the CH Mesa Holdings, LLC portfolio.
Gain on disposition of real estate increased by $0.5 million during the six months ended June 30, 2018 as compared to the same period in 2017. The increase is due to the completion of the sale of a small land parcel related to our Johnstown project.

Diversified
The following table presents our results of operations for our Diversified segment:
	Six Months Ended June 30,
	2018	2017	Change	Change
Revenues
Fund management	$—	$30,000	$(30,000)	-100.0%
Total revenues	—	30,000	(30,000)	-100.0%
Expenses
Operating costs	620,795	7,649	613,146	8016.0%
General and administrative	292,413	75,649	216,764	286.5%
Marketing and advertising	25,698	7,279	18,419	253.0%
Management fees	345,559	288,547	57,012	19.8%
Total expenses	1,284,465	379,124	905,341	238.8%
Operating Loss	(1,284,465)	(349,124)	(935,341)	267.9%
Other (Income) Expenses
Income from investments	(588,034)	(312,777)	(275,257)	88.0%
Interest income	(1,128,710)	(728,746)	(399,964)	54.9%
Interest expense	1,187,189	1,289,739	(102,550)	-8.0%
Total other expenses, net	(529,555)	248,216	(777,771)	-313.3%
Net Loss	$(754,910)	$(597,340)	$(157,570)	26.4%

Operating costs and general and administrative expenses increased by $0.6 million and $0.2 million, respectively, during the six months ended June 30, 2018 as compared to the same period in 2017. The increase is driven by operation of our Caliber Fixed Income Fund III, LLC (CFIFIII) for the six months ended 2018. Operations commenced in the first quarter of 2018 and include certain fund startup costs.
Income from investments increased by approximately $0.3 million during the six months ended June 30, 2018 as compared to the same period in 2017 due to increased distributions from our fund’s investments in the Palms Weekly Portfolio, LP, 47th Street Phoenix Airport, LLC, CDIF Baywood, LLC, and CDIF Sunrise, LLC.
Interest income increased $0.4 million and interest expense decreased $0.1 million during the six months ended June 30, 2018 as compared to the same period in 2017. The change from the prior period is attributed to gradual liquidation of the Caliber Fixed Income Fund II, LLC (CFIFII) which involves collecting on matured loans and redeeming investors in the Fund. This was complemented by the introduction of CFIFIII which has raised approximately $3.7 million through June 30, 2018.

Comparison of Years Ended December 31, 2017 and 2016
Fund Management
The following table presents our results of operations for our Fund Management segment:
	2017	2016	Change	Change
Revenues
Fund management	$3,453,453	$2,285,399	$1,168,054	51.1%
Capital raise fees	544,312	831,685	(287,373)	-34.6%
Other	—	104,000	(104,000)	-100.0%
Total revenues	3,997,765	3,221,084	776,681	24.1%
Expenses
Operating costs	453,396	237,564	215,832	90.9%
General and administrative	5,058,814	4,447,216	611,598	13.8%
Marketing and advertising	272,402	368,756	(96,354)	-26.1%
Depreciation	98,365	106,989	(8,624)	-8.1%
Total expenses	5,882,977	5,160,525	722,452	14.0%
Operating Loss	(1,885,212)	(1,939,441)	54,229	-2.8%
Other (Income) Expenses
Other (income) expenses, net	152,498	(615)	153,113	-24896.4%
Interest income	(856)	(34,841)	33,985	-97.5%
Interest expense	1,463,763	1,317,158	146,605	11.1%
Total other expenses, net	1,615,405	1,281,702	333,703	26.0%
Net Loss	$(3,500,617)	$(3,221,143)	$(279,474)	8.7%

Fund management fees increased by $1.2 million from 2016 to 2017. Approximately $0.5 million of this increase relates to management fees. We generally earn about 1.5% on the total capital managed for each fund and successfully raised $34.7 million in 2017. In addition, fee income increased by $0.6 million from 2016 to 2017, due largely to organization and set up fees earned upon the creation of the Caliber Diversified Opportunity Fund II, LP in June 2017.
Capital raise fees represent the income generated by Caliber Securities, LLC on raising capital into our funds. The fees earned are fixed in nature but are structured to be 3.5% or less of the total capital raised into any one Fund. Earnings decreased by $0.4 million from 2016 to 2017. Total capital raised by Caliber Securities in 2017 was $17.5 million compared to $20.3 million in 2016. In addition, the fees generated in 2016 include $0.1 million relating to the sale of Golden West, our property management portfolio in Tucson.
Operating costs increased from 2016 to 2017 by approximately $0.2 million largely due to reclassifying accounts in 2017 between operating costs and general and administrative expenses. This resulted in a $0.1 million of the year over year increase. We also engaged in an executive and leadership training program which was executed in November 2017.
General and administrative costs increased year over year by approximately $0.6 million. In addition to the reclassification of costs between this category and operating costs in 2017, payroll increased by $0.6 million in 2017 as we increased the capabilities of the accounting and finance and human resource departments. In addition, we also spent an additional $0.1 million in professional fees specifically in legal and audit as part of preparing for this offering.
Other (income) expense increased by approximately $0.2 million from 2016 to 2017 due to the write off of unamortized intangible asset (customer list) that was not transferred in the sale of our Golden West portfolio and the additional costs, borne by Caliber as the manager of 47th Street Phoenix Fund, LLC, relating to obtaining short term acquisition bridge financing.

Construction and Development
The following table presents our results of operations for our Construction and Development segment:
	2017	2016	Change	Change
Revenues
Construction and development	$20,565,534	$11,647,019	$8,918,515	76.6%
Total revenues	20,565,534	11,647,019	8,918,515	76.6%
Expenses
Cost of sales – construction/development	18,622,858	9,851,862	8,770,996	89.0%
Operating costs	543,337	922,858	(379,521)	-41.1%
General and administrative	35,609	15,794	19,815	125.5%
Marketing and advertising	8,904	400	8,504	2126.0%
Depreciation	—	1,621	(1,621)	-100.0%
Total expenses	19,210,708	10,792,535	8,418,173	78.0%
Operating Income	1,354,826	854,484	500,342	58.6%
Other (Income) Expenses
Other (income) expenses, net	9,718	(1,619)	11,337	-700.2%
Total other expenses, net	9,718	(1,619)	11,337	-700.2%
Net Income	$1,345,108	$856,103	$489,005	57.1%

Construction and development revenues increased to $20.6 million from $11.6 million for the fiscal years ended December 31, 2017 and 2016, respectively. The $8.9 million increase in revenue was a result of more expansive construction projects being completed in 2017. In particular our Hilton hotel located in Tucson was undergoing a full remodel whose total project cost was estimated to be approximately $8.5 million. In addition, we began the rebuild of our student housing project in GC Square, LLC. This project was estimated to be approximately $5.5 million.
Cost of sales and operating costs increased consistently with revenues, as management increased headcount to contemplate the anticipated increased project scope in 2017. We have focused on maintaining margins between 8% and 15% on our construction work. The higher margins are derived on third-party projects. The lower margins are charged on work completed on Caliber Funds.
Property Management
The following table presents our results of operations for our Property Management segment:
	2017	2016	Change	Change
Revenues
Property management	$700,870	$609,551	$91,319	15.0%
Total revenues	700,870	609,551	91,319	15.0%
Expenses
Operating costs	677,813	629,430	48,383	7.7%
General and administrative	87,483	24,987	62,496	250.1%
Marketing and advertising	—	3,137	(3,137)	-100.0%
Management fees	880	—	880	100.0%
Total expenses	766,176	657,554	108,622	16.5%
Operating Loss	(65,306)	(48,003)	(17,303)	36.0%
Other (Income) Expenses
Other (income) expenses, net	—	449	(449)	-100.0%
Total other expenses, net	—	449	(449)	-100.0%
Net Loss	$(65,306)	$(48,452)	$(16,854)	34.8%

Property management income and expenses increased year over year due to our operation of the Palms Apartment portfolio for a full year in 2017. The asset was acquired in July 2016 and our property management segment earned approximately $0.1 million in management fees. In 2017, after a full year of management the segment earned approximately $0.2 million.
Real Estate Brokerage
The following table presents our results of operations for our Real Estate Brokerage segment:
	2017	2016	Change	Change
Revenues
Brokerage	$1,860,411	$2,725,377	$(864,966)	-31.7%
Total revenues	1,860,411	2,725,377	(864,966)	-31.7%
Expenses
Cost of sales – brokerage	1,445,458	1,272,185	173,273	13.6%
Operating costs	15,748	34,116	(18,368)	-53.8%
General and administrative	124,385	35,000	89,385	255.4%
Marketing and advertising	60,003	—	60,003	100.0%
Total expenses	1,645,594	1,341,301	304,293	22.7%
Operating Income	214,817	1,384,076	(1,169,259)	-84.5%
Other (Income) Expenses
Interest expense	3,478	—	3,478	100.0%
Total other expenses, net	3,478	—	3,478	100.0%
Net Income	$211,339	$1,384,076	$(1,172,737)	-84.7%

Our real estate brokerage income decreased by approximately $0.9 million from 2016 to 2017. In 2016, we acquired two large hotels (Hiltons branded hotels located in Phoenix and Tucson) and the Palms Apartment portfolio. The combined purchase price of these three assets was approximately $60.0 million. Brokerage income from the sale of residential properties remained flat over the same period.
Our brokerage cost of sales increased by approximately $0.2 million from 2016 to 2017, mainly because a larger portion of our sales were completed by independent brokers in 2017. In 2017, 80.0% of our brokerage sales were completed by independent brokers, compared to 46.0% in 2016.

Hospitality
The following table presents our results of operations for our Hospitality segment:
	2017	2016	Change	Change
Revenues
Hospitality	$46,283,522	$29,747,361	$16,536,161	55.6%
Total revenues	46,283,522	29,747,361	16,536,161	55.6%
Expenses
Cost of sales – hospitality	18,185,547	12,068,190	6,117,357	50.7%
Operating costs	7,545,355	5,572,973	1,972,382	35.4%
General and administrative	5,110,525	3,520,652	1,589,873	45.2%
Marketing and advertising	3,398,913	2,373,757	1,025,156	43.2%
Franchise fees	3,067,828	1,886,930	1,180,898	62.6%
Management fees	2,498,623	1,970,662	527,961	26.8%
Depreciation	5,518,624	3,598,640	1,919,984	53.4%
Total expenses	45,325,415	30,991,804	14,333,611	46.2%
Operating Income (Loss)	958,107	(1,244,443)	2,202,550	-177.0%
Other (Income) Expenses
Other (income) expenses, net	532,391	362,548	169,843	46.8%
Interest income	—	(13,622)	13,622	-100.0%
(Gain) loss from disposal/damage, net		(220)	220	-100.0%
Interest expense	7,786,175	4,262,497	3,523,678	82.7%
Total other expenses, net	8,318,566	4,611,203	3,707,363	80.4%
Net Loss	$(7,360,459)	$(5,855,646)	$(1,504,813)	25.7%

Hospitality revenues increased by approximately $16.5 million from 2016 to 2017. This was due in large part to two Hilton acquisitions completed in 2016, which earned approximately $20.4 million in 2017 (representing a full year of revenue) compared to $5.0 million for the portion of the year owned in 2016. In addition, our hotel operations were successful at driving up rate and occupancy at all of our hotel assets. This resulted in approximately $1.2 million of additional revenues from 2016 to 2017. Our average rate and occupancy increased at our properties by 3.3% and 2.8%, respectively from 2016 to 2017.
Hospitality expenses increased from 2016 to 2017 by approximately $14.3 million due to there being a full year’s worth of operational activity being recorded in 2017 for the two Hilton branded hotels that were acquired in 2016.

Residential
The following table presents our results of operations for our Residential segment:
	2017	2016	Change	Change
Revenues
Real estate sales	$7,877,470	$3,102,800	$4,774,670	153.9%
Rental income	7,613,774	4,090,164	3,523,610	86.1%
Total revenues	15,491,244	7,192,964	8,298,280	115.4%
Expenses
Cost of sales – real estate	7,085,829	3,198,400	3,887,429	121.5%
Operating costs	4,218,934	2,801,741	1,417,193	50.6%
General and administrative	609,122	243,867	365,255	149.8%
Marketing and advertising	158,075	63,334	94,741	149.6%
Management fees	728,129	375,900	352,229	93.7%
Depreciation	2,157,223	1,892,159	265,064	14.0%
Total expenses	14,957,312	8,575,401	6,381,911	74.4%
Operating Income (Loss)	533,932	(1,382,437)	1,916,369	-138.6%
Other (Income) Expenses
Other (income) expenses, net	264,641	150,620	114,021	75.7%
Interest income	(23,571)	(2,648)	(20,923)	790.1%
Impairment	460,906	348,286	112,620	32.3%
(Gain) loss from disposal/damage, net	(1,478,865)	1,871,335	(3,350,200)	-179.0%
Interest expense	2,598,563	1,988,265	610,298	30.7%
Total other expenses, net	1,821,674	4,355,858	(2,534,184)	-58.2%
Net Loss	$(1,287,742)	$(5,738,295)	$4,450,553	-77.6%

Sales in our Residential segment increased by approximately $4.7 million from 2016 to 2017. In 2017 we sold 35 homes compared to 6 in 2016 for total proceeds of approximately $7.9 million. These transactions also had a similar effect on cost of sales increasing it by $3.9 million year over year.
Rental incomes increased by approximately $3.5 million from 2016 to 2017 due to the success of our programs focused on increasing occupancy at three of our apartments (Treehouse, Mountain View, and South Mountain Square). In addition, we realized a full year of operations of the Palms Apartment portfolio which generated approximately $4.1 million and $1.4 million of rental income in 2017 and 2016, respectively.
Expenses, net of cost of sales, increased by approximately $2.5 million due to the full year of operation of the Palms apartment portfolio. In addition, the Treehouse apartments were not fully operational throughout 2016 having just completed its full renovations. The renovations were completed in Q1 2016 and operations were being brought back online gradually over the remaining period in anticipation for the start of the academic year in September. 2017 represents a full year of full operations.
Other (income) expenses, net decreased by approximately $2.5 million due to an increase of $0.6 million in interest expense driven by the renovations at the Palms Apartments which was offset by $3.4 million due to a) a one-time loss from damage recognized against GC Square apartments in 2016 and b) a gain on the sale of Uptown Apartment Complex in 2017.

Commercial
The following table presents our results of operations for our Commercial segment:
	2017	2016	Change	Change
Revenues
Rental income	$964,115	$589,108	$375,007	63.7%
Total revenues	964,115	589,108	920,249	88.6%
Expenses
Operating costs	744,332	611,156	133,176	21.8%
General and administrative	30,448	282,344	(251,896)	-89.2%
Marketing and advertising	60,895	54,399	6,496	11.9%
Management fees	264,604	198,002	66,602	33.6%
Depreciation	440,375	414,316	26,059	6.3%
Total expenses	1,540,654	1,560,217	(19,563)	-1.3%
Operating Loss	(576,539)	(971,109)	394,570	-40.6%
Other (Income) Expenses
Other (income) expenses, net	17,501	3,196	14,305	447.6%
Interest expense	640,343	283,327	357,016	126.0%
Gain on disposition of real estate	(492,362)	(184,291)	(308,071)	-167.2%
Total other expenses, net	165,482	102,232	63,250	61.9%
Net Loss	$(742,021)	$(1,073,341)	$331,320	-30.9%

Rental income grew by 63.7% from 2016 to 2017, largely due to an increase in our self-storage portfolio including properties in Logan, Utah and Kingman, Arizona which translated into approximately $0.4 million of additional income. In addition, we acquired a portfolio of properties in downtown Mesa which includes the acquisition of 8 separate buildings and will undergo a full revitalization of the downtown neighborhood.
Other (income) expense increased slightly primarily due to an increase in interest expense which was offset by an increase of gain on disposition of real estate. Interest expense increased $0.4 million from December 31, 2016 to December 31, 2017. The increase was due to the addition debt acquired to facilitate the growth the portfolio. The increase of  $0.3 million from December 31, 2016 to December 31, 2017 is from a single sale of a parcel of land from one property.

Diversified
The following table presents our results of operations for our Diversified segment:
	2017	2016	Change	Change
Revenues
Fund management	$30,000	$—	$30,000	100.0%
Other	—	50,950	(50,950)	-100.0%
Total revenues	30,000	50,950	(20,950)	-41.1%
Expenses
Operating costs	36,086	51,092	(15,006)	-29.4%
General and administrative	796,882	140,719	656,163	466.3%
Marketing and advertising	70,006	27,073	42,933	158.6%
Management fees	771,718	611,648	160,070	26.2%
Total expenses	1,674,692	830,532	844,160	101.6%
Operating Loss	(1,644,692)	(779,582)	(865,110)	111.0%
Other (Income) Expenses
Other (income) expenses, net	(1,217)	22,101	(23,318)	-105.5%
Income from investments	(3,807,830)	(494,613)	(3,313,217)	669.9%
Interest income	(1,414,847)	(1,447,205)	32,358	-2.2%
Interest expense	2,649,432	1,633,413	1,016,019	62.2%
Total other expenses, net	(2,574,462)	(286,304)	(2,288,158)	799.2%
Net Income (Loss)	$929,770	$(493,278)	$1,423,048	-288.5%

Our Diversified segment experienced growth in 2017 due to an increase in the distributions received from investments made by CDIF, LLC and the introduction of CDOF II, LLC which opened in June 2017. We raised approximately $8.6 million into CDOF II, LLC in 2017. The opening of CDOF II, LLC resulted in approximately $0.8 million of additional expenses due to origination and fund set up fees, marketing costs, and management fees.
For the years ended December 31, 2017 and 2016, CDIF, LLC generated a total of approximately $3.8 million and $0.5 million, respectively of investment income. The increase year over year was attributable to $2.9 million from the refinancing of the Treehouse apartments, $0.3 million from continued cash flow from Baywood and approximately $0.1 million from our new investments in the Hilton Phoenix and Palms apartments.
Interest expense increased by approximately $1.0 million from December 31, 2016, to December 31, 2017. This is due to the increased size of CFIFII over that same period. Total capital raised by this fund grew by approximately $5.7 million over the same period.
Investment Valuations
The investments that are held by our Funds are generally considered to be illiquid and have no readily ascertainable market prices. We value these investments based on our estimate of their fair value as of the date of determination. We estimate the fair value of our Fund’s investments based on a number of inputs built within forecasting models which are either developed by a third party or by our internal finance team. The models generally rely on discounted cash flow analysis and other techniques and may include independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amounts of cash flows, income and expenses for the property, the appropriateness of discount rates used, overall capitalization rate, and, in some cases, the ability to execute, estimated proceeds and timing of expected sales and financings. The majority of our assets utilize the income approach to value the property. The overall capitalization rate for the Hospitality, Residential, and

Commercial segment range from 7.75% – 8.50%, 6.00% – 6.50%, and 7.25% – 7.50%, respectively. Where appropriate, management may obtain additional supporting evidence of values from methods generally utilized in the real estate investment industry, such as appraisal reports and broker price opinion (BPO) reports.
With respect to the underlying factors that led to the significant market appreciation in the current year, we identify assets that are undervalued and/or underperforming at the time of acquisition. Such assets generally undergo some form of repositioning soon after our acquisition in order to help drive increased appreciation and operating performance. Once the repositioning is complete, we focus on increasing the asset’s net operating income, thereby further increasing the value of the asset. Making below-market acquisitions, adding value through development activities, and increasing free cash flow with proper management all represent a material component to our core business model and have contributed to the significant market appreciation in the current year.
Assets under Management
The following table presents Capital AUM and FV AUM by segment as of December 31, 2017 and 2016.
Capital AUM
	2017	2016
Hospitality	$32,716,015	$30,035,245
Residential	16,776,624	12,886,496
Commercial	1,615,000	1,615,000
Diversified	56,128,969	47,523,893
	$107,236,608	$92,060,634

FV AUM
	2017	2016
Hospitality	$149,699,999	$122,999,999
Residential	90,307,900	70,307,875
Commercial	38,564,287	10,805,000
	$278,572,186	$204,112,874

The table below represents the change in appreciation on portfolio investments of our funds. See “— Segment Analysis’ above for a detailed discussion by segment of the activity affecting total FV AUM for each of the periods presented.
Capital AUM
	2017	2016
Beginning of year	$92,060,634	$60,091,859
Originations	27,696,552	49,925,621
Redemptions	(12,520,577)	(17,956,847)
End of year	$107,236,609	$92,060,634

FV AUM
	2017	2016
Beginning of year	$204,112,872	$111,890,745
Assets acquired	17,943,621	66,747,434
Construction/Renovation	25,421,170	20,132,087
Market appreciation/depreciation, net	42,339,205	8,958,908
Asset sold	(11,244,681)	(3,616,300)
End of year	$278,572,186	$204,112,874

The investments that are held by our Funds are generally considered to be illiquid and have no readily ascertainable market prices. We value these investments based on our estimate of their fair value as of the date of determination. We estimate the fair value of our Fund’s investments based on a number of inputs built within forecasting models which are either developed by a third party or by our internal finance team. The models generally rely on discounted cash flow analysis and other techniques and may include independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amounts of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, estimated proceeds and timing of expected sales and financings. Where appropriate, management may obtain additional supporting evidence of values from methods generally utilized in the real estate investment industry, such as appraisal reports and broker price opinion (BPO) reports.
Management’s overall strategy for identifying investment opportunities starts with the identification of assets which we believe are undervalued and/or underperforming at the time of acquisition. These assets generally undergo some form of repositioning soon after acquisition to help drive increased appreciation and operating performance. Once the repositioning is complete, our management team focuses on increasing the asset’s net operating income, thereby further increasing the value of the investment. Making below-market acquisitions, adding value through development activities, and increasing free cash flow with proper management all represent a material component to our core business model. Management expects to develop substantial market appreciation as each of these three activities is executed upon.
EBITDA and Adjusted EBITDA
The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the period presented:
	Year Ended December 31,
	2017	2016
Net Loss Attributable to CaliberCos Inc.	$(2,703,463)	$(2,911,105)
(1) Add:
Interest expense	2,562,393	2,419,069
Provision for income taxes	—	—
Depreciation expense	518,256	499,223
Amortization expense	41,220	23,485
EBITDA	418,406	30,672
(1) Add:
Impairment expense	460,906	348,286
Loss on extingushment of debt	40,301	—
Severance expense	150,000	125,000
Founders income tax reimbursement	200,000	—
Form 1-A costs	1,039,195	634,696
Adjusted EBITDA	$2,308,808	$1,138,654

(1)
Includes only those amounts attributable to CaliberCos Inc.

We may experience ongoing losses in our business due to the lifecycle of the assets we hold. Our investment strategy often identifies distressed and opportunistic assets which often times, require some level of remodeling or repositioning projects. In order to complete these projects timely, it is often necessary to cease operations which has a negative impact on short term profitability and cash flows. Once the projects are completed, management brings the assets back online. Achieving full capacity can take between 24 to

36 months of operations. For the years ended December 31, 2017 and 2016 our loss experience was a result of the mixture of assets that were in various stages of their respective lifecycle and project completion time horizons. The chart below summarizes our various assets and the scale (in dollars) and timing of their rehabilitation/stabilization.
Entity/Fund	Property	Total Construction Cost	Construction Start Date	Construction Completion Date	2017 EBITDA
CHPH, LLC	Crown Plaza Hotel Phoenix Airport	$11,700,000	November 2013	December 2016	$1,807,000
Indian Bend Hotel Group, LLC	Hampton Inn & Suites Scottsdale/Riverwalk	N/A	N/A	N/A	1,174,000
44th & McDowell Hotel Group, LLC	Holiday Inn & Suites Phoenix Airport North	5,800,000	August 2015	March 2018	840,000
Tucson East, LLC	Hilton Tucson East	9,300,000	July 2016	May 2018	(283,000)
47th Street Phoenix Fund, LLC	Hilton Phoenix Airport	N/A	N/A	N/A	3,423,000
Edgewater Hotel Group, LLC	Rodeway Inn Edgewater	N/A	N/A	N/A	(330,000)
SF Alaska, LP	Salmon Falls Resort	350,000	January 2016	June 2016	(582,000)
Uptown Square, LLC	Uptown Apartments	100,000	April 2014	December 2017	1,496,000
South Mountain Square, LLC	South Mountain Apartments	250,000	January 2018	May 2018	389,000
GC Square, LLC	GC Square Apartments	6,200,000	December 2016	June 2018	(363,000)
Palms Weekly Portfolio, LP	Palms Weekly Apartment Portfolio	N/A	N/A	N/A	1,217,000
CDIF, LLC	Mountain View Square Apartments	N/A	N/A	N/A	70,000
CDIF, LLC	Treehouse Apartments	6,900,000	March 2014	June 2017	514,000
CDIF, LLC	A 24Hr Storage	N/A	N/A	N/A	17,000
CDIF, LLC	Baywood Square Professional Park	325,000	September 2015	November 2016	448,000
Fiesta Tech Owners, LLC	Fiesta Tech Commercial Center	N/A	N/A	N/A	234,000
1040 VIP, LLC	24X7 Automated Storage	N/A	N/A	N/A	(119,000)
1601 Athol Avenue, LLC	24X7 Automated Storage	N/A	N/A	N/A	(46,000)
Logan Airport Storage, LLC	Logan Airport Storage	N/A	N/A	N/A	(209,000)
CH Mesa Holdings, LLC	Downtown Mesa Commercial Portfolio	N/A	N/A	N/A	15,000
J-25 Johnstown Holdings, LLC	The Villages at Johnstown	N/A	N/A	N/A	—
The Roosevelt I, LLC	The Roosevelt	10,400,000	October 2016	September 2019	—
Circle Lofts, LLC	Eclipse	5,500,000	January 2017	March 2019	—
Saddleback Ranch, LLC	Saddleback Ranch	N/A	N/A	N/A	$—
Liquidity and Capital Resources
Each of our Funds and the related assets that are acquired by those funds are established as separate legal entities with limited liability. Therefore, the cash flows generated by these entities, whether through operations or financing, are unavailable for general corporate purposes.
We have historically financed our operations primarily through a combination of operating cash flows, private offerings of our equity securities, and secured and unsecured debt.
We hold our excess unrestricted cash in bank accounts with several high quality financial institutions. We believe that our current capital position is sufficient to meet our current liquidity needs for at least the next 12 months, however, there can be no assurance that our current capital position will meet our liquidity needs for such period.
Equity Financings
Since inception through June 30, 2018, we have raised approximately $15.0 million from the sale of common and convertible preferred stock to third parties and management. The funds received from the issuance of our stock sales have been used for operating expenditures and refinancing our higher interest debt.

Unsecured Corporate Debt
As of June 30, 2018, we have outstanding approximately $6.5 million of unsecured promissory notes with outstanding principal balances ranging from $10,750 to $950,000, and interest rates ranging from 8.25% to 33.0% and maturity dates ranging from July 2018 to December 2018. The unsecured promissory notes are held by approximately 60 individuals which generally have a 12-month term and are extended on an annual basis; the notes had been extended through December 2019. There are no penalties or fees related to the extension of notes or failure to repay when due. This outstanding debt resulted in approximately $1.5 million in interest expense for the year ended December 31, 2017. We plan on using approximately $6.4 million of the net proceeds of the Offering to eliminate this debt in favor of more competitive financing which we believe will be readily available after the completion of this offering. For this reason, we believe we will be able to recognize substantial cost savings and generate increased cash flow from core operations, as well as enabling us to introduce more affordable financing from traditional sources to take advantage of market opportunities which may have previously been unavailable.
Secured Corporate Debt
As of June 30, 2018, we have outstanding approximately $1.0 million of debt secured by our single-family home portfolio. This debt has outstanding principal balances ranging from $35,000 to $400,000, and interest rates ranging from 9.95% to 12.13%. All had reached their initial maturity date and were due to be repaid when the related home is sold.
We do not have any additional credit facilities in place, but believe we could obtain one if desired on market terms.
Accounting Standards Codification 205-40
Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern, which was codified as Accounting Standards Codification (ASC) 205-40, requires management to evaluate an entity’s ability to continue as a going concern within one year after the date that financial statements are issued, or in the Company’s case April 19, 2019. The standard provides examples of adverse conditions and events that may raise substantial doubt about an entity’s ability to continue as a going concern including (i) negative financials trends such as recurring operating losses, working capital deficiencies, negative cash flows from operating activities and adverse key financials ratios and (ii) other indications of possible financial difficulties such as defaults on loans or similar agreements, arrearages in dividends, denial of trade credit from suppliers, a need to restructure debt to avoid default, noncompliance with statutory capital requirements and a need to seek new sources or methods of financing or to dispose of substantial assets.
The Financial Accounting Standards Board has indicated that the prohibition on considering the potential mitigating effects of any management plans that have not been fully implemented as of the date that the financial statements are issued in its evaluation of whether substantial doubt is raised means that management cannot consider plans that it has a history of successfully implementing (such as a history of successfully obtaining financing). As a result, an entity that does not have sufficient liquidity from operations or capacity in existing credit facilities to repay its obligations as they become due within one year after the financial statements are issued must supply disclosures as set forth below.
Since inception we had generated net losses and experienced negative cash flows from operations. The Company has an accumulated deficit of  $21,223,501 and cash of  $6,106,778 as of December 31, 2017. We had significant debt obligations maturing in the twelve-month period subsequent to the date its financial statements are issued, or in our case April 19, 2019. So notwithstanding the fact that management believes that it is probable that its plans to mitigate these conditions will be effectively implemented and that it is probable that its plans will mitigate the relevant conditions and events on or before April 19, 2019 as further discussed below, we are required to disclose in compliance with ASC 205-40 that the aforementioned combination of those financial and operating factors discussed above raises substantial doubt about our ability to continue as a going concern.
Management’s plans to address these concerns, in part, by increasing the amount of revenue generated by our existing revenue sources. This is achieved by increasing our assets under management, completing additional construction related activities, earning development fees, earning brokerage fees, and continuing our program of advantageously selling our single-family assets. In addition, management is continuing to improve and develop new sources of revenue such as the fees we generate from raising capital into our managed Funds, and additional sales and marketing reimbursements.

Management additionally expects to materially grow revenues from the assets and investments held by us. As purchasing opportunistic real estate assets is a primary function of our company, the first 12 – 24 months of most investments are considered to be a rehabilitation, construction, or stabilization period. Thereafter, management seeks to produce additional revenues from each asset purchased through increased occupancy, increased rents, sale of the assets, or a combination of these strategies. As such, management generally expects investments in real estate occurring in late 2016 – 2017 to produce additional revenue gains in 2018 with optimized revenue and net income expected in 2019. There can be no assurance as to these results or expectations.
Historically, as we had sought to grow and scale its business, management has funded working capital through a combination of sale of our stock and short-term borrowings. Management has active capital and debt raising programs designed to lower our cost of capital. These programs include, not only executing agreements with new lenders but also, the option to extend the terms of the existing debt or to offer conversions of our debt into Caliber equity. There can be no assurance as to these results or expectations.
Management believes that these actions will enable us to continue as a going concern within one year after the date its financial statements were issued, or in our case April 19, 2019. Management believes that the success of these plans is probable, and as a result, believes that the conditions that raise substantial doubt about our ability to continue as a going concern are mitigated.

MANAGEMENT
Name	Position	Age
John C. “Chris” Loeffler II	Chief Executive Officer and Chairman of the Board	34
Jennifer Schrader	President & Chief Operating Officer and Director	36
Jade Leung	Chief Financial Officer	44
Roy Bade	Executive Vice President Construction and Development	56
All of our executive officers and significant employees work full-time for us. There are no family relationships between any director, executive officer, or significant employee. During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal; proceeding, excluding traffic violations and other minor offenses.
John C. “Chris” Loeffler, II, Chief Executive Officer
Chris is a co-founder of Caliber and currently serves as the Company’s Chief Executive Officer. In this role, Chris develops overall company strategy in concert with his co-founders and the Company’s Executive Committee and ensures that strategy is communicated to the Caliber team and the general market. Chris leads the growth of the Company’s investment services including acting as the fund manager for Caliber’s private investment funds. Chris seeks out opportunities and strategic relationships to grow the Company’s investment base — both in investment capital and opportunistic projects. Prior to serving as the Company’s CEO, Chris utilized knowledge and skillsets acquired as an auditor for PricewaterhouseCoopers, LLP to develop the Company’s business systems. Mr. Loeffler has a Bachelor of Arts from the California Polytechnic State University.
Jennifer Schrader, President & Chief Operating Officer
Jennifer Schrader is President, Chief Operating Officer and Co-Founder of Caliber. Ms. Schrader has management responsibility over the day to day operations of the company’s four segments and the investments strategies of our fund portfolios. Ms. Schrader previously served as Designated Broker of Caliber Realty, overseeing the sale of over $50,000,000 in investment properties. She is an active member of the National Association of Realtors as well as the Scottsdale Area and Arizona Association of Realtors. Ms. Schrader is the recipient of the Arizona Commercial Real Estate (AZRE) lists of  “Most Influential Women in Arizona” and “Influential Millennial”, as well as being named one of Real Estate Forum’s “50 under 40”.
Jade Leung, Chief Financial Officer
Jade Leung is Chief Financial Officer and Corporate Treasurer of Caliber. Mr. Leung leads corporate financial planning, reporting, operational analysis and optimization, and treasury/risk management across Caliber’s four segments and our fund portfolios. Mr. Leung previously served as Caliber’s Vice President of Finance and led the execution and oversight of the company’s new financial reporting infrastructure, managed the complex external audit process and implemented best practices instrumental for achieving the company’s strategic growth plan. Preceding his time with Caliber, Mr. Leung served in a broad range of management roles during his 14-year tenure with PricewaterhouseCoopers (PwC), where he led audit and accounting advisory engagements for some of the firm’s top 50 global public and private companies. During that time, he managed domestic and foreign Initial and Secondary Public Offerings helping companies raise over $2 billion in capital and debt. He completed his accounting and business finance at Ryerson University, and holds a Bachelor of Arts in Psychology from the University of British Columbia. Mr. Leung maintains his status as a Certified Public Accountant.
Roy Bade, Executive Vice President — Construction and Development
Roy is the Director of Commercial Projects and co-manager of the Caliber Distressed Income Fund “CDIF”. Roy plays a critical role in analyzing potential properties, maximizing returns on existing properties and overseeing all aspects of construction at Caliber. He has over 30 years’ experience in Arizona as a principal, operating construction and development companies that have completed over $200,000,000 in developed real estate. He has successfully developed dozens of projects including multi-family, custom home, retail centers, mini-storage, industrial complexes, office building and medical complexes. In addition to ground up development, Roy has completed several hundred tenant improvements from a standard office build out to medical surgery centers. A graduate of Washington State University in 1984 with a degree in Business Computer Systems, Roy received his Commercial General Contractor’s license in 1986 and his AZ Real Estate Broker’s license in 1988. Roy has worked actively with many cities’ development departments and was recently Chairman for Peoria’s Design Standards Advisor Board as well as their construction Board of Appeals.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of our Executive officers for the fiscal year ended December 31, 2017 was as follows:
Name	Position	Salary ($)	Bonus ($)(a)	All Other Compensation ($)(b)	Total ($)
Chris Loeffler	Chief Executive Officer/Co Founder	179,700	25,500	84,822	290,022
Jennifer Schrader	President and Chief Operating Officer/Co Founder	179,700	30,622	91,747	302,069
Jade Leung	Chief Financial Officer	153,162	10,000	3,688	166,850
Roy Bade	Executive Vice President Construction and Development	157,200	55,000	10,746	222,947
Leland Harty	Former Chief Financial Officer	44,867	5,000	—	49,867

(a)
The amounts reported in this column reflect the annual cash bonus payments made for performance.

(b)
Amounts reported in this column reflect employer 401(k) contributions, gym and club memberships, and auto. Other forms of compensation are as follows: with respect to Chris Loeffler and Jennifer Schrader, tax payments totaling $52,864 and $72,609 respectively in consideration for the conversion of their member interests in Caliber Companies, LLC into the equivalent number of shares of common stock of CaliberCos, Inc.

2017 Incentive Stock Plan
We have adopted a 2017 Omnibus Incentive Stock Plan (the “Plan”). An aggregate of 5,000,000 shares of our common stock is reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan. The Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. As of June 30, 2018 and December 31, 2017, options representing 3,031,096 and zero shares have been granted under the Plan, respectively.
The Plan shall be initially administered by the Board. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its effective date.
Awards under the Plan may include incentive stock options, nonqualified stock options, restricted shares of common stock and restricted stock units.
Stock Options.   The Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator. The exercise price for stock options will be determined by the Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of  “cashless” or “net” exercise).
Restricted Shares and Restricted Units.   The Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.
Grants of Plan-Based Awards in 2018
The following table provides information concerning stock options awards granted in 2018, to our executive officers:
Name	Grant Date	Units Granted	Grant Date Fair Value
Jade Leung	6/30/2018	650,000*	$476,450
Roy Bade	6/30/2018	750,000*	$549,750

*
75% of such stock options vested as of December 31, 2018.

Key Man Insurance
We own key man life insurance policies in the amounts of  $5 million for Mr. Loeffler and $2 million for Ms. Schrader.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS
The following table sets forth those executive officers, directors and other stockholders holding 10% or a greater percentage of any class of shares of the Company, as of December 31, 2018.
	Common Stock
Name of Beneficial Owner	Total Beneficially Owned Shares	% of Class
Jennifer Schrader(2)	6,239,846	22.83%
John C. Loeffler II	6,234,846	22.81%
Donnie Schrader(2)(3)	6,221,846	22.76%
Roy Bade	593,750(4)	2.13%
Jade Leung	514,583(4)	1.85%
Directors and Executive Officers as a Group (5 Persons)(1)(5)	19,804,871	69.64%

(1)
Based upon 27,328,874 shares of Caliber Common Stock outstanding as of December 31, 2018. Does not give effect to the conversion of shares of Series A Preferred Stock to Caliber Common Stock, conversion of convertible debt securities issued by Caliber into Caliber Common Stock, vesting of any issued and outstanding Caliber Common Stock grants, and exercise of any warrants or stock options issued by Caliber outstanding as of December 31, 2018.

(2)
Jennifer and Donnie Schrader are married and each disclaims beneficial ownership over the other’s stockholdings.

(3)
In September 2018, the Company agreed to repurchase all 6,221,846 shares (“Buyback Program”) owned by Donnie Schrader for $2.70 per share of common stock in exchange for an amendment to his shareholder voting rights and other company protections. Among other things, the Buyback Program is terminated when the Company completes an initial public offering and is listed on a national exchange. The shares are being reacquired at various amounts ranging from 6,000 to 10,000 units on a monthly basis until such time as the Company has satisfied the termination conditions or until all of the shares have been reacquired, which could be in 2075. As of December 31, 2018, an aggregate of 18,000 shares had been repurchased by the Company.

(4)
Represents vested stock options and options exercisable within 60 days of December 31, 2019.

(5)
Includes 1,108,333 stock options vested as of and exercisable within 60 days of December 31, 2019.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
Affiliated Transactions; Affiliated Ownership or Control of Managed Properties
CDIF
In April 2016, the Company assumed an unsecured promissory note payable by CDIF, an affiliated entity which is managed by the Company, to a third party in exchange for issuing 170,940 shares of common stock and 85,470 shares of preferred stock to the third party. At the time of the transaction the outstanding principal balance of the promissory note was $500,000. The note accrued interest at a rate of 18% for the first 90 days after origination and 15% thereafter. The note required monthly interest only payments until maturity. The original term of the note was 12 months and it matured in October 2016; however, the maturity date was extended to June 2017 upon mutual agreement between the parties. During the years ended December 31, 2017 and 2016, the Company earned $856 and $26,666 of interest in connection with the note, respectively. Interest due to the Company of  $1,080 was outstanding at December 31, 2016. At December 31, 2016, the outstanding principal balance of the loan was $108,000. The note was paid in full in June 2017.
SF Alaska, LP
In August 2016, the Company entered into an unsecured $50,250 promissory note with SF Alaska, LP, an affiliated entity, which is managed by the Company. The note matures in August 2020 and had an interest rate of 12.0% per annum. No payments were required prior to the maturity of the note. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company earned $1,665, $5,583 and $2,280, respectively, of interest in connection with the note, respectively. Interest due to the Company of  $2,226, $561 and $2,280, was outstanding at June 30, 2018 and at December 31, 2017 and 2016, respectively. At June 30, 2018 and at December 31, 2017 and 2016, the outstanding principal balance of the loan was $27,978, $27,978 and $50,250, respectively.
CDOF II
In June 2017, the Company entered into an unsecured $250,000 promissory note with Caliber Diversified Opportunity Fund II, LP (“CDOF II”), an affiliated entity, which is managed by the Company. The note matures in June 2019 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018 and year ended December 31, 2017, the Company earned $14,877 and $15,205, respectively, of interest in connection with the note. Interest due to the Company of  $30,082 and $15,205 was outstanding at June 30, 2018 and December 31, 2017, respectively. At June 30, 2018 and December 31, 2017, the outstanding principal balance of the loan was $250,000 and $250,000, respectively.
Fund Management
The Company manages multiple private equity real estate funds. We earn management and other fees for the services provided and enter into an agreement with each private equity real estate fund outlining the terms and fees to be earned. In general:
•
We charge an initial one-time fee related to the initial formation, administration, and set up of the fund (“Set Up Fees”). For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, we earned $0, $750,000 and $175,000, respectively, of Set Up Fees in connection with newly opened funds.

•
We are entitled to receive reimbursement for certain expenses incurred or paid on behalf of the fund, which may include an allocation of certain administrative and overhead costs. We also receive an annual management fee equal to 1.5% of the non-affiliate capital contributions related to the on-going management of the assets owned by the fund and the overall fund administration (collectively, “Fund Management Fees”). For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company earned $1,130,179, $837,983 and $640,941, respectively, of Fund Management Fees.

•
We are entitled to 20% – 35% of all cash distributions from the operating cash flows of the fund, after the payment of all priority preferred returns, and the repayment of any preferred capital contributions. We are also entitled to 20% – 35% of all cash distributions from the cash flows resulting from the sale or refinance of the assets of the fund, after the payment of all priority preferred returns, and the repayment of all capital contributions (collectively, “Carried Interest”). For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company earned $20,047, $73,843 and $91,318, respectively, of Carried Interest.

As of June 30, 2018 and as of December 31, 2017 and 2016, amounts due to the Company from related parties for fund management services totaled $946,752, $815,048 and $190,141, respectively.
Property Management
The Company provides property management services and oversees the day-to-day operations of multiple residential and commercial assets owned by the funds managed by the Company. In general, the initial terms of each property management agreement are 12 months, however, the agreement automatically renews every 12 months for an additional 12 months. Per the terms of each agreement, the Company generally earns a fixed monthly fee, plus additional variable fees related to leasing, marketing, maintenance, and administrative activities (collectively, “Property Management Fees”). For the six months ended June 30, 2018 and the years ended December 31, 2017, and 2016, the Company earned $61,383, $149,556 and $85,715, respectively, of Property Management Fees from related parties. As of June 30, 2018 and as of December 31, 2017 and 2016, amounts due to the Company from related parties for Property Management Fees totaled $5,129, $6,312 and $9,437, respectively.
Selling Agent Agreements
The Company entered into multiple agreements with affiliated entities in which we receive fees for services primarily relating to the marketing, offering, registering, and selling of equity and debt instruments of the affiliates (collectively, “Capital Raise Fees”). For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company earned $296,608, $428,567 and $100,231, respectively, of Capital Raise Fees from related parties. As of June 30, 2018 and as of December 31, 2017 and 2016, amounts due to the Company from related parties for Capital Raise Fees totaled $420,542, $399,126 and $100,231, respectively.
Construction and Development
The Company regularly provides development, construction, and maintenance services to its affiliates, including the private equity real estate funds it manages. The fee arrangement with each affiliate entity varies; however, the arrangements are generally structured as cost incurred, plus a market rate of profit margin. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company recognized $2,480,191, $4,237,274 and $3,621,823, respectively, of construction and development revenue from related parties. As of June 30, 2018 and as of December 31, 2017 and 2016, amounts due to the Company from related parties for construction, development, and maintenance services totaled $1,535,360, $833,292 and $564,629, respectively.
Home Sales
Since 2016, the Company has sold multiple single-family homes to Caliber Residential Advantage Fund, LP and its subsidiary (“CRAF”), a private equity real estate fund managed by the Company. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company recognized real estate sales revenue of  $933,101, $2,146,570 and $68,500, respectively. In connection with each sale, the loan on the property, which was held by CFIF II, a separate affiliated entity was repaid in full.

Real Estate Brokerage
The Company earns commissions in exchange for providing real estate brokerage services related to the purchase and sale of residential and commercial assets owned by the funds managed by the Company. The amount of commission earned varies based on the size and complexity of each transaction, as well as other factors. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company recognized $23,265, $173,636 and $154,740, respectively, of brokerage commission revenue from related parties.
CFIF
From April 2014 through May 2016, the Company entered into multiple promissory notes with Caliber Fixed Income Fund, LLC (“CFIF”), an affiliated entity, which is managed by the Company, for the purpose of financing the purchase, development, and renovation of residential properties. The notes had an interest rate of 11% per annum and required monthly interest-only payments until maturity. The notes generally had a term of 12 months and were required to be repaid at the earlier of i) the sale of the related property, or ii) the stated maturity date. The notes could be prepaid at any time prior to maturity without penalty, and the maturity date could be extended upon the mutual agreement of the parties. During the year ended December 31, 2016, the Company incurred $332,576 of interest expense in connection with the notes. In May 2016, all outstanding notes due to CFIF, with an aggregate outstanding principal balance of $8,227,862, were refinanced and transferred to Caliber Fixed Income Fund II, LLC (“CFIF II”), an affiliated entity, which is managed by the Company. As of December 31, 2016, all amounts due to CFIF had been repaid in full.
CFIF II
Beginning in July 2015, the Company entered into multiple promissory notes with CFIF II, a related party, for the purpose of financing the purchase, development, and renovation of residential and commercial properties. The notes have an interest rate of 11% per annum and require monthly interest-only payments until maturity. The notes generally have a term of 12 months and are required to be repaid at the earlier of i) the sale of the related property, or ii) the stated maturity date. The notes can be prepaid at any time prior to maturity without penalty and the maturity date can be extended upon the mutual agreement of the parties. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company incurred $399,692, $1,151,123 and $1,114,830, respectively, of interest expense in connection with the notes. The interest payable as of June 30, 2018 and as of December 31, 2017 and 2016, was $1,165,943, $1,163,166 and $327,348, respectively. At June 30, 2018 and at December 31, 2017 and 2016, the total outstanding principal balance of the notes was $6,198,000, $8,687,000 and $13,043,000, respectively.
CDIF
In January 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allows the fund to borrow up to $2,000,000. The note matures in January 2018 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. In June 2016, $500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company incurred $5,354, $23,421 and $45,928 of interest expense in connection with the note, respectively. The interest payable as of June 30, 2018 and as of December 31, 2017 and 2016, was $5,354, $0 and $45,928, respectively. At June 30, 2018 and at December 31, 2017 and 2016, the outstanding principal balance of the note was $89,978, $89,978 and $210,629, respectively.
In April 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allowed the Company to borrow up to $3,000,000. The note had a stated maturity of April 2018 and had an interest rate of 12.0% per annum. No payments were required prior to the maturity of the note. In November 2016, $1,500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. An additional $400,000 of outstanding principal was settled through the issuance of Class C member interest to an affiliate of CDIF.

During the years ended December 31, 2017 and 2016, the Company incurred $23,721 and $81,437 of interest expense in connection with the note, respectively. The interest payable as of December 31, 2016, was $81,437. At December 31, 2016, the outstanding principal balance of the note was $353,241. The note and all interest due was paid in full in September 2017.
In June 2017, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allowed the Company to borrow up to $800,000. The note matures in June 2019 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018, the Company incurred $25,479 of interest expense in connection with the note. The interest payable at June 30, 2018 was $28,590. At June 30, 2018, the outstanding principal balance of the note was $431,818.
CDOF II
In August 2017, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDOF II, which allows the fund to borrow up to $165,000. The note matures in August 2018 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018 and the year ended December 31, 2017, the Company incurred $4,882 and $7,920, respectively, of interest expense in connection with the note. The interest payable as of December 31, 2017, was $7,920. At December 31, 2017, the outstanding principal balance of the note was $165,000. The balance and all accrued interest was paid in full in March 2018.
In March 2013, the Company entered into a promissory note in the amount of  $185,000 with Jeff Fagin, a former member of executive management. The unpaid principal balance accrues interest at a rate of 0.87% per annum. The note matures on December 31, 2018; however, the maturity date may be extended until December 31, 2023, at the Company’s option. Per the terms of the note, no payment is due until maturity and the note may be prepaid at any time without penalty. At June 30, 2018 and at December 31, 2017 and 2016 the outstanding principal balance due related to the note was $185,000. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Company incurred $798 and $1,610 of interest expense, respectively in connection with the note. The interest outstanding as of June 30, 2018 and as of December 31, 2017 and 2016, was 8,528, $7,730 and $6,121, respectively.
In February 2015, the Company entered into a promissory note in the amount of  $75,000 with Roy Bade, a member of executive management. The note has an interest rate of 15.0% per annum and requires monthly interest-only payments until maturity. The note may be prepaid in whole, or in part, without penalty. During the years ended December 31, 2017 and 2016, the Company incurred and paid $4,938 and $11,250 of interest expense in connection with the note, respectively. The note had an original maturity date of August 2015; however, the maturity was extended until April 2017 upon the mutual agreement of the parties. The note was paid in full in April 2017.
The Company has entered into multiple agreements with Heavlin Management Company, LLC (“HMC”), an affiliated entity through common ownership of certain of the Company’s consolidated subsidiaries, to operate each of the Company’s hotel properties. The term of the agreements is generally 10 years and may be extended for an additional 10 years upon mutual consent of the Company and HMC. HMC oversees the day-to-day operations and management responsibilities of each hotel property. Per the terms of the agreements, HMC receives a monthly fee equal to 3-4% of gross revenue, and may also receive an annual incentive fee, not to exceed 1% of gross operating revenues, by exceeding owner approved budgets for revenue and profits (collectively, Hotel Management Fees”). Hotel Management Fees for the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, totaled $872,310, $1,446,414 and $868,290, respectively. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, Hotel Management Fees did not include any incentive fees. Pursuant to one of the hotel management arrangements, HMC also earn an annual fixed fee of  $100,000. In addition to the Hotel Management Fees, HMC also charges the Company for certain shared services including sales and marketing, information technology, and human resources. Expenses for shared services for the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, totaled $550,554, $892,191 and $470,875. The Company also reimburses HMC for expenses incurred or paid on its behalf. At June 30, 2018 and at December 31, 2017 and 2016, amounts due to HMC totaled $153,711, $283,110 and $506,025, respectively. HMC utilizes the Company’s payroll service provider and reimburses the Company for payroll and other costs paid on their behalf. At June 30, 2018 and at December 31, 2017 and 2016, $73,859, $88,450 and $151,048 of reimbursement was due to the Company from HMC, respectively.
Withdrawal Agreement
In November 2014, the Company entered into an agreement with Corey Schwartz, a former co-manager and member of one of the Company’s consolidated subsidiaries which outlined the terms of his resignation as co-manager and assignment of his member interest. In consideration for his resignation as co-manager and assignment of his member interest, the Company agreed to issue 55,556 shares of its common stock to the individual or his designee, provide the individual with $35,000 of construction services at no cost to the individual, and pay the individual or his designee up to $540,000 in cash, as outlined in the agreement. As of June 30, 2018 and as of December 31, 2017 and 2016, $434,331, $481,672 and $544,792, respectively, was due to Mr. Schwartz pursuant to the terms of such agreement.
Buyback Program
In September 2018, the Company agreed to repurchase all 6,221,846 shares (“Buyback Program”) owned by Donnie Schrader for $2.70 per share of common stock in exchange for an amendment to his shareholder voting rights and other Company protections. Among other things, the Buyback Program is terminated when the Company completes an initial public offering and is listed on a national exchange. The shares are being reacquired at various amounts ranging from 6,000 to 10,000 units on a monthly basis until such time as the Company has satisfied the termination conditions or until all of the shares have been reacquired, which could be in 2075.
Other
In the normal course of business, the Company has various amounts due from related parties, including affiliate entities and individuals, for various expenses paid for by the Company on their behalf and other charges. These amounts are generally unsecured, interest-free, and due on demand. As of June 30, 2018 and as of December 31, 2017 and 2016, other amounts due from related parties were $1,493,770, $863,551 and $136,428, respectively.
In the normal course of business, the Company has various amounts due to related parties, including affiliate entities and individuals, for various expenses paid for by the affiliates on the Company’s behalf and other short-term payment advances. These amounts are generally unsecured, interest-free, and due on demand. As of June 30, 2018 and as of December 31, 2017 and 2016, other amounts due to related parties were $911,557, $73,437 and $16,331, respectively.
Certain of our real estate holdings that have been financed through third-party lending arrangements are guaranteed by individual affiliates of the Company.

SECURITIES BEING OFFERED
General
The Company is offering up to      shares of Common Stock.
The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Caliber’s certificate of incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Caliber’s capital stock, you should refer to the amended and restated certificate of incorporation and bylaws and to the applicable provisions of Delaware law.
The Company is authorized to issue up to 100,000,000 shares of capital stock, of which (i) 90,000,000 shares are Common Stock with a par value $0.001 per share and (ii) 10,000,000 shares are Preferred Stock with a par value of  $0.001 per share.
Common Stock
As of June 30, 2018, 27,346,874 shares of Common Stock were issued and outstanding.
Voting.   The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The Caliber Common Stock is not subject to cumulative voting.
Dividends.   Holders of the Common Stock are entitled to receive dividends when and if declared by the Company’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Series A Preferred Stock
As of June 30, 2018, 1,657,396 shares of Series A Stock were issued and outstanding.
Voting.   Our Series A Stock votes together with the Common Stock and not as a separate class except as otherwise required by law. Each share of Series A Stock has a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series A Stock.
Dividends.   The Series A Stock carries an annual 12.0% non-cumulative dividend, payable quarterly on a pro-rata basis, when and if declared by the Board of Directors and upon a liquidation, prior in preference and payment to dividends on the holders of Common Stock.
Liquidation.   In the event of a Liquidation Event, the holders of the Series A Stock are entitled to receive, prior and in preference to the holders of the Common Stock, an amount per share equal to the Series A Stock original issue price of  $2.25 per share, plus any declared but unpaid dividends on such shares of Series A Stock.
Conversion.   The holders of each share of Series A Stock have the right, at any time to convert each share of Series A Stock into one and one-quarter shares of Common Stock. The Series A Stock shall be automatically converted into Common Stock (one share of Series A Stock converting into one and one-quarter shares of Common Stock) upon the Common Stock publicly trading at a per share price on a weighted average over 20 trading days at a market capitalization of at least $100 million. The conversion rate of the Series A Stock will be adjusted for stock dividends, stock splits and similar issuances.
Redemption.   The Series A Stock includes a mandatory redemption feature whereby the Company must redeem four years from the date of issuance at $2.25 per share plus any accrued and unpaid dividends. The Company has the option to redeem the Series A stock after three years from the date of issuance at $2.3625 per share if called before the end of year four. The Company is obligated to maintain an interest reserve/sinking fund for a redemption of the Series A Stock.

Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of common stock outstanding will be able to elect all of our directors.
The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against the Company.
Section 4 of Article VII of our Bylaws dictates that the Delaware Court of Chancery is the sole and exclusive forum for certain actions including derivative action or proceeding brought on behalf of the Company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the shareholders of the Company; any claim arising under Delaware corporate law; and any action asserting a claim governed by the internal affairs doctrine. We also intend this exclusive forum provision to apply to claims under the federal securities laws. While management believes limiting the forum is a benefit, shareholders could be inconvenienced by not being able to bring an action in another forum they find favorable. Note that there is uncertainty as to whether a court would enforce this provision as it relates to claims under the federal securities laws and that shareholders will not be deemed to have waived the company’s compliance with federal securities laws and the rules and regulations thereunder.
A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law based shareholder class actions, derivative suits and other intra-corporate disputes. The Company’s management believes limiting state law based claims to Delaware will provide the most appropriate outcomes as the risk of another forum misapplying Delaware law is avoided, Delaware courts have a well-developed body of case law and limiting the forum will preclude costly and duplicative litigation and avoids the risk of inconsistent outcomes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS
Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:
•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•
acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

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within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•
designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

PLAN OF DISTRIBUTION
The aggregate initial offering price of Caliber Common Stock will not exceed $50,000,000 in any 12-month period. We expect to offer Common Stock in this offering until the earlier of  (i) the date at which the maximum offering amount has been sold; (ii)            , 2020, the date that is twelve months from the date that this offering is qualified by the U.S. Securities and Exchange Commission (the “Commission) or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.
We are offering the shares hereunder on a “best efforts” basis. Our officers and directors may participate in the sales process for the offering. We will not pay any commission or remuneration to our Company’s directors or officers for any sales efforts they may make. In directly sourcing investors, our officers and directors will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, “Associated Persons of an Issuer Deemed not to be Brokers.” The applicable portions of the rule state that associated persons of an issuer, which include natural persons who are officers, directors, partners or employees of the issuer and its affiliates, shall not be deemed brokers if such persons a) perform substantial duties at the end of the offering for the issuer; b) are not broker-dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.
There is no public market for the shares of Caliber Common Stock.
We have engaged WealthForge, a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA, to perform the following functions in connection with this offering:
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qualify investors, including, but not limited to, conducting Know Your Customer, OFAC checks and AML compliance;

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gather additional information or clarification from prospective investors, working as necessary with us and/or our agents;

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provide us with prompt notice for subscriptions that cannot be accepted; and

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transmit the subscription information data to our transfer agent.

As compensation for the services listed above, we have agreed to pay WealthForge a basic transaction fee of 0.5% of the gross proceeds of this offering to support the offering once the offering statement is qualified and the offering commences.
WealthForge is not participating as an underwriter of the offering and under no circumstance will it, as part of this offering, solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor. Rather, WealthForge’s involvement in the offering is limited to acting as an accommodating broker-dealer. WealthForge does not expressly or impliedly affirm the completeness or accuracy of this Offering Circular. All inquiries regarding this offering or services provided by WealthForge and its affiliates should be made directly to us.
Investment Limitations
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons (i.e. companies). Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
How much can you invest if you are a non-accredited investor?
If you do not meet any of the categories listed below, you are a non-accredited investor in this Offering. Non-accredited investors may invest in this offering no more than: (a) 10% of the greater of annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

How much can you invest if you are an accredited investor?
If you meet any of the following categories, you are an accredited investor as defined under Rule 501 of Regulation D. Accredited investors are exempt from the above limitation*. If you meet one of the following tests you should qualify as an accredited investor:
(i)
You are a natural person who has had individual income in excess of  $200,000 in each of the two most recent years, or joint income with your spouse in excess of  $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)
You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares (please see below on how to calculate your net worth);

(iii)
You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)
You are an organization described in Section 501I(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

(v)
You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)
You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)
You are a trust with total assets in excess of  $5,000,000, your purchase of shares is directed by a person who either alone or with their purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares; or

(viii)
You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of  $5,000,000.

How to Invest
Subscription Agreement
All investors will be required to complete and execute a subscription agreement in the form filed as an exhibit to the Offering Statement of which this offering circular is a part concurrently with payment in full via wire transfer, electronic funds transfer via ACH, or check deposit with your subscription purchase price in accordance with the instructions in the subscription agreement.
The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.
You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Securities does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the shares for your own account.
Right to Reject Subscriptions.   After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.
Acceptance of Subscriptions.   Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.
Investment in the offering made by employees of our Company does not guaranty continued employment with our Company. Investment in the offering made by vendors of our Company does not guaranty continued business with our Company.
Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).
NOTE: For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.
In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.
Book-Entry, Delivery and Form
The shares may be issued to investors in book-entry only format and may be represented by global certificates deposited with a nominee holder or (ii) reflected on the books of the transfer agent. We anticipate that such nominee holder will be the Depository Trust Company, or DTC, or its nominee Cede & Co. The shares may also be direct registered under the name of the stockholder.
So long as nominees as described above are the registered owners of the certificates representing the shares, such nominees will be considered the sole owners and holders of the shares for all purposes of the shares, with respect to the shares. Beneficial Owners of shares will not be entitled to have certificates representing the same registered in their names, will not receive or be entitled to receive physical delivery of the shares in definitive form and will not be considered the owners or holders under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture, or by us. Accordingly, each person owning a beneficial interest in shares registered to DTC or its nominee must rely on either the procedures of DTC or its nominee in order to exercise any rights of a stockholder.
The Depository Trust Company
We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC will act as securities depositary for the shares registered in the name of its nominee, Cede & Co. DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” under the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” under the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of shares under DTC’s system must be made by or through direct participants, which will receive a credit for the shares on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

ERISA CONSIDERATIONS
An investment in us by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to ERISA’s fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “employee benefit plan” includes without limitation qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:
•
whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•
whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•
whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such person should determine whether an investment in us is authorized by the applicable governing plan instrument and whether it is a proper investment for the plan.
ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.
In addition to considering whether the purchase of shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.
The Department of Labor regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:
(1)
equity interests acquired by employee benefit plans are publicly offered securities — for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)
the entity is an “operating company” — for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)
there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we believe that we qualify as an “operating company”. If the Department of Labor were to ever take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of Caliber Common Stock.

Plan fiduciaries contemplating a purchase of shares offered hereunder are highly encouraged to consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.
ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH US IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN US BASED ON CIRCUMSTANCES OF THE PARTICULAR PLAN.

INVESTMENT COMPANY ACT CONSIDERATIONS
We intend to continue to conduct our operations so that neither we nor any subsidiaries we own nor ones we may establish will be required to register as an investment company under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.
We rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by SEC staff, that requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.
We will continue to invest in and manage a diversified portfolio of commercial real estate investments. We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC), each of which are Qualifying Real Estate Assets. In addition, we hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets. These real estate-related assets may include assets such as equity interests in companies that own commercial real estate and preferred equity in commercial real estate debt securities such as CMBSs and CDOs. We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.
Based on these holdings, we believe that we are not considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to continue to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.
Section 3(c)(6) of the Investment Company Act excludes from the definition of  “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).
To the extent we hold our real estate investments through subsidiaries, we rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C). In such a case, more than 55% of our assets are held in, and more than 55% of our income are derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets. Our majority-owned subsidiaries rely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we are not considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act. Consequently, we expect we will continue to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.
If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6) and obtained a favorable ruling to that effect that we cannot or decide not to appeal, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.
Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. For purposes of Section 3(c)(6), we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. Currently we and our wholly owned subsidiary Caliber Companies, LLC, own 50% or more of subsidiaries that include: Caliber Services, LLC, Caliber Development, LLC, Caliber Auction Homes, LLC (which also includes wholly owned single purpose real estate holding companies),

CHPH Manager, LLC, Caliber Lending, LLC, Caliber Hospitality, LLC, Caliber Realty Group, LLC, Caliber Securities, LLC, HI Hotel Manager, LLC, GC Square Manager, LLC, Roosevelt Tempe Manager, LLC, Fiesta Tech Manager, LLC, 47th St Phoenix Airport Manager, LLC, Tucson East Manager, LLC, Palms Weekly Portfolio GP, LLC, Circle Lofts Manager, LLC, and CRA Manager, LLC.
The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We have not asked SEC staff for concurrence with this analysis, and it is possible that SEC staff could disagree with any of our determinations. If SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.
The assets we and our subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff. These limitations may adversely affect our performance. In addition, to the extent SEC staff provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors — Risks Related to Our Company — If we were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as conducted and could have a material adverse effect on our business”.

REPORTS
We will furnish the following reports, statements, and tax information to each stockholder:
Reporting Requirements under Tier II of Regulation A.   Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.
Annual Reports.   As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.
Tax Information.   On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each Stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.
Stock Certificates.   We do not anticipate issuing stock certificates representing shares purchased in this offering to the Common Stockholders. However, we are permitted to issue stock certificates and may do so at the request of our transfer agent. The number of shares held by each Common Stockholder, will be maintained by us or our transfer agent in our company register.

LEGAL MATTERS
Certain legal matters regarding the securities being offered by this offering circular will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.
EXPERTS
Our historical consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report. We have included our financial statements in this registration statement in reliance on Marcum LLP’s report, given on the authority of such firm as experts in accounting and auditing.

CALIBERCOS, INC. AND SUBSIDIARIES

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
CaliberCos, Inc. and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of CaliberCos, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2016.
New York, NY
April 13, 2018

CALIBERCOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
	2017	2016
Assets
Real estate investments
Land and land improvements	$20,261,083	$21,459,496
Buildings and building improvements	91,537,069	91,439,002
Furniture, fixtures, and equipment	19,728,145	14,214,809
Real estate assets under construction	13,523,716	4,549,936
Real estate assets held for sale	1,424,335	5,193,187
Total real estate investments, at cost	146,474,348	136,856,430
Accumulated depreciation	(13,764,437)	(9,247,655)
Total real estate investments, net	132,709,911	127,608,775
Cash	6,106,778	3,159,333
Restricted cash	6,656,826	12,976,369
Accounts receivable, net	1,041,984	1,165,112
Other receivables	89,505	938,774
Notes receivable – related parties	277,978	158,250
Due from related parties	3,021,545	1,155,274
Prepaid and other assets	2,874,681	3,110,290
Total Assets	$152,779,208	$150,272,177
Liabilities, Mezzanine Equity, and Stockholders’ (Deficit) Equity
Note payables (net of deferred financing costs of $1,949,834 and $2,798,239 at December 31, 2017 and 2016, respectively)	$100,946,351	$96,201,960
Notes payable – related parties	9,126,978	13,866,870
Accounts payable	4,276,388	2,013,388
Accrued interest	2,302,028	2,775,889
Accrued share-based payments	1,381,526	2,508,051
Accrued expenses	3,395,620	3,499,533
Due to related parties	2,009,115	1,527,982
Advance key money, net	1,275,000	1,350,000
Above-market ground lease, net	4,013,072	4,138,481
Other liabilities	1,580,550	1,039,462
Total Liabilities	130,306,628	128,921,616
Commitments and Contingencies
Mezzanine equity – Series A convertible, mandatorily redeemable preferred stock, $0.001 par value; 2,564,103 shares authorized and 1,386,229 and 697,836 issued and outstanding at December 31, 2017 and 2016, respectively	3,180,480	1,615,344
Stockholders’ (Deficit) Equity
Common stock, $0.001 par value; 90,000,000 shares authorized and 26,797,477 and 24,064,751 shares issued and outstanding at December 31, 2017 and 2016, respectively	26,797	24,065
Paid-in capital	10,676,358	7,018,415
Accumulated deficit	(21,223,501)	(18,306,345)
Stockholders’ deficit attributable to CaliberCos, Inc.	(10,520,346)	(11,263,865)
Stockholders’ equity attributable to noncontrolling interests	29,812,446	30,999,082
Total Stockholders’ Equity	19,292,100	19,735,217
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$152,779,208	$150,272,177

The accompanying notes are an integral part of these consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Revenues
Hospitality	$44,062,107	$27,800,703
Construction and development	4,615,982	4,908,726
Real estate sales	7,877,470	2,444,400
Rental income	4,972,803	2,604,207
Fund management	1,661,830	976,713
Property management	485,730	456,472
Brokerage	314,647	362,188
Capital raise fees	428,567	100,231
Total revenues	64,419,136	39,653,640
Expenses
Cost of sales – hospitality	16,727,488	10,541,003
Cost of sales – construction and development	4,105,738	4,189,857
Cost of sales – real estate	6,930,938	2,564,243
Cost of sales – brokerage	54,585	104,370
Operating costs	11,576,076	7,414,275
General and administrative	9,727,124	6,960,685
Marketing and advertising	3,530,813	2,389,422
Franchise fees	3,032,198	1,886,930
Management fees	1,621,222	1,177,978
Depreciation	5,564,129	3,933,485
Total expenses	62,870,311	41,162,248
Operating Income (Loss)	1,548,825	(1,508,608)
Other (Income) Expenses
Other expenses, net	613,946	156,964
Impairment	460,906	348,286
Gain on disposition of real estate	(1,478,865)	—
Loss from damage of real estate assets, net	—	1,871,115
Interest expense	10,458,422	6,467,733
Total other expenses, net	10,054,409	8,844,098
Loss Before Income Taxes	(8,505,584)	(10,352,706)
Provision for (benefit from) income taxes	—	—
Net Loss	(8,505,584)	(10,352,706)
Net loss attributable to noncontrolling interests	(5,802,121)	(7,441,601)
Net Loss Attributable to CaliberCos, Inc.	$(2,703,463)	$(2,911,105)
Basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.13)
Weighted-average basic and diluted common shares outstanding	25,299,392	23,510,271

The accompanying notes are an integral part of these consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	CaliberCos, Inc.
	Common Stock
	Shares	Par Value	Paid in Capital	Accumulated Deficit	Noncontrolling Interests	Total Stockholders’ Equity
Balances at December 31, 2015	54,913,833	$54,914	$4,475,974	$(15,280,714)	$15,854,034	$5,104,208
Share surrender transaction	(32,280,462)	(32,280)	32,280	—	—	—
Issuance of common stock	1,260,440	1,260	2,202,640	—	—	2,203,900
Exchange of common stock for note receivable – related party	170,940	171	307,521	—	—	307,692
Distributions to preferred stockholders	—	—	—	(68,927)	—	(68,927)
Accretion of mezzanine equity value	—	—	—	(45,599)	—	(45,599)
Contributions from noncontrolling interest holders	—	—	—	—	26,825,721	26,825,721
Conversion of related party advance to noncontrolling interest	—	—	—	—	250,000	250,000
Conversion of notes payable – related parties to noncontrolling interest	—	—	—	—	2,000,000	2,000,000
Redemptions of noncontrolling interest	—	—	—	—	(5,290,000)	(5,290,000)
Distributions to noncontrolling interest holders	—	—	—	—	(1,199,072)	(1,199,072)
Net loss	—	—	—	(2,911,105)	(7,441,601)	(10,352,706)
Balances at December 31, 2016	24,064,751	24,065	7,018,415	(18,306,345)	30,999,082	19,735,217
Issuance of common stock	540,157	540	972,569	—	—	973,109
Settlement of share-based payments	1,325,324	1,325	1,125,200	—	—	1,126,525
Conversion of notes payable to common stock	867,245	867	1,560,174	—	—	1,561,041
Distributions to preferred stockholders	—	—	—	(197,825)	—	(197,825)
Accretion of mezzanine equity value	—	—	—	(15,868)	—	(15,868)
Contributions from noncontrolling interest holders	—	—	—	—	12,015,046	12,015,046
Redemptions of noncontrolling interest	—	—	—	—	(5,715,524)	(5,715,524)
Distributions to noncontrolling interest holders	—	—	—	—	(1,684,037)	(1,684,037)
Net loss	—	—	—	(2,703,463)	(5,802,121)	(8,505,584)
Balances at December 31, 2017	26,797,477	$26,797	$10,676,358	$(21,223,501)	$29,812,446	$19,292,100

The accompanying notes are an integral part of these consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Cash Flows From Operating Activities
Net loss	$(8,505,584)	$(10,352,706)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,564,129	3,933,485
Amortization of deferred financing costs	2,305,174	839,169
Amortization of advance key money	(75,000)	(75,000)
Amortization of above-market ground lease	(125,409)	(125,409)
Impairment	460,906	348,286
Loss from equity method investment	67,000	65,330
Loss on extinguishment of debt	203,556	—
Gain on disposition of real estate	(1,478,865)	—
Loss from damage of real estate assets, net	—	1,871,115
Changes in operating assets and liabilities:
Real estate assets held for sale	$5,186,228	$296,432
Restricted cash	632,739	(3,017,260)
Accounts receivable	123,128	(633,474)
Other receivables	849,269	(68,134)
Due from related parties	(1,866,271)	(380,003)
Prepaid and other assets	168,609	(1,119,210)
Accounts payable	222,600	(965,875)
Accrued interest	(473,861)	484,333
Accrued expenses	56,087	1,167,595
Due to related parties	481,133	379,829
Other liabilities	554,396	236,978
Net cash provided by (used in) operating activities	4,349,964	(7,114,519)
Cash Flows From Investing Activities
Acquisition of multi-family and hotel properties	—	(58,521,942)
Investments in real estate assets	(15,808,134)	(6,953,041)
Proceeds from disposition of real estate	3,015,000	2,250
Investments in unconsolidated entities	—	(15,895)
Distributions from unconsolidated entities	—	6,087
Funding of notes receivable – related parties	(250,000)	(50,250)
Payments received on notes receivable – related parties	130,272	392,000
Decrease (increase) in restricted cash	5,686,804	(7,737,731)
Net cash used in investing activities	(7,226,058)	(72,878,522)
Cash Flows From Financing Activities
Capital lease payments	(13,308)	(13,308)
Payment of deferred financing costs	(1,503,331)	(1,693,796)
Payment of loan extinguishment fees	(666,994)	—
Proceeds from notes payable	43,088,783	56,063,779
Repayments of notes payable	(36,656,105)	(3,952,169)
Proceeds from notes payable – related parties	762,000	8,844,664
Repayments of notes payable – related parties	(5,501,892)	(3,823,656)
Proceeds from the issuance of preferred stock	573,617	1,377,437
Proceeds from the issuance of common stock	973,109	2,203,900
Distributions to preferred stockholders	(197,825)	(68,927)
Contributions from noncontrolling interest holders	12,015,046	26,825,721
Redemptions of noncontrolling interests	(5,465,524)	(5,290,000)
Distributions to noncontrolling interest holders	(1,584,037)	(1,199,072)
Net cash provided by financing activities	$5,823,539	$79,274,573

The accompanying notes are an integral part of these consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Net Increase (Decrease) in Cash	$2,947,445	$(718,468)
Cash at Beginning of Year	3,159,333	3,877,801
Cash at End of Year	$6,106,778	$3,159,333
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of $1,132,898, and $801,173 of capitalized interest, for for the years ended December 31, 2017 and 2016, respectively	$7,908,233	$6,914,070
Cash paid for income taxes	$—	$—
Supplemental Disclosures of Non-cash Investing and Financing Activities
Cost of real estate investments included in accounts payable	$2,541,913	$501,513
Real estate investment reclassification to be held for sale	$1,417,376	$4,606,758
Deferred financing costs included in accrued expenses	$510,000	$890,980
Refinance of notes payable – related parties	$—	$8,227,862
Conversion of notes payable – related parties to noncontrolling interest	$—	$2,000,000
Insurance claim receivable for damage to property	$—	$779,389
Exchange of common and preferred stock for note receivable – related party	$—	$500,000
Conversion of related party advance to noncontrolling interest	$—	$250,000
Conversion of notes payable to common stock	$1,561,041	$—
Conversion of notes payable to preferred stock	$975,651	$—
Settlement of share-based payments	$1,126,525	$—
Accrued redemption of noncontrolling interest	$250,000	$—
Accrued noncontrolling interest distribution	$100,000	$—
Accretion of mezzanine equity value	$15,868	$45,599

The accompanying notes are an integral part of these consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Basis of Presentation
Organization
CaliberCos, Inc., a Nevada corporation, and its consolidated subsidiaries (collectively, the “Company”, “Caliber”, “we”, “our”, and “us”), is an asset manager of private equity real estate funds and provider of a full suite of traditional real estate services. CaliberCos, Inc. was formed in November 2014, and originally began as Caliber Companies, LLC, an Arizona limited liability company, which commenced operations in January 2009. The real estate asset management business includes the management of private equity real estate funds and direct real estate investments in residential, commercial, and hospitality assets. We also provide capital raising services to the private equity real estate funds we manage. The Company provides real estate services for the assets it manages, as well as for third party customers, including construction, development, real estate brokerage, and property management services. In addition to providing asset management and real estate services, the Company also owns a portfolio of single-family homes which are held for rental and/or sale. Our business is organized into eight reportable segments, which we analyze in two categories; real estate services (Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified), and as of December 31, 2017, we had operations in Arizona, Nevada, Utah, Colorado, and Alaska.
In general, the private equity real estate funds Caliber manages are organized as operating partnerships, in which multiple unrelated passive investors own partnership interest and Caliber is designated as the manager and/or general partner of the partnership. Depending on the legal structure and arrangements between Caliber and the funds, we may or may not consolidate the partnerships for financial reporting purposes. For funds in which Caliber is determined to be the controlling party for financial reporting purposes, the fund is consolidated and the passive investors’ ownership is presented as noncontrolling interest in the accompanying consolidated financial statements. For funds in which Caliber is not determined to be the controlling party for financial reporting purposes, the fund is not consolidated and any fees earned from the fund are included in fund management revenue in the accompanying consolidated financial statements (see Note 2).
Going Concern
Since its inception the Company has generated net losses and experienced negative cash flows from operations. The Company has an accumulated deficit of  $21,223,501 and cash of  $6,106,778 as of December 31, 2017. Historically, as the Company has sought to grow and scale its business, management has funded working capital through a combination of sale of Company stock and short-term borrowings. The Company has significant debt obligations maturing in the twelve-month period subsequent to the date these financial statements are issued. The combination of these factors raises substantial doubt about the Company’s ability to continue as a going concern.
Management’s plans to address these concerns, in part, by increasing the amount of revenue generated by our existing revenue sources. This is achieved by increasing our assets under management, completing additional construction related activities, earning development fees, earning brokerage fees, and continuing our program of advantageously selling our single-family assets. In addition, management is continuing to improve and develop new sources of revenue such as the fees we generate from raising capital into our managed Funds, and additional sales and marketing reimbursements.
Management additionally expects to materially grow revenues from the assets and investments held by the Company. As purchasing opportunistic real estate assets is a primary function of the Company, the first 12 – 24 months of most investments are considered to be a rehabilitation, construction, or stabilization period. Thereafter, management seeks to produce additional revenues from each asset purchased through increased occupancy, increased rents, sale of the assets, or a combination of these strategies. As such,

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 1 — Organization and Basis of Presentation (continued)

management generally expects investments in real estate occurring in late 2016 – 2017 to produce additional revenue gains in 2018 with optimized revenue and net income expected in 2019. There can be no assurance as to these results or expectations.
Management also has active capital and debt raising programs design to lower the Company’s cost of capital. These programs include, not only executing agreements with new lenders but also, the option to extend the terms of the existing debt or to offer conversions of our debt into Caliber equity. There can be no assurance as to these results or expectations.
Management believes that these actions will enable the Company to continue as a going concern within one year after the date these financial statements are issued. Management believes that the success of these plans is probable, and as a result, believes that the conditions that raise substantial doubt about the ability of the Company to continue as a going concern are mitigated.
Basis of Presentation
The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of CaliberCos, Inc., its wholly-owned and majority-owned subsidiaries, and the consolidated entities that are considered to be variable interest entities (“VIEs”), of which the Company was determined to be the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Note 2 — Summary of Significant Accounting Policies
Consolidation
The accompanying consolidated financial statements include our accounts and those of our consolidated subsidiaries, which are comprised of VIEs in which we are the primary beneficiary and voting interest entities (“VOEs”), in which we determined we have a controlling financial interest, under the “Consolidations” Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) (Topic 810). The equity and net income or loss attributable to noncontrolling interests in subsidiaries is shown separately in the accompanying consolidated balance sheets, statements of operations, and statements of changes in stockholders’ equity.
Variable Interest Entities
We determine if an entity is a VIE based on several factors, including whether the equity holders, as a group, lack the characteristics of a controlling financial interest. We make judgments regarding which types of activities most significantly impact the entity’s economic performance first on a qualitative analysis, then a quantitative analysis, if necessary.
We analyze any investments in VIEs to determine if we are the primary beneficiary. A reporting entity is determined to be the primary beneficiary if it holds a controlling financial interest in a VIE. Determining which reporting entity, if any, has a controlling financial interest in a VIE is primarily a qualitative analysis focused on identifying which reporting entity has both (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses or the right to receive benefits from such entity that could potentially be significant to such entity. Performance of that analysis requires the exercise of judgement.
We consolidate any VIE for which we are the primary beneficiary and disclose significant VIEs of which we are not the primary beneficiary, as well as disclose our maximum exposure to loss related to the VIEs that are not consolidated (see Note 4).

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

Voting Interest Entities
For VOEs, we consolidate the entity if we have a controlling financial interest in the entity. We have a controlling financial interest in a VOE if  (1) for legal entities other than partnerships, we own a majority voting interest in the VOE or, for limited partnerships and similar entities, we own a majority of the entity’s kick-out rights through voting limited partnership interests and (2) non-controlling shareholders or partners do not hold substantive participating rights, and no other conditions exist that would indicate that we do not control the entity.
Use of Accounting Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company makes significant estimates regarding the useful lives of depreciable assets, real estate and other investment impairment, the allocation of purchase price for business combinations and asset acquisitions, income taxes, and the consolidation of equity investments and VIEs.
Investments in Unconsolidated Entities
Our investments in unconsolidated entities in which we have the ability to exercise significant influence over operating and financial policies, but do not control, are accounted for under the equity method of accounting. We eliminate transactions with such equity method subsidiaries to the extent of our ownership in such entities. Accordingly, our share of the earnings or loss from these entities, in which our investment is accounted for under the equity method basis, is included in consolidated net income or loss. All other investments held on a long-term basis are valued at cost less any impairments. As of December 31, 2017 and 2016, the balance of our investments in unconsolidated entities was $174,895 and $238,143, respectively, which is included in prepaid and other assets on the accompanying consolidated balance sheets. In certain situations, the Company has invested only a nominal amount of cash, or no cash at all, into a venture. However, as the manager of the venture, we are entitled to 35 – 25% of the residual cash flow (“carried interest”) produced by the venture after the payment of any priority returns.
Under both the equity and cost method, impairment losses are recognized upon evidence of other-than-temporary losses of value. When evaluating investments that are not actively traded on a public market for impairment, we generally use a discounted cash flow approach to estimate the fair value of our investments and/or look to comparable activities in the marketplace. Management’s judgment is required in developing the assumptions for the discounted cash flow approach. These assumptions include net asset values, internal rates of return, discount and capitalization rates, interest rates and financing terms, rental rates, timing of leasing activity, estimates of lease terms and related concessions, and other factors. When determining if impairment is other-than-temporary, we also look to the length of time and the extent to which fair value has been less than cost as well as the financial condition and near-term prospects of each investment. None of our recorded investments were considered to be impaired at December 31, 2017 or 2016.
Acquisition of Real Estate Assets
Upon the acquisition of real estate properties, a determination is made as to whether the acquisition meets the criteria to be accounted for as an asset acquisition or a business combination. The determination is primarily based on whether the assets acquired and liabilities assumed meet the definition of a business. The determination of whether the assets acquired and liabilities assumed meet the definition of a business includes a single or similar asset threshold. In applying the single or similar asset threshold, if substantially

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the assets acquired and liabilities assumed are not considered a business. Most of our acquisitions meet the single or similar asset threshold, due to the fact that substantially all of the fair value of the gross assets acquired is attributable to the real estate assets acquired.
Business Combinations
If a transaction is determined to be a business combination, the assets acquired, liabilities assumed, and any identified intangibles are recorded at their estimated fair values on the transaction date, and transaction costs are expensed in the period incurred. We estimate the fair value of tangible assets such as land, building, furniture, fixtures and equipment, using a combination of internal valuation techniques that consider comparable market transactions, replacement costs and other available information and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using a combination of internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar communities and third-party valuations, depending upon the circumstances of the acquisition.
The intangible assets or liabilities related to in-place leases can exist as either the lessee or the lessor in the leasing arrangement and are comprised of: (a) the value of the above- and below-market leases in-place, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect; (b) the estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to originate the in-place leases; and (c) the value associated with vacant properties during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on market demand and stabilized occupancy levels at the time of acquisition).
The values of the above- and below-market leases in which we are the lessor are amortized to rental revenue over the expected remaining terms of the associated leases, which include reasonably assured renewal periods. The values of the above- and below-market leases in which we are the lessee are amortized to lease expense (as a reduction of lease expense) over the remaining terms of the associated leases, which include reasonably assured renewal periods.
Asset Acquisitions
If a transaction is determined to be an acquisition of an asset, the purchase price is allocated to the acquired assets, including any intangible assets, based on their estimated fair values, and transaction costs are capitalized and allocated to the acquired assets based on their fair values as well. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, using a combination of internal valuation techniques that consider comparable market transactions, replacement costs and other available information and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using a combination of internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar communities and fair value estimates provided by third party valuation specialists, depending upon the circumstances of the acquisition.
The intangible assets or liabilities related to in-place leases can exist as either the lessee or the lessor in the leasing arrangement and are comprised of: (a) the value of the above- and below-market leases in-place, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect; (b) the estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to originate the in-place leases; and (c) the value associated

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

with vacant properties during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on market demand and stabilized occupancy levels at the time of acquisition).
The values of the above- and below-market leases in which we are the lessor are amortized to rental revenue over the expected remaining terms of the associated leases, which include reasonably assured renewal periods. The values of the above- and below-market leases in which we are the lessee are amortized to lease expense over the remaining terms of the associated leases, which include reasonably assured renewal periods.
Cost Capitalization and Depreciation
We capitalize costs, including certain indirect costs, incurred in connection with our construction and development activities. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with capital addition activities at the asset level. We also capitalize interest, property taxes and insurance during periods in which redevelopment, development and construction projects are in progress. We commence capitalization of costs, including certain indirect costs, incurred in connection with our capital addition activities, at the point in time when activities necessary to get the assets ready for their intended use are in progress. This includes when assets are undergoing physical construction, as well as when apartment homes are held vacant in advance of planned construction, provided that other activities such as permitting, planning and design are in progress. We cease the capitalization of costs when the assets are substantially complete and ready for their intended use, which is typically when construction has been completed and apartment homes or other properties are available for occupancy. We charge the cost of ordinary repairs, maintenance and resident turnover to operating expense, as incurred.
Depreciation for all tangible real estate assets is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of our real estate assets are as follows:
Building and building improvements	15 – 40 years
Furniture, fixtures, and equipment	3 – 7 years
For the years ended December 31, 2017 and 2016, depreciation expense was $5,564,129, and $3,933,485, respectively.
Impairment of Long-Lived Assets
Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is determined to not be recoverable. If events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows of the asset, excluding interest charges. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the asset.
For the years ended December 31, 2017 and 2016, we recorded impairment losses of  $460,906 and $348,286, respectively, related to certain single-family homes. The estimated fair value (level 3) of the single-family homes, which was based on a combination of internal valuations using available market data and third-party valuations, was determined to be less than the carrying value at the respective measurement date.
Real Estate Assets Held for Sale
An asset or asset group is classified as held for sale when certain criteria are met including management’s approval for sale, the availability of the asset or asset group to be sold in its present condition, and the likelihood of the sale occurring within the next twelve months is probable. At such time,

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

if the asset was being depreciated, depreciation is no longer recognized. Assets held for sale are recorded at the lower of their carrying value, or estimated net realizable value, less costs to sell. The estimates used in the determination of the net realizable value of real estate held for sale is based on known factors to the Company at the time such estimates are made and management’s expectations of future operations and economic conditions. Should the estimate or expectations used in determining net realizable value deteriorate in the future, the Company may be required to recognize impairment charges or write-offs related to these real estate assets held for sale. At December 31, 2017 and 2016, we had $1,424,335 and $5,193,187 of assets classified as held for sale which was comprised of single-family homes actively being marketed for sale which were expected to be sold within the next 12 months.
Advance Key Money
We have entered into certain arrangements in which hotel franchisors or their affiliates have provided the Company with financing as part of a franchise arrangement. The Company has been advanced funds upon entering into a franchise agreement, and is not required to repay the funds as long as the franchise agreement is not terminated prior to its scheduled maturity. The potential amount of funds that would be required to be repaid decreases with the passage of time. The Company records a liability equal to the initial amount of funds received, which is amortized over the term of the franchise agreement and recorded as a reduction of franchise fee expense, which is included in operating expenses in the accompanying consolidated statements of operations.
Cash
Cash includes cash in bank accounts. The Company deposits cash with several high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit of  $250,000. At times, the Company’s cash balances may exceed federally insured levels. Although the Company bears risk on amounts in excess of those insured by the FDIC, it has not experienced and does not anticipate any losses due to the high quality of the institutions where the deposits are held.
Restricted Cash
Restricted cash consists of tenant security deposits and cash reserves required by certain loan agreements for capital improvements and repairs. As improvements and repairs are completed, related costs incurred by the Company are funded from the reserve accounts. Restricted cash also includes cash held in escrow accounts by mortgage companies on behalf of the Company for payment of property taxes, insurance, and interest.
Cash Held for Others
We manage cash in our role as an agent for certain of our property management clients. As of December 31, 2017 and 2016, we had cash held for others in the amount of  $630,885 and $524,290, respectively. These amounts are not included in the balances on our consolidated balance sheets.
Concentration of Credit Risk
Substantially all of the Company’s revenues are generated from the management, ownership and/or operations of real estate assets located in Arizona, Alaska, Colorado, Nevada, and Utah. The Company mitigates the associated risk by:
•
diversifying our investments in real estate assets across multiple asset types, including office, hospitality, single-family, multi-family, and self-storage properties;

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

•
diversifying our investments in real estate assets across multiple geographic locations including different markets and sub-markets in Arizona, Alaska, Colorado, Nevada, and Utah; diversifying our investments in real estate assets across assets at differing points of stabilization, and in varying states of cash flow optimization; and

•
maintaining financing relationships with a diversified mix of lenders (differing size and type), including large national banks, local community banks, private equity lenders, and insurance companies.

Mezzanine Equity
The Company may issue one or more series of preferred stock. Preferred stock, which is subject to mandatory redemption by the Company, is presented as temporary, or mezzanine, equity, and presented separate from permanent equity on the accompanying consolidated balances sheets. The Company’s Series A preferred stock is mandatorily redeemable at a fixed price on a fixed or determinable date, and the conditions for redemption are not within the control of the Company. Accordingly, the Series A preferred stock is presented as mezzanine equity on the accompanying consolidated balance sheets. Mezzanine equity is initially recorded at fair value on the issuance date. If it is probable that the equity instrument will become redeemable, the carrying amount of the instrument is accreted up over time using the effective-interest method, such that the carrying value equals the redemption value on the redemption date.
Noncontrolling Interests in Consolidated Real Estate Partnerships
We report the unaffiliated partners’ interests in the net assets of our consolidated real estate partnerships as noncontrolling interests within consolidated stockholders’ equity. Noncontrolling interests consist primarily of equity interests held by limited partners in consolidated real estate partnerships. We generally attribute to noncontrolling interests their share of income or loss of the consolidated partnerships based on their proportionate interest in the results of operations of the partnerships, including their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity and partners’ capital accounts.
The terms of the partnership agreements generally require the partnerships to be liquidated following the sale of the underlying real estate assets. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The terms of certain partnership agreements outline differing classes of equity ownership, some of which are redeemable by the partnership at the partnership manager’s discretion.
Advertising Costs
Advertising costs are expensed as incurred. For the years ended December 31, 2017 and 2016, advertising costs totaled $426,715 and $504,179, respectively.
Deferred Financing Costs
Deferred financing costs represent costs incurred in connection with obtaining long-term debt and are capitalized and amortized over the term of the related debt obligation using the straight-line method. Amounts amortized are reported as a component of interest expense in the consolidated statements of operations. U.S. GAAP requires that the effective interest method be used to recognize amortization; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective interest method. Capitalized deferred financings costs, net of

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

accumulated amortization, are offset against and included in notes payable on the accompanying consolidated balance sheets. For the years ended December 31, 2017 and 2016, amortization and write-offs of deferred financing costs totaled $2,407,152 and $839,169, respectively.
Inventory
The Company holds certain items in inventory in connection with its hotel operations. The inventory consists of food, beverage products and hotel gift shop items, which are carried at the lower of cost or net realizable value, determined on a first-in, first-out basis. At December 31, 2017 and 2016, the Company’s inventory balance was $178,239 and $177,289, respectively, which is included in prepaid and other assets on the accompanying consolidated balance sheets.
Revenue Recognition
Rental Income
Rental income includes the revenues generated primarily by the rental operations of the residential (multi-family and single-family) properties owned and/or managed by the Company. The Company’s revenues generated by residential properties, which primarily consist of rental income and include rents that each tenant pays in accordance with the terms of each lease, are reported on a straight-line basis over the initial noncancelable term of the lease, net of any concessions, and are recognized when earned and collectability is reasonably assured. These revenues are recorded net of any sales and occupancy taxes collected from tenants.
Hospitality
Hospitality revenues are generated by the Company’s hotel properties, and are comprised of charges for room rentals, food and beverage sales, and other hotel operating activities. These revenues are recorded net of any sales and occupancy taxes collected from guests. Revenues are recognized as earned, which is defined as the date upon which a guest occupies a room or utilizes the hotel property’s services, and the point of sale for food and beverage sales. To the extent guests or groups pre-pay for rooms or services to be provided by the hotel the amounts are recorded as deferred revenue, and are recognized as the room night occurs or service is provided.
Real Estate Sales
Real estate sales are comprised of sales proceeds from the sale of single family homes. All other real estates assets sold are recognized in other (income) expenses. Revenue from the sale of real estate is recognized when title is transferred, all consideration is exchanged, and all conditions precedent to closing are performed.
Construction and Development
The Company provides construction related services to affiliates and third parties, which include the build-out of tenant space, the renovation of hospitality, residential, and commercial real estate, and general real estate repair and maintenance services. In addition, the Company provides development services for ground-up development and repositioning of real estate assets.
Revenues related to cost-plus contracts are recognized on the basis of costs incurred during the period plus fees earned. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

This method is used because management considers incurred costs to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is as least reasonably possible that the estimates used could change within the near term.
The asset, “Costs in excess of billings” included in prepaid and other assets on the accompanying consolidated balance sheets represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs” included in other liabilities on the accompanying consolidated balance sheets represents billings in excess of revenues recognized. In addition, the Company generates revenue from construction and development services which is recognized when the services are rendered.
Fund Management
Fund management revenue includes fees earned for managing private equity real estate funds. We generally earn initial, one-time fees at the inception of a fund, and separate on-going, annual asset management fees. Asset management fees are generally based on 1.5% of capital contributed into a particular fund and reimbursement for costs incurred on behalf of a fund, which includes an allocation of overhead costs, and are recalculated annually. Fund management revenue also includes fees earned on certain real estate transactions and fees based on the performance of certain funds. The fees included in fund management revenue are charged and recognized in the period the related services are provided.
Property Management
Property management revenue includes fees charged for property management services. Revenues are generally based upon percentages of the rental revenue or base rent generated by the properties being managed. These fees are recognized when earned under the provisions of the related management agreements. Property management revenue also includes fees charged to property management customers for leasing commissions. These fees are generally a flat fee or based on the amount of the new lease executed and are charged at the time a tenant enters into a lease agreement for the customer’s property. These fees are recognized when earned under the provisions of the related management agreements, and generally at the time the lease is executed.
Our clients reimburse us for certain expenses incurred on their behalf. Our treatment of these reimbursements is based upon the terms of the underlying contract. We use certain indicators as to whether we record the reimbursements on a gross versus net basis, such as whether we are the primary obligor on the contracts, whether the contract is based on a fixed fee, credit risk, and our discretion in making vendor selections and establishing prices.
In certain instances, we have determined we are acting as the principal in the transaction and, accordingly, report these reimbursements as revenue on a gross basis with the total costs reflected in operating expenses. Reimbursement revenue is recognized when the underlying reimbursable costs are incurred.
Brokerage
We earn real estate brokerage commission revenue by acting as a broker for residential and commercial real estate owners and investors seeking to buy and/or sell properties, including investment properties, as well as primary residences. Revenues from real estate brokerage commissions are typically recognized at the close of escrow or transfer of title.
In certain instances, we have determined we are acting as the principal in the brokerage transaction and, accordingly, report these commissions as revenue on a gross basis with the total costs reflected in brokerage expenses. When we determine we are not acting as the principal in the transaction and are acting as an agent, we report the transaction on a net basis, presenting the brokerage commission revenue net of any related brokerage commission expenses.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

Capital Raise Fees
We enter into fixed fee arrangements with our affiliates to provide certain services associated with marketing, soliciting, and selling member interests of the affiliated private equity real estate funds. All capital raise fee revenues are charged to our affiliates and recognized in the period the related services are provided.
Accounts Receivable
Accounts receivable primarily consists of amounts due from guests or groups for hotel rooms and services provided by the hotel properties. Accounts receivable also include due, but unpaid, rental payments. The Company continually reviews receivables and determines collectability by taking into consideration the history of past write-offs, collections, current credit conditions, tenant payment history, the financial condition of the tenants, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is uncertain, the Company will record an increase in the allowance for doubtful accounts. Amounts that are determined to be uncollectible with a high degree of certainty are written-off through bad debt expense, which is included in other expenses, net on the accompanying consolidated statements of operations. As of December 31, 2017 and 2016, the Company had recorded an allowance for doubtful accounts of  $0 and $19,590, respectively.
Interest Rate Caps
The Company utilizes interest rate caps, derivative financial instruments, to reduce interest rate risk. The Company does not hold or issue derivative financial instruments for trading purposes. Accounting and reporting standards for derivative instruments and hedging activities require the Company to recognize all derivatives as either assets or liabilities on the consolidated balance sheets and measure those instruments at fair value. Changes in the fair value of those instruments are reported in earnings or other comprehensive income (loss) depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged. As of December 31, 2017 and 2016, the Company’s interest rate caps were estimated to have fair values (level 3) equal to zero, as they were ineffective hedges (see Note 5).
Earnings Per Share
Basic earnings per share attributable to common stockholders is computed by dividing net income (loss) attributable to CaliberCos, Inc. by the weighted average number of shares outstanding during each period. The computation of diluted income (loss) per share attributable to common stockholders further assumes the potential dilutive effect of potential common shares, which includes warrants. To the extent the inclusion of potential common shares is anti-dilutive, the potential common shares are excluded from the computation of diluted income (loss) per share attributable to common stockholders.
Related Parties
In the normal course of business, the Company enters into transactions with related parties. Related parties include affiliates of the entity, entities under common control as the Company, significant stockholders and members of their immediate families, executive management and members of their immediate families, and other parties that can significantly influence the management and operating policies of the Company.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

Income Taxes
The Company accounts for income taxes under the asset and liability method in accordance with FASB ASC 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws and are released in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are provided against deferred tax assets when it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.
A valuation allowance is required to reduce the balance of a deferred tax asset if it is determined that it is more-likely-than-not that all or some portion of the deferred tax asset will not be realized due to the lack of sufficient taxable income or other limitation on the Company’s ability to utilize the loss carryforward.
We recognize the impact of an income tax position, if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. Related interest and penalties are classified as income taxes in the financial statements. See Note 9 for more information regarding unrecognized income tax benefits.
Fair Value of Financial Instruments
We disclose the fair value of financial instruments in accordance with FASB ASC 825, “Financial Instruments”. We estimate the fair value of our financial instruments using available market information and established valuation methodologies. The estimates of fair value are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or valuation methodologies may have a material effect on the estimated fair value amounts.
Fair Value Measurements
The Company’s fair value measurement and disclosures consist of a three-level valuation hierarchy. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the ability to observe the inputs employed in the measurement using market participant assumptions at the measurement date. An asset’s or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:
Level 1 inputs — quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.
Level 2 inputs — inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3 inputs — unobservable inputs for the asset or liability. These unobservable inputs reflect assumptions about what market participants would use to price the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting company’s own data).

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

Share-based payments
The Company has granted stock to non-employees in non-capital raising transactions as compensation for services provided. For stock grants to non-employees, the fair value of the share-based payment is determined based upon the measurement date fair value. The measurement date may be either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. The fair value of the Company’s common stock grants is estimated using market factors, such as the current private market selling price of the Company’s common stock at the measurement date, depending on the terms of each arrangement. Non-employee share-based payment charges are recognized based on the terms of each arrangement, and share-based payment charges are generally recognized as the related service is provided.
Segment Information
The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are divided into two categories; real estate services (Corporate & Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). In accordance with ASC 280, Segment Reporting, in determining the most appropriate reportable segments, we considered the information our chief operating decision maker assesses when evaluating the operating performance of our assets, based on our share of operating income (loss), including similar economic and other characteristics, and the nature of operating or revenue producing activity.
Recent Accounting Pronouncements
In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases, which will require that a lessee recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right of use asset and a lease liability and the disclosure of key information about the entity’s leasing arrangements. ASU 2016-02 retains a distinction between finance leases (i.e., capital leases under current U.S. GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current U.S. GAAP. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. A modified retrospective approach is required for existing leases that have not expired upon adoption. We are currently evaluating the potential impact the adoption of ASU 2016-02 will have on our consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which is intended to address diversity in practice related to how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments in ASU 2016-15 address eight specific cash flow issues as well as application of the predominance principle (dependence on predominant source or use of receipt or payment) and are effective for public business entities for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years with early adoption permitted. ASU 2016-15 requires retrospective adoption unless it is impracticable to apply, in which case it is to be applied prospectively as of the earliest date practicable. We do not believe the adoption of ASU 2016-15 will have a material impact on our consolidated financial statements.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which provides guidance on the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. In accordance with ASU 2016-18, restricted cash and restricted cash equivalents

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 — Summary of Significant Accounting Policies (continued)

should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the statements of cash flows. The amendments of ASU 2016-18 are effective for reporting periods beginning after December 15, 2017, with early adoption permitted. We do not believe the adoption of ASU 2016-18 will have a material impact on our consolidated financial statements.
In January 2017, the FASB issued ASU 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments — Equity Method and Joint Ventures (Topic 323). ASU 2017-03 requires registrants to disclose the effect that recently issued accounting standards will have on their financial statements when adopted in a future period. The SEC staff expects the additional qualitative disclosures to include a description of the effect of the accounting policies that the registrant expects to apply, if determined, and a comparison to the registrant’s current accounting policies. In addition, a registrant should describe the status of its process to implement the new standards and the significant implementation matters yet to be addressed. ASU 2017-03 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years with early adoption permitted for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We are currently evaluating the effect that this ASU will have on our consolidated financial statements.
In September 2017, FASB issued ASU 2017-13, Revenue from Contracts with Customers which amended FASB ASC Topic 606, Revenue from Contracts with Customers. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 supersedes nearly all existing revenue recognition guidance under U.S. GAAP and requires revenue to be recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Additionally, qualitative and quantitative disclosures are required about customer contracts, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract.
The FASB has also issued the following amendments to ASU 2014-09 to provide clarification on the guidance:
•
ASU 2015-14, Revenue from Contracts with Customers (Topic 606) — Deferral of the Effective Date

•
ASU 2016-08, Revenue from Contracts with Customers (Topic 606) — Principal versus Agent (Reporting Revenue Gross vs Net)

•
ASU 2016-10, Revenue from Contracts with Customers (Topic 606) — Identifying Performance Obligations and Licensing

•
ASU 2016-12, Revenue from Contracts with Customers (Topic 606) — Narrow-Scope Improvements and Practical Expedients

The adoption of Topic 606 is required for public entities for reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period, and is required for all other entities for reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Companies may use either a full retrospective or a modified retrospective approach to adopt the new standards. We are currently evaluating the potential impacts the adoption of ASU 2014-09 and its related amendments will have on our consolidated financial statements.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 3 — Real Estate Transactions
Acquisitions
During the year ended December 31, 2017, the Company acquired one single-family homes for $630,000. During the year ended December 31, 2016, and the Company acquired seven single-family homes for $1,046,000. The Company also acquired three multi-family properties and two hotel properties during the in 2016, which were all determined to be asset acquisitions. The assets acquired were recorded as follows:
	2016
	Property Type	Location	Purchase Price	Transaction Costs	Land and Land Improvements	Building and Building Improvements	Furniture, Fixtures, and Equipment	Intangible Lease Assets	Total Real Estate Investment
Palms – Central Apartments	Multi- family	Phoenix, Arizona	$5,829,181	$88,683	$2,973,801	$2,874,674	$69,389	$—	$5,917,864
Palms – Northwest Apartments	Multi- family	Phoenix, Arizona	$4,476,014	$72,041	$2,437,520	$2,051,084	$59,451	$—	$4,548,055
Palm – West Apartments	Multi- family	Phoenix, Arizona	$3,694,804	$62,433	$2,353,217	$1,344,696	$59,324	$—	$3,757,237
Hilton Tucson East	Hotel	Tucson, Arizona	$9,304,982	$50,544	$1,903,922	$6,864,891	$280,578	$306,134	$9,355,525
Hilton Phoenix Airport	Hotel	Phoenix, Arizona	$34,779,949	$163,311	$6,370,871	$26,072,305	$2,500,085	$—	$34,943,261
									$58,521,942

Dispositions
During the year ended December 31, 2017, the Company sold 35 single-family homes for $7,877,470, resulting in a gain of  $946,532. The Company also sold a multi-family property located in Phoenix, Arizona (“Uptown Square Apartments” or “Uptown”) in 2017, for $3,015,000, resulting in a gain of  $1,478,865. Caliber has a 36.4% equity share in the consolidated entity which sold Uptown and is entitled to its proportionate share of the net sale proceeds; however, at December 31, 2017, the proceeds remained in escrow at our discretion, in anticipation of applying to proceeds to a new real estate acquisition, and are included in restricted cash on the accompanying consolidated balance sheets. During the year ended December 31, 2016, the Company sold six single-family homes for $2,444,400, resulting is a loss of $119,842.
Note 4 — VIEs
As of December 31, 2017 and 2016, the Company’s consolidated financial statements include ten entities, all of which are real estate operating entities, consolidated as VIEs. Management has determined that the equity holders in these entities (which may or may not include the Company), as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance and/or have disproportionate voting rights relative to their equity; and the Company has all of the decision-making power with respect to the activities of the entity, and none of the equity holders in the entity have substantive protective or participating rights to remove the power from the Company. The Company was determined to be the primary beneficiary of each of these entities since it has the power to direct the activities of the entity and the right to absorb losses, generally in the form of guarantees of indebtedness.
Generally, the assets of the individual consolidated VIEs can be used only to settle liabilities of the each individual consolidated VIE and the liabilities of the individual consolidated VIEs are liabilities for which creditors or beneficial interest holders do not have recourse to the general credit of the Company. The Company has provided financial support to certain consolidated VIEs in the form of short term financing and guarantees of the debts of certain VIEs. In general, our maximum exposure to loss due to involvement with the consolidated VIEs is limited to the amount of capital investment in the VIE, if any, or the potential obligation to perform on the guarantee of debts.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4 — VIEs (continued)

The table below outlines the classification and carrying amounts of the assets and liabilities of the VIEs that are included in the Company’s consolidated balance sheets at December 31, 2017 and 2016.
	2017	2016
ASSETS
Real estate investments, net	$122,458,216	$111,764,596
Cash	3,828,070	2,097,664
Restricted cash	6,620,240	12,912,846
Accounts receivable, net	982,867	1,097,588
Other receivables	—	779,389
Notes receivable – related parties	277,978	50,250
Due from related parties	420,583	170,826
Prepaid and other assets	2,520,623	2,260,014
Total assets	$137,108,577	$131,133,173
LIABILITIES
Notes payable, net of deferred financing costs	$92,088,579	$86,977,459
Notes payable – related parties	254,978	563,870
Accounts payable	1,390,652	1,074,375
Accrued interest	664,322	579,548
Accrued expenses	2,932,359	3,112,508
Due to related parties	340,969	667,695
Advance key money, net	1,275,000	1,350,000
Above-market ground lease, net	4,013,072	4,138,481
Other liabilities	1,187,578	830,157
Total liabilities	$104,147,509	$99,294,093

See Note 10 for additional information related to the commitments and contingencies of these VIEs.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable
Notes payable consisted of the following as of December 31, 2017 and 2016:
	2017	2016	Interest Rate	Original/ Extended Maturity
Real estate loans
Crowne Plaza Phoenix Airport	11,522,148	11,737,838	Variable	September 2018
Uptown Square Apartments	—	1,506,270	4.00%	May 2027
Hilton Tucson East Hotel	12,730,000	12,730,000	10.00%	June 2018
Hampton Inn & Suites Hotel	6,868,347	7,048,107	4.50%	July 2025
GC Square Apartments	—	4,866,725	Variable	November 2022
GC Square Apartments	8,939,000	—	Variable	November 2020
Holiday Inn & Suites Hotel	15,375,000	14,625,217	Variable	July 2018
Hilton Phoenix Airport	29,000,000	—	9.00%	June 2018
Hilton Phoenix Airport	—	27,500,000	Variable	December 2017
Palms Apartment Portfolio	9,603,918	9,761,541	5.28%	September 2026
Single-family Home Loans	1,519,049	2,561,450	9.95% – 12.125%	January 2018
Unsecured Borrowing	947,500	2,147,500	33.00%	Undefined
Total real estate loans	96,504,962	94,484,648
Corporate notes	6,383,273	4,474,000	10.125% – 18.00%	January 2018 – December 2018
Other	7,950	41,551	6.00%	February 2018 – November 2018
Total notes payable	102,896,185	99,000,199
Deferred financing costs, net	(1,949,834)	(2,798,239)
	$100,946,351	$96,201,960

Real Estate Loans
Crowne Plaza Phoenix Airport
Mortgage Loan
In August 2014, the Company entered into a $12,000,000 loan, which is secured by a deed of trust and assignment of the leases and rents of a hotel property in Phoenix, Arizona. The loan has a variable interest rate which is equal to 1-month LIBOR plus 6.25%, with a required minimum rate of 6.50%, resulting in a rate of 7.50% and 6.875% at December 31, 2017 and 2016, respectively. Contemporaneous with entering into the loan agreement the Company also entered into an interest rate cap agreement, which set a maximum interest rate of 8.625% until September 2016, and 9.125% thereafter. The terms of the loan required monthly interest-only payments until October 2015, at which time the required monthly payments converted to a principal plus interest payment, with a balloon payment due at maturity. The loan is guaranteed by an individual who is an affiliate of the Company. The terms of the loan agreement also require the Company to pay an exit fee equal to 1.00% of the principal amount of the loan at the time the loan is repaid in full. The exit fee of  $120,000 was accrued upon entering into the loan, and was recorded as a deferred financing cost. The loan had an original maturity of September 2017; however, the loan had an

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable (continued)

extension option which would extend the maturity date for one year, and if the option is exercised there is an additional option to further extend the maturity date until July 2019. The extension options include a provision requiring the Company to meet certain financial covenants at the time of the exercise of the option.
In September 2017, the Company executed a one-year extension of the loan agreement, extending the maturity date to September 2018. All other terms of the loan remained unchanged. In connection with the loan extension, the Company also entered into a new interest rate cap agreement, which sets a maximum interest rate of 9.125% and expires September 2018.
Promissory Note
In February 2016, the Company entered into an unsecured promissory note in the amount of $250,000, with an interest rate of 18.0% per annum and a stated maturity date of August 31, 2016. The note was paid in full and extinguished upon maturity by CDIF, LLC (“CDIF”), an affiliated entity, on behalf of the Company, and simultaneous with the repayment of the note by CDIF, the Company issued membership interest to CDIF in the amount of  $250,000.
Uptown Square Apartments
In April 2015, the Company entered into a $1,550,000 loan, which was secured by a deed of trust and assignment of rents of a multi-family property in Phoenix, Arizona. The loan had a 4.00% interest rate which was fixed through May 2022. The terms of the loan required monthly principal and interest payments, with a balloon payment due at maturity. The loan had a stated maturity of May 2027. The terms of the loan allowed the Company to prepay the outstanding balance in whole at any time prior to the maturity date, subject to a prepayment premium fee. The loan was guaranteed by certain individuals who are affiliates of the Company. The loan was repaid in full in December 2017, in connection with the sale of the property (see Note 3).
Hilton Tucson East Hotel
In June 2016, the Company entered into a $12,730,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Tucson, Arizona. Upon entering into the loan, $4,330,000 of the loan proceeds were used to complete the purchase of the hotel property (the “Original Loan”), $8,000,000 of the loan proceeds were placed into a reserve account to be drawn against and pay for the renovation of the hotel property (the “Renovation Reserve”), and the remaining $400,000 of the loan proceeds were placed into a reserve account to be drawn against and pay interest on the loan (the “Interest Reserve”). At December 31, 2017 and 2016, the balance of the Renovation Reserve was $246,754 and $7,410,315, respectively, and the balance of the Interest Reserve was $0 and $192,284, respectively, both of which are included in restricted cash on the accompanying consolidated balance sheets. Interest was charged on the Original Loan and funds that were disbursed from the Renovation Reserve at a rate of 8.85% per annum, and were paid from the Interest Reserve until the reserve was depleted. Once the Interest Reserve was depleted, the loan continued to require monthly interest-only payments. The interest rate on the Original Loan and the funds disbursed from the Renovation Reserve increased to 10.0% in July 2017. Interest is charged on the undisbursed funds that remain in the Renovation Reserve at a rate of 4.425% per annum. The payment of the interest charged on the undisbursed funds was deferred until October 2017, at which time the loan began to require monthly interest-only payments of the interest charged on the undisbursed funds. The interest rate on the undisbursed funds from the Renovation Reserve also increased to 10.0% in October 2017. The loan may be prepaid in whole, but not in part, subject to certain terms and fees, at any time. The loan is guaranteed by CDIF and an individual who is an affiliate of the Company. The terms of the loan require the Company to pay an exit fee of  $330,980 at the time the loan is repaid in full. The exit fee of  $330,980 was accrued upon entering into the loan, and was recorded as a deferred

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable (continued)

financing cost and is being amortized over the life of the loan. The loan matures in June 2018. The maturity date of the loan may be extended by one year subject to certain conditions and fees. If the maturity date of the loan is extended the interest rate increases to 11.0% per annum.
Hampton Inn & Suites Hotel
In July 2015, the Company entered into a $7,250,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Scottsdale, Arizona. The terms of the note require monthly principal and interest payments, with a balloon payment due at maturity. The loan has a fixed interest rate of 4.50%. The terms of the loan allow the Company to prepay the outstanding balance in part or in whole at any time prior to the maturity date, subject to a prepayment premium fee. The loan is guaranteed by an individual who is an affiliate of the Company. The loan matures in July 2025. The terms of the note include certain financial covenants and, as of December 31, 2017 and 2016, the Company was in compliance with all such covenants.
GC Square Apartments
In October 2015, the Company entered into a $4,875,000 loan, which was secured by a deed of trust and assignment of rents of a multi-family property in Phoenix, Arizona. The loan had a variable interest rate, equal to 1-month LIBOR plus 2.53%, resulting in a rate of 3.15% at December 31, 2016. Contemporaneous with entering into the loan the Company entered into an interest rate cap agreement, which set a maximum interest rate of 6.50% until November 2018. The terms of the loan required monthly interest-only payments until December 2016, at which time the required monthly payments converted to a payment of principal plus interest payment, at the variable rate, with a balloon payment due at maturity. The terms of the loan allowed the Company to prepay the loan in whole without penalty, subject to certain terms and conditions; however, partial prepayments were subject to a 1.00% prepayment penalty. The loan had a stated maturity of November 2022. The loan was guaranteed by an individual who is an affiliate of the Company. The loan was repaid in full in October 2017.
In October 2017, the Company entered into an $11,000,000 loan, which is secured by a deed of trust and assignment of rents of a multi-family property in Phoenix, Arizona. Upon entering into the loan agreement $2,061,000 of the loan proceeds were held back by the lender. The funds held back can be drawn on by the Company for future construction and development costs. The loan has a variable interest rate equal to LIBOR plus 5.25%, resulting in a rate of 6.49% at December 31, 2017. The loan requires interest-only payments until maturity. The loan matures in November 2020 and has options to extend the maturity date up to two additional years, subject to certain terms and conditions. Contemporaneous with entering into the new loan the Company entered into an interest rate cap agreement, which set a maximum interest rate of 7.00% until November 2018, and 7.75% from November 2018 through maturity.
Holiday Inn & Suites Hotel
In June 2015, the Company entered into a $15,375,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. At the time of entering into the loan, $11,250,000 was used to acquire the hotel property with the remaining $4,125,000 held back to be used towards the renovation of the hotel property. As of December 31, 2017, the full holdback amount $4,125,000 had been released and used to fund the renovation of the hotel property. The loan requires monthly interest-only payments until maturity. The interest rate on the loan is equal to 1-month LIBOR plus 5.30%, resulting in a rate of 6.54% and 6.00% at December 31, 2017 and 2016, respectively. Contemporaneous with entering into the loan, the Company entered into an interest rate cap agreement, which sets a maximum interest rate of 7.30% until July 2017 and 7.80% for the period from August 2017 through the maturity of the loan. The loan is guaranteed by individuals who are affiliates of the Company. The terms of the loan agreement require the Company to pay an exit fee equal to 0.75% of the principal

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable (continued)

amount of the loan at the time the loan is repaid in full. The exit fee of  $115,313 was accrued upon entering into the loan, and was recorded as a deferred financing cost and is being amortized over the life of the loan. The loan matures in July 2018; however, the loan can be extended for up to two 1-year extension periods, subject to the Company meeting certain covenants. If the Company extends the maturity date, the required loan payments convert to principal plus interest payments based on a 25-year amortization schedule. The terms of the loan include certain non-financial covenants and as of December 31, 2017 and 2016, the Company was in compliance with all such covenants.
Hilton Phoenix Airport
In November 2016, the Company entered into a $4,000,000 loan, which was secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. The terms of the loan required monthly interest-only payments, with a balloon payment due at maturity. The loan had a variable interest rate equal to LIBOR plus 13.00%, with a required minimum rate of 13.50%, resulting in a rate of 13.65% at December 31, 2016. The loan was guaranteed by an individual who is an affiliate of the Company. The terms of the loan required the Company to pay an exit fee equal to 2.00% of the original principal amount of the loan at the time the loan was repaid in full. The exit fee of  $80,000 was accrued upon entering into the loan, and was recorded as a deferred financing cost. The loan matured in December 2017, and was paid in full.
In November 2016, the Company entered into a $24,000,000 loan, which was secured by a deed of trust and assignment of leases and rents of a hotel property located in Phoenix, Arizona. The terms of the loan required a one-time $500,000 principal payment, and monthly interest-only payments thereafter, with a balloon payment due at maturity. The loan had a variable interest rate which was equal to LIBOR plus 6.00%, with a required minimum rate of 6.50%, resulting in a rate of 6.65% at December 31, 2016. The loan was guaranteed by a related party entity and an individual who is an affiliate of the Company. The terms of the loan required the Company to pay an exit fee equal to 2.00% of the original principal amount of the loan at the time the loan was repaid in full. The exit fee of  $480,000 was accrued upon entering into the loan, and was recorded as a deferred financing cost. The loan matured in December 2017, and was paid in full.
In December 2017, the Company entered into a $29,000,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. At the closing of the loan, $300,000 of the loan proceeds were held back by the lender to finance future property improvements. The new loan has a fixed interest rate of 9.00%, requires monthly interest-only payments until maturity, and matures in June 2018. At the lender’s sole discretion, and provided certain conditions are met, the maturity date may be extended up to an additional nine months, to March 2019.
Palms Apartment Portfolio
In August 2016, the Company entered into a $9,800,000 loan, which is secured by the deeds of trust and assignment of rents of a portfolio of three multi-family properties located in Phoenix, Arizona. The loan has a 5.277% fixed interest rate. The terms of the loan require monthly principal and interest payments, with a balloon payment due at maturity. The terms of the loan do not allow the Company to prepay the outstanding balance in whole at any time prior to the maturity date. The loan is guaranteed by an individual who is an affiliate of the Company. The loan matures in September 2026.
Single-family Home Loans
The Company owns multiple single-family homes which are held as rental property or held with the intention of being renovated and resold. Multiple single-family homes owned by the Company at December 31, 2017 and 2016 were subject to loans held by third parties.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable (continued)

At December 31, 2017, there were 10 individual single-family home loans outstanding with outstanding principal balances ranging from $31,100 to $368,900, interest rates ranging from 9.95% to 12.125%. The loans generally require monthly or quarterly interest-only payments until maturity or the sale of the home. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower. As of December 31, 2017, all of the loans had reached their original stated maturity and were due to be repaid when the related home is sold. During the year ended December 31, 2017, $123,077 of principal due in connection with a single-family home loan was converted to common stock and $76,923 of principal due in connection with a single-family home loan was converted to preferred stock.
At December 31, 2016, there were 18 individual single-family home loans outstanding with outstanding principal balances ranging from $35,000 to $400,000, interest rates ranging from 9.00% to 12.125%, and maturity dates ranging from January 2017 to December 2017. The loans generally require monthly or quarterly interest-only payments until maturity or the sale of the home. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower.
Unsecured Borrowing
In July 2012, the Company entered into an arrangement with a third-party lender in which the lender advanced funds to the Company to facilitate the purchase and renovation of single-family homes. The advances generally accrued interest at rates ranging from 20.0% to 24.0%, and all amounts were due upon the sale of the home underlying each advance. In January 2016, all amounts outstanding under the arrangement were consolidated into a single loan, the interest rate was adjusted to 33.0% per annum, and the repayment terms were modified to require that the Company make monthly payments which are applied 50% to principal and 50% to interest. Under the current repayment terms the loan will be fully repaid by October 2018 (see Note 17).
Corporate Notes
The Company has entered into multiple general corporate financing arrangements with third parties. The arrangements are generally evidenced in the form of a promissory note, which are secured by the otherwise unencumbered assets of the Company, and require monthly or quarterly interest-only payments until maturity. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower.
At December 31, 2017, there were 62 individual corporate notes outstanding, with outstanding principal balances ranging from $10,750 to $900,000, interest rates ranging from 10.125% to 18.0%, and maturity dates ranging from January 2018 to November 2018. During the year ended December 31, 2017, $1,437,964 of principal due in connection with corporate promissory notes was converted to common stock and $898,728 of principal due in connection with corporate promissory notes was converted to preferred stock.
At December 31, 2016, there were 31 individual corporate notes outstanding, with outstanding principal balances ranging from $80,000 to $900,000, interest rates ranging from 10.125% to 18.0%, and maturity dates ranging from January 2017 to December 2017.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5 — Notes Payable (continued)

Other
GoldenWest Management, Inc.
In January 2014, the Company acquired an existing property management company located in Tucson, Arizona for $300,000, and $150,000 of the purchase was financed through a seller-carryback loan. The loan had an interest rate of 6.0%, required monthly principal and interest payments, and a scheduled maturity of February 2018. The outstanding principal balance at December 31, 2016, was $23,745. The loan was repaid in full in 2017.
Desert Sand Realty, LLC
In November 2014, the Company acquired a property management company located in Phoenix, Arizona for $55,000, and $35,000 of the purchase was financed through a seller-carryback loan. The loan has an interest rate of 6.0%, requires monthly principal and interest payments, and matures in November 2018. The outstanding principal balance at December 31, 2017 and 2016, was $7,950 and $17,805, respectively.
Future Minimum Payments
As of December 31, 2017, the future aggregate principal repayments due on the Company’s notes payable for each of the years ending December 31, are as follows:
2018	$77,828,370
2019	360,824
2020	9,315,834
2021	398,151
2022	418,310
Thereafter	14,574,696
$102,896,185

Note 6 — Prepaid and Other Assets
Prepaid and other assets consisted of the following as of December 31, 2017 and 2016:
	2017	2016
Prepaid expenses	$1,044,609	$718,121
Deposits	716,150	586,575
Costs in excess of billings	46,034	494,607
Deferred franchise fees, net	427,952	467,540
Intangibles, net	286,802	345,144
Investments in unconsolidated entities	174,895	238,143
Inventory	178,239	177,289
Other	—	82,871
Total prepaid and other assets	$2,874,681	$3,110,290

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 7 — Other Liabilities
Other liabilities consisted of the following as of December 31, 2017 and 2016:
	2017	2016
Sales tax payable	$599,868	$427,999
Deposits	287,688	341,019
Redemption/distribution payable	350,000	—
Billings in excess of cost	137,292	51,099
Deferred revenue	41,062	53,991
Other	164,640	165,354
Total other liabilities	$1,580,550	$1,039,462

Note 8 — Related Party Transactions
Notes Receivable — Related Parties
CDIF
In April 2016, the Company assumed an unsecured promissory note payable by CDIF, an affiliated entity which is managed by the Company, to a third party in exchange for issuing common and preferred stock to the third party. At the time of the transaction the outstanding principal balance of the promissory note was $500,000. The note accrued interest at a rate of 18% for the first 90 days after origination and 15% thereafter. The note required monthly interest only payments until maturity. The original term of the note was 12 months and it matured in October 2016; however, the maturity date was extended to June 2017 upon mutual agreement between the parties. During the years ended December 31, 2017 and 2016, the Company earned $856 and $26,666 of interest in connection with the note, respectively, which are included in other (income) expense, net on the accompanying consolidated statements of operations. Interest due to the Company of  $1,080 was outstanding at December 31, 2016, and is included in due from related parties on the accompanying consolidated balance sheets. At December 31, 2016, the outstanding principal balance of the loan was $108,000, which is included in notes receivable — related parties on the accompanying consolidated balance sheets. The note was paid in full in June 2017.
SF Alaska, LP
In August 2016, the Company entered into an unsecured $50,250 promissory note with SF Alaska, LP, an affiliated entity, which is managed by the Company. The note matures in August 2018, and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the years ended December 31, 2017 and 2016, the Company earned $5,583 and $2,280 of interest in connection with the note, respectively, which is included in other (income) expense, net on the accompanying consolidated statements of operations. Interest due to the Company of  $561 and $2,280, was outstanding at December 31, 2017 and 2016, respectively, and is included in due from related parties on the accompanying consolidated balance sheets. At December 31, 2017 and 2016, the outstanding principal balance of the loan was $27,978 and $50,250, respectively, which are included in notes receivable — related parties on the accompanying consolidated balance sheets.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

CDOF II
In June 2017, the Company entered into an unsecured $250,000 promissory note with Caliber Diversified Opportunity Fund II, LP (“CDOF II”), an affiliated entity, which is managed by the Company. The note matures in June 2019, and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the year ended December 31, 2017, the Company earned $15,205 of interest in connection with the note, which is included in other (income) expense, net on the accompanying consolidated statements of operations. Interest due to the Company of  $15,205 was outstanding at December 31, 2017, and is included in due from related parties on the accompanying consolidated balance sheets. At December 31, 2017, the outstanding principal balance of the loan was $250,000, which is included in notes receivable — related parties on the accompanying consolidated balance sheets.
Future Minimum Payments Receivable
As of December 31, 2017, the future aggregate principal payments due to the Company related to the notes receivable — related parties for each of the years ending December 31, are as follows:
2018	$27,978
2019	250,000
$277,978

Fund Management
The Company manages multiple private equity real estate funds. We earn asset management and other fees for the services provided, and enter into an agreement with each private equity real estate fund outlining the terms and fees to be earned. In general:
•
We charge an initial one-time fee related to the initial formation, administration, and set up of the fund (“Set Up Fees”). For the years ended December 31, 2017 and 2016, we earned $750,000 and $175,000, respectively, of Set Up Fees in connection with newly opened funds.

•
We are entitled to receive reimbursement for certain expenses incurred or paid on behalf of the fund, which may include an allocation of certain administrative and overhead costs. We also receive an annual asset management fee equal to 1.5% of the non-affiliate capital contributions related to the on-going management of the assets owned by the fund and the overall fund administration (collectively, “Asset Management Fees”). For the years ended December 31, 2017 and 2016, the Company earned $837,983 and $640,941, respectively, of Asset Management Fees.

•
We are entitled to 20% – 35% of all cash distributions from the operating cash flows of the fund, after the payment of all priority preferred returns, and the repayment of any preferred capital contributions. We are also entitled to 35% – 25% of all cash distributions from the cash flows resulting from the sale or refinance of the assets of the fund, after the payment of all priority preferred returns, and the repayment of all capital contributions (collectively, “Carried Interest”). For the years ended December 31, 2017 and 2016, the Company earned $73,843 and $91,318, respectively, of Carried Interest.

As of December 31, 2017 and 2016, amounts due to the Company from related parties for fund management services totaled $815,048 and $190,141, respectively, and are included in due from related parties on the accompanying consolidated balance sheets.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

Property Management
The Company provides property management services and oversees the day-to-day operations of multiple residential and commercial assets owned by the funds managed by the Company. In general, the initial terms of each property management agreement are 12 months, however, the agreement automatically renews every 12 months for an additional 12 months. Per the terms of each agreement, the Company generally earns a fixed monthly fee, plus additional variable fees related to leasing, marketing, maintenance, and administrative activities (collectively, “Property Management Fees”). For the years ended December 31, 2017, and 2016, the Company earned $149,556 and $85,715, respectively, of Property Management Fees from related parties. As of December 31, 2017 and 2016, amounts due to the Company from related parties for Property Management Fees totaled $6,312 and $9,437, respectively, and are included in due from related parties on the accompanying consolidated balance sheets.
Selling Agent Agreements
The Company entered into multiple agreements with affiliated entities in which we receive fees for services primarily relating to the marketing, offering, registering, and selling of equity and debt instruments of the affiliates (collectively, “Capital Raise Fees”). For the years ended December 31, 2017 and 2016, the Company earned $428,567 and $100,231, respectively, of Capital Raise Fees from related parties, which are presented as capital raise fees on the accompanying consolidated statements of operations. As of December 31, 2017 and 2016, amounts due to the Company from related parties for Capital Raise Fees totaled $399,126 and $100,231, respectively, and are included in due from related parties on the accompanying consolidated balance sheets.
Construction and Development
The Company regularly provides development, construction, and maintenance services to its affiliates, including the private equity real estate funds it manages. The fee arrangement with each affiliate entity varies; however, the arrangements are generally structured as cost incurred, plus a market rate of profit margin. For the years ended December 31, 2017 and 2016, the Company recognized $4,237,274 and $3,621,823, respectively, of construction and development revenue from related parties. As of December 31, 2017 and 2016, amounts due to the Company from related parties for construction, development, and maintenance services totaled $833,292 and $564,629, respectively, and are included in due from related parties on the accompanying consolidated balance sheets.
Home Sales
Since 2016, the Company has sold multiple single-family homes to Caliber Residential Advantage Fund, LP and its subsidiary (“CRAF”), a private equity real estate fund managed by the Company. During the years ended December 31, 2017 and 2016, the Company recognized real estate sales revenue of $2,146,570 and $68,500, respectively, which is included in real estate sales revenue on the accompanying consolidated statements of operations. In connection with each sale, the loan on the property, which was held by CFIF II, a separate affiliated entity was repaid in full.
Real Estate Brokerage
The Company earns commissions in exchange for providing real estate brokerage services related to the purchase and sale of residential and commercial assets owned by the funds managed by the Company. The amount of commission earned varies based on the size and complexity of each transaction, as well as other factors. For the years ended December 31, 2017 and 2016, the Company recognized $173,636 and $154,740, respectively, of brokerage commission revenue from related parties, which is included in brokerage revenues on the accompanying consolidated statements of operations.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

Notes Payable — Related Parties
CFIF
From April 2014 through May 2016, the Company entered into multiple promissory notes with Caliber Fixed Income Fund, LLC (“CFIF”), an affiliated entity, which is managed by the Company, for the purpose of financing the purchase, development, and renovation of residential properties. The notes had an interest rate of 11% per annum and required monthly interest-only payments until maturity. The notes generally had a term of 12 months, and were required to be repaid at the earlier of i) the sale of the related property, or ii) the stated maturity date. The notes could be prepaid at any time prior to maturity without penalty, and the maturity date could be extended upon the mutual agreement of the parties. During the year ended December 31, 2016, the Company incurred $332,576 of interest expense in connection with the notes. In May 2016, all outstanding notes due to CFIF, with an aggregate outstanding principal balance of $8,227,862, were refinanced and transferred to Caliber Fixed Income Fund II, LLC (“CFIF II”), an affiliated entity, which is managed by the Company. As of December 31, 2016, all amounts due to CFIF had been repaid in full.
CFIF II
Beginning in July 2015, the Company entered into multiple promissory notes with CFIF II, a related party, for the purpose of financing the purchase, development, and renovation of residential and commercial properties. The notes have an interest rate of 11% per annum and require monthly interest-only payments until maturity. The notes generally have a term of 12 months, and are required to be repaid at the earlier of i) the sale of the related property, or ii) the stated maturity date. The notes can be prepaid at any time prior to maturity without penalty and the maturity date can be extended upon the mutual agreement of the parties. During the years ended December 31, 2017 and 2016, the Company incurred $1,151,123 and $1,114,830, respectively, of interest expense in connection with the notes. The interest payable as of December 31, 2017 and 2016, was $1,163,166 and $327,348, respectively, which is included in due to related parties on the accompanying consolidated balance sheets. At December 31, 2017 and 2016, the total outstanding principal balance of the notes was $8,687,000 and $13,043,000, respectively, which is included in notes payable — related parties on the accompanying consolidated balance sheets (see Note 17).
CDIF
In January 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allows the fund to borrow up to $2,000,000. The note matures in January 2018, and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. In June 2016, $500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. During the years ended December 31, 2017 and 2016, the Company incurred $23,421 and $45,928 of interest expense in connection with the note, respectively, which is included in interest expense on the accompanying consolidated statements of operations. The interest payable as of December 31, 2017 and 2016, was $0 and $45,928, respectively, which is included in due to related parties on the accompanying consolidated balance sheets. At December 31, 2017 and 2016, the outstanding principal balance of the note was $89,978 and $210,629, respectively, which is included in notes payable — related parties on the accompanying consolidated balance sheets.
In April 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allowed the Company to borrow up to $3,000,000. The note had a stated maturity of April 2018, and had an interest rate of 12.0% per annum. No payments were required prior to the maturity of the note. In November 2016, $1,500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. An additional $400,000 of

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

outstanding principal was settled through the issuance of Class C member interest to an affiliate of CDIF. During the years ended December 31, 2017 and 2016, the Company incurred $23,721 and $81,437 of interest expense in connection with the note, respectively, which is included in interest expense on the accompanying consolidated statements of operations. The interest payable as of December 31, 2016, was $81,437, which is included in due to related parties on the accompanying consolidated balance sheets. At December 31, 2016, the outstanding principal balance of the note was $353,241, which is included in notes payable — related parties on the accompanying consolidated balance sheets. The note and all interest due was paid in full in 2017.
CDOF II
In August 2017, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDOF II, which allows the fund to borrow up to $165,000. The note matures in August 2018, and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the year ended December 31, 2017, the Company incurred $7,920 of interest expense in connection with the note, which is included in interest expense on the accompanying consolidated statements of operations. The interest payable as of December 31, 2017, was $7,920, which is included in due to related parties on the accompanying consolidated balance sheets. At December 31, 2017, the outstanding principal balance of the note was $165,000, which is included in notes payable — related parties on the accompanying consolidated balance sheets (see Note 17).
Management
In March 2013, the Company entered into a promissory note in the amount of  $185,000 with a former member of executive management. The unpaid principal balance accrues interest at a rate of 0.87% per annum. The note matures on December 31, 2018; however, the maturity date may be extended until December 31, 2023, at the Company’s option. Per the terms of the note, no payment is due until maturity and the note may be prepaid at any time without penalty. At December 31, 2017 and 2016 the outstanding principal balance due related to the note was $185,000, which is included in notes payable — related parties on the accompanying consolidated balance sheets. During the years ended December 31, 2017 and 2016, the Company incurred $1,610 of interest expense in connection with the note, which is included in interest expense on the accompanying consolidated statements of operations. The interest outstanding as of December 31, 2017 and 2016, was $7,730 and $6,121, respectively, and is included in due to related parties on the accompanying consolidated balance sheets.
In February 2015, the Company entered into a promissory note in the amount of  $75,000 with a member of executive management. The note has an interest rate of 15.0% per annum, and requires monthly interest-only payments until maturity. The note may be prepaid in whole, or in part, without penalty. During the years ended December 31, 2017 and 2016, the Company incurred and paid $4,938 and $11,250 of interest expense in connection with the note, respectively, which is included in interest expense on the accompanying consolidated statements of operations. The note had an original maturity date of August 2015; however, the maturity was extended until April 2017 upon the mutual agreement of the parties. The note was paid in full in 2017.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

Future Minimum Payments
As of December 31, 2017, the future aggregate principal payments due to related parties from the Company related to the notes payable — related parties for each of the years ending December 31, are as follows:
2018	9,126,978
$9,126,978

Hotel Management
The Company has entered into multiple agreements with Heavlin Management Company, LLC (“HMC”), an affiliated entity through common ownership of certain of the Company’s consolidated subsidiaries, to operate each of the Company’s hotel properties. The term of the agreements is generally 10 years, and may be extended for an additional 10 years upon mutual consent of the Company and HMC. HMC oversees the day-to-day operations and management responsibilities of each hotel property. Per the terms of the agreements, HMC receives a monthly fee equal to 3 – 4% of gross revenue, and may also receive an annual incentive fee, not to exceed 1% of gross operating revenues, by exceeding owner approved budgets for revenue and profits (collectively, Hotel Management Fees”). Hotel Management Fees for the years ended December 31, 2017 and 2016, totaled $1,446,414 and $868,290, respectively, which are included in management fees on the accompanying consolidated statements of operations. For the years ended December 31, 2017 and 2016, Hotel Management Fees did not include any incentive fees. Pursuant to one of the hotel management arrangements, HMC also earn an annual fixed fee of  $100,000, which is included in management fees on the accompanying consolidated statements of operations. In addition to the Hotel Management Fees, HMC also charges the Company for certain shared services including sales and marketing, information technology, and human resources. Expenses for shared services for the years ended December 31, 2017 and 2016, totaled $892,191 and $470,875, respectively, which are included in general and administrative expenses and marketing and advertising expenses on the accompanying consolidated statements of operations, as applicable. The Company also reimburses HMC for expenses incurred or paid on its behalf. At December 31, 2017 and 2016, amounts due to HMC totaled $283,110 and $506,025, respectively, and are included in due to related parties on the accompanying consolidated balance sheets. HMC utilizes the Company’s payroll service provider and reimburses the Company for payroll and other costs paid on their behalf. At December 31, 2017 and 2016, $88,450 and $151,048 of reimbursement was due to the Company from HMC, respectively, and is included in due from related parties on the accompanying balance sheet.
Withdrawal Agreement
In November 2014, the Company entered into an agreement with a former co-manager and member of one of the Company’s consolidated subsidiaries which outlined the terms of his resignation as co-manager and assignment of his member interest. In consideration for his resignation as co-manager and assignment of his member interest, the Company agreed to issue 55,556 shares of its common stock to the individual or his designee, provide the individual with $35,000 of construction services at no cost to the individual, and pay the individual or his designee up to $540,000 in cash, as outlined in the agreement. As of December 31, 2017 and 2016, $481,672 and $544,792, respectively, was included in due to related parties on the accompanying consolidated balance sheets related to this agreement.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 — Related Party Transactions (continued)

Other
In the normal course of business, the Company has various amounts due from related parties, including affiliate entities and individuals, for various expenses paid for by the Company on their behalf and other charges. These amounts are generally unsecured, interest-free, and due on demand. As of December 31, 2017 and 2016, other amounts due from related parties were $863,551 and $136,428, respectively.
In the normal course of business, the Company has various amounts due to related parties, including affiliate entities and individuals, for various expenses paid for by the affiliates on the Company’s behalf and other short-term payment advances. These amounts are generally unsecured, interest-free, and due on demand. As of December 31, 2017 and 2016, other amounts due to related parties were $73,437 and $16,331, respectively.
Note 9 — Income Taxes
In December 2017, the Tax Cut and Jobs Act was signed into law, which enacts significant changes to U.S. tax and related laws. Some of the provisions of the new tax law affecting corporations include, but are not limited to a reduction of the federal corporate income tax rate from 35% to 21%, limiting the interest expense deduction, expensing of cost of acquired qualified property and elimination of the domestic production activities deduction. We have adjusted our net deferred federal income tax assets as of the year ended December 31, 2017, as a result of the income tax rate reduction.
The following table shows the components of the income tax (provision) benefit from total operations for the years ended December 31, 2017 and 2016:
	2017	2016
Current income tax (provision) benefit
Federal	$—	$—
State	—	—
Total	—	—
Deferred income tax (provision) benefit
Federal	912,114	1,818,258
State	(220,823)	169,419
Total	691,291	1,987,677
Adjustment to valuation allowance	(691,291)	(1,987,677)
Total income tax (provision) benefit	$—	$—

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 9 — Income Taxes (continued)

The following table reconciles the U.S. Federal statutory tax rate to the effective income tax rate for the years ended December 31, 2017 and 2016:
	2017	2016
U.S. federal statutory tax rate	34.0%	34.0%
Impact of U.S. tax reform	(23.2)	—
Income passed through to noncontrolling interest, federal tax	(11.4)	(16.4)
Income passed through to noncontrolling interest, state tax	(1.1)	(1.5)
Permanent differences, VIEs	(9.6)	(8.8)
State taxes, net of federal benefit	3.2	3.1
Prior period tax return true-up in current year	0.1	9.0
Nondeductible expenses	(0.1)	(0.2)
Change in valuation allowance	8.1	(19.2)
Effective income tax rate	0.0%	0.0%

The following table summarizes the components of the Company’s deferred tax assets and liabilities as of December 31, 2017 and 2016:
	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$2,621,856	$2,665,098
Section 362 step-up in basis	959,854	1,434,436
Deferred share-based compensation	343,599	932,192
Other	205,395	100,019
Total	4,130,704	5,131,745
Deferred tax liabilties:
Passthrough loss from partnerships	(157,538)	(467,288)
Total	(157,538)	(467,288)
Valuation allowance	(3,973,166)	(4,664,457)
Net deferred tax assets	$—	$—

As of December 31, 2017 and 2016, the Company had $10,541,818 and $7,170,409 of federal and state net operating losses (“NOL”), respectively, available to offset future taxable income. The federal and state NOLs, if not utilized, begin expiring in the year 2035. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s Federal NOL carryovers may be limited in the event of a change in control of ownership.
In assessing the need for a valuation allowance against its net deferred tax assets, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets to determine, based on the weight of available evidence, whether it is more-likely-than-not that some or all of the deferred tax assets will not be realized. In evaluating the need for a valuation allowance, the Company considered cumulative losses as a significant piece of negative evidence and established a full valuation allowance of  $3,973,166 and $4,664,457 against the Company’s net deferred tax assets as of December 31, 2017 and 2016, respectively.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 9 — Income Taxes (continued)

The changes to the Company’s valuation allowance during the year ended December 31, 2017 and 2016 were as follows:
	2017	2016
Valuation allowance at the beginning of the year	$4,664,457	$2,676,780
Changes in valuation allowance recorded during the year	(691,291)	1,987,677
Valuation allowance at the end of the year	$3,973,166	$4,664,457

The Company and its subsidiaries are subject to the following significant taxing jurisdictions: U.S., Arizona, Alaska, Utah, Colorado, and Nevada. The Company is currently not under income tax examination in any tax jurisdiction.
Although we believe our tax returns are correct, the final determination of tax examinations and any related litigation could be different from what was reported on the tax returns. We are currently open to audit under the statute of limitations by the IRS as well as state taxing authorities for the past four years.
We apply the generally accepted accounting principal related to accounting for uncertainty in income taxes, which prescribes a recognition threshold that a tax position is required to meet before recognition in the financial statements and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We do not believe that there are any positions taken by the Company which would require recognition or disclosure in these financial statements for the years ended December 31, 2017 and 2016.
Note 10 — Commitments and Contingencies
Legal Matters
Periodically, the Company is contingently liable with respect to claims incidental to the ordinary course of its operations. There is no current litigation, claims or assessments outstanding and, accordingly, no provision has been made in the accompanying financial statements.
Construction Contracts
In connection with our development, redevelopment and capital improvement activities, we have entered into various construction related contracts and we have made commitments to complete certain projects, pursuant to financing or other arrangements. As of December 31, 2017 and 2016, our commitments related to these activities totaled $9,772,255 and $11,462,274, respectively.
Franchise Agreements and Advance Key Money
Intercontinental Hotel Group
In August 2013, the Company entered into a 20-year franchise agreement with Holiday Hospitality Franchising, LLC (“InterContinental Hotels Group” or “IHG”). Pursuant to the terms of the franchise agreement, the Company pays the following fees on a monthly basis:
•
Royalty Fee of 5% of gross room revenue

•
Service Contribution Fee of 3% of gross room revenue

•
Technology Fee of  $12.75 per room

•
Marketing Fee of  $3.00 per room

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 10 — Commitments and Contingencies (continued)

As a part of the franchise agreement, Six Continents, Inc., an affiliate of IHG, advanced $1,500,000 (“advance key money”) to the Company to retain IHG as the franchisor on the Hotel property for 20 years. Based on the term of the franchise agreement, each year, beginning in August 2015, the Company recognizes $75,000 of the previously deferred advance key money, which is included as a reduction of franchise fees in the accompanying consolidated statements of operations for each of the years ended December 31, 2017 and 2016. The Company is not required to repay any part of the advance key money unless the franchise agreement is cancelled before the termination date of August 2033.
In June 2015, the Company entered into a separate 10-year franchise agreement with IHG, which expires in June 2025. The Company paid an initial fee of  $114,000 in connection with the franchise agreement, which is being amortized over the term of the agreement. The amortization of the initial franchise fee is included in franchise fees on the accompanying consolidated statements of operations, and totaled $11,400 for the years ended December 31, 2017 and 2016. Per the terms of the agreement, the Company pays the following fees on a monthly basis:
•
Royalty Fee of 5% of gross room revenue

•
Service Contribution Fee of 3% of gross room revenue

•
Technology Fee of  $13.26 per room

•
All fees due for marketing

Hampton Inns
In October 2014, the Company entered into a franchise agreement with Hampton Inns Franchise, LLC, which expires in November 2030. The Company paid an initial fee of  $150,000 in connection with the agreement, which is being amortized over the term of the agreement. The amortization of the initial franchise fee is included in franchise fees on the accompanying consolidated statements of operations, and totaled $9,278 for the years ended December 31, 2017 and 2016. Per the terms of the franchise agreement, the Company pays the following fees on a monthly basis:
•
Program Fee of 4% of gross room revenue

•
Royalty Fee of 6% of gross room revenue

Hilton Worldwide
In June 2016 and November 2016, the Company entered into two 10-year franchise agreements with Hilton Franchise Holdings, LLC, an affiliate of Hilton Worldwide. The Company paid an initial fee of $125,000 in connection with each agreement, which is being amortized over the term of the agreements. The amortization of the initial franchise fees is included in franchise fees on the accompanying consolidated statement of operations, and totaled $25,000 for the years ended December 31, 2017 and 2016. Per the terms of the franchise agreements, the Company pays the following fees on a monthly basis:
•
Program Fee of 4% of gross room revenue

•
Royalty Fee of 5% of gross room revenue

•
Food and Beverage Fee of 1 – 3% of gross food and beverage revenue

The food and beverage fee is equal to 1% of gross food and beverage revenue during the first year of the Franchise Agreement, 2% during the second year of the Franchise Agreement, and 3% thereafter.
The Company recognized total aggregate franchise fees of  $3,032,198 and $1,886,930 for the years ended December 31, 2017 and 2016, respectively.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 10 — Commitments and Contingencies (continued)

Insurance Claims
In July 2016, the Company experienced significant damage to one of our multi-family properties resulting from severe weather. The Company recognized a loss of  $1,871,336 in connection with the damage to the property, which is included in loss from damage of real estate assets, net on the accompanying consolidated statements of operations. The Company submitted an initial insurance claim to its insurer, which was denied. We subsequently engaged legal counsel to pursue the claim and attempt to collect the proceeds the Company believed it was entitled to. As of December 31, 2017, the ultimate outcome and amount of any insurance proceeds could not be determined (see Note 17).
In July 2016, the Company experienced significant damage to one of our hotel properties resulting from severe weather. The Company’s insurance claim for the loss in the amount of  $779,389 was approved by the insurer during 2016, and received by the Company during 2017. As of December 31, 2016, the amount of the insurance proceeds has been recorded against the loss incurred during the period in full and the amount due from the insurer is included in other receivables on the accompanying consolidated balance sheets as of December 31, 2016.
Contractual Lease Obligations
Equipment Lease
In December 2014, the Company entered into a lease agreement for certain telecommunication equipment. The lease has a 60-month term, requires monthly lease payments, and has a bargain purchase option at maturity. The recorded lease liability at December 31, 2017 and 2016, was $28,834 and $42,142, respectively, and is included in other liabilities on the accompanying consolidated balance sheets. As of December 31, 2017, the future required payments, for each of the years ending December 31, were as follows:
2018	$13,308
2019	15,526
$28,834

Ground Leases
In November 2012, we acquired a hotel property in Phoenix, Arizona, which is subject to a ground lease and requires monthly lease payments of approximately $72,000, subject to annual adjustments through December 2049, at which time the ground lease expires. The ground lease required a deposit of $325,000, which is included in other assets on the accompanying consolidated balance sheets as of December 31, 2017 and 2016. At the time of acquisition, it was determined that the lease rate of the ground lease was at a rate which management estimated was above the fair market lease rate. Accordingly, we recorded a liability in the amount of the estimated fair value (level 3) of the above-market lease. The above-market lease is amortized as a reduction to lease expense over the term of the lease. Accumulated amortization of the above-market lease intangible as of December 31, 2017 and 2016, was $647,944 and $522,536, respectively.
In October 2014, we acquired a hotel property residing on land which is subject to a ground lease and is subleased to the Company. The sublease requires monthly lease payments of approximately $14,000 which consist of base rent, taxes, and other charges, and are subject to annual adjustments. The amount of the base rent increases over time. The original sublease expires in May 2056; however, the sublease includes two 5-year extension options and a third extension option for an additional 27 months.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 10 — Commitments and Contingencies (continued)

As of December 31, 2017, the estimated future minimum lease payments on the ground leases and the future amortization of the related above-market lease intangible were as follows:
	Lease Payments	Intangible Amortization	Net Lease Expense
2018	$1,028,672	$(125,409)	$903,263
2019	1,028,672	(125,409)	903,263
2020	1,028,672	(125,409)	903,263
2021	1,028,672	(125,409)	903,263
2022	1,028,672	(125,409)	903,263
Thereafter	30,515,688	(3,386,027)	27,129,661
	$35,659,048	$(4,013,072)	$31,645,976

Rent expense totaled $1,210,590 and $1,175,392 for the years ended December 31, 2017 and 2016, respectively, which includes rent expense related to operating leases for office space, equipment, and ground leases. In addition to the arrangements outlined above, the Company regularly enters into short-term equipment and other rentals. Rent expense is included within operating expenses or general and administrative expense in the accompanying consolidated statements of operations, depending on the nature of the individual rental arrangement.
Environmental Matters
In connection with the ownership and operation of real estate assets, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.
Note 11 — Stockholders’ Equity and Share-Based Payments
CaliberCos, Inc. is authorized to issue 100,000,0000 shares of stock, consisting of 90,000,000 shares of common stock and 10,000,000 shares of preferred stock.
Common Stock
Subject to the rights of holders of any preferred stock having preference as to dividends, the holders of common stock shall be entitled to receive dividends when, as, and if declared by the board of directors. The holders of the issued and outstanding shares of common stock shall be entitled to one vote for each share of common stock. No holder of shares of common stock shall have the right to cumulate votes. In the event of liquidation, subject to the prior rights of holders of preferred stock to share ratably in the Company’s assets, the holders of common stock and holders of any shares of preferred stock which are not entitled to any preference in liquidation shall share equally and ratably in the Company’s assets available for distribution after giving effect to any liquidation preference of shares of preferred stock. The holders of common stock shall not have any conversion, redemption, or other preemptive rights. The Company has sold shares of common stock in three tranches.
Tranche 1
From inception through March 2015 shares of common stock were sold in units equivalent to 5,882 shares of common stock per unit. Each unit also included a warrant to purchase up to an additional 1,177 shares of common stock at any time within 30 months from the date the unit was initially purchased, which was subsequently extended for an additional 12 months. The warrants have an exercise price of

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 11 — Stockholders’ Equity and Share-Based Payments (continued)

$1.70 per share. The Company issued a total of 433 units, or 2,547,059 shares, of common stock under the terms of the Tranche 1 stock issuance. As of December 31, 2017, 17,655 shares of common stock had been issued in connection with the exercise of warrants issued in connection with Tranche 1 stock sales.
Tranche 2
During the period from March 2015 through December 2015, shares of common stock were sold in units equivalent to 2 shares of common stock per unit. Each unit also included a warrant to purchase an additional 1 share of common stock at any time within 24 months from the date the unit was initially purchased, which was subsequently extended for an additional 12 months. The warrants have an exercise price of  $2.00 per share. The Company issued a total of 683,464 units, or 1,366,928 shares, of common stock under the terms of the Tranche 2 stock issuance. As of December 31, 2017, 12,962 shares of common stock had been issued in connection with the exercise of warrants issued in connection with Tranche 2 stock sales.
Tranche 3
Beginning January 2016, shares of common stock were sold in units equivalent to 2 shares of common stock and 1 share of Series A preferred stock per unit. As of December 31, 2016, the Company had issued a total of 612,195 units, or 1,224,390 shares, of common stock under the terms of the Tranche 3 stock issuance. As of December 31, 2017, the Company had issued a total of 1,386,229 units, or 2,803,074 shares, of common stock under the terms of the Tranche 3 stock issuance.
During the year ended December 31, 2016, 170,940 of the shares of common stock issued under the terms of the Tranche 3 stock issuance were issued to a third party in exchange for a note receivable from a related party, based on the then current private market selling price of the common stock.
During the year ended December 31, 2016, the Company issued a warrant in connection with a Tranche 3 stock issuance to purchase up to an additional 46,669 shares of common stock at a price of $1.80 per share, at any time from the date of issuance through May 2021.
Warrants
The table below summarizes the warrant activity for the years ended December 31, 2017 and 2016, and the number of potential shares of common stock to be issued in connection with outstanding warrants as of December 31, 2017 and 2016:
Shares
December 31, 2015	1,193,135
Warrants issued	46,669
December 31, 2016	1,239,804
Warrants exercised	(30,617)
December 31, 2017	1,209,187

As of December 31, 2017 and 2016, the weighted average remaining term, in months, and the weighted average exercise price of the outstanding warrants was as follows:
	2017	2016
Weighted-average remaining term (in months)	9.96	10.35
Weighted-average exercise price	$1.87	$1.87

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 11 — Stockholders’ Equity and Share-Based Payments (continued)

Preferred Stock
Preferred stock may be issued in one or more series, and the voting powers, designations, preferences, limitations, or restrictions thereof, of each series of preferred stock shall be prescribed by resolution of the board of directors.
Share Surrender
Effective January 1, 2016, the Founders surrendered 32,280,462 shares (the “Surrendered Shares”) of their common stock to the Company, thereby relinquishing to the Company all of their rights, title, and interest in the Surrendered Shares.
Non-employee Grants
In August 2014, the Company entered into a consulting agreement with Mercadyne Advisors, LLC (“Mercadyne”) and 6831614 Manitoba Ltd. (collectively, the “Consultants”). Per the agreement, the services to be provided by the Consultants were business consulting related services primarily focused on assisting the Company in accessing capital markets and designing, implementing, and completing a public offering. In exchange for the services, the agreement outlined the Consultants compensation to include a $25,000 monthly fee paid in cash and a contingently exercisable warrant to purchase a 15% equity interest in the Company for an aggregate exercise price of  $1,000, exercisable upon the completion of a public offering. The agreement was amended in February 2015, for the purposes of amending the compensation to be a grant of equity rather than a warrant to purchase a 15% equity interest in the Company on a fully diluted basis as of the date of the amendment, for a price of  $1,000, and to memorialize that all services required to be provided in connection with the agreement had been provided, although a public offering had not been completed. The agreement does not include a stated number of shares of common stock to be issued in exchange for the services provided. As of December 31, 2016, no shares had been issued to the Consultants, and a liability in the amount of  $2,508,051, was reflected on the accompanying consolidated balance sheets. The liability was calculated as the estimated fair value (level 3) as of the measurement date of the estimated shares to be issued. The fair value of the shares to be issued was estimated based on the then current private market selling price of the Company’s common stock, at the measurement date. In estimating the number of shares to be issued, the Company estimated a total of 2,950,648 shares to be issued to the two parties, based on all available information. In March 2017, the Company and Mercadyne entered into a stock subscription agreement which finalized the number of shares of common stock to be issued to Mercadyne in connection with the consulting agreement and related amendment. The final number of shares issued to Mercadyne in connection with the agreement was 1,325,324. At the time of the settlement our liability was reduced by $1,126,525, with a corresponding increase to stockholders’ equity. At December 31, 2017, the Company and 6831614 Manitoba Ltd. were in the process of negotiating the number of shares of common stock to be issued to finalize the arrangement, and the Company had a remaining liability recorded in the amount of  $1,381,526.
2017 Stock Incentive Plan
In July 2017, the Board of Directors of the Company approved the 2017 Incentive Stock Plan (the “2017 Plan”). The 2017 Plan allows the Company to: i) grant stock awards; ii) grant stock options; and iii) offer restricted stock purchases to directors, executives and selected employees, consultants, and advisors. The shares awarded under the terms of the plan will be shares of common stock, and the total number of shares to be issued under the 2017 Plan will not exceed 2,000,000. The specific terms of each award, option, or purchase will be defined at the time each such award, option, or purchase is granted or completed. No awards, options, or restricted stock purchase offers had been issued in connection with the 2017 Plan as of December 31, 2017.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12 — Redeemable Preferred Stock
Series A Preferred Stock
In January 2016, the Company designated 2,564,103 of the 10,000,000 authorized shares of preferred stock as Series A Preferred Stock (“Series A”). The powers, preferences, rights, and limitations of Series A are as follows:
•
Holders of Series A are entitled to receive non-cumulative dividends equal to 12.0% per annum prior to the payment of any dividends to holders of common stock.

•
In the event of the liquidation of the Company, holders of Series A are entitled to receive an amount equal to their original contribution plus any declared and accrued but unpaid dividends prior to any payment or distribution to common stock holders.

•
Shares of Series A are convertible into shares of common stock at a conversion ratio of 1.25 shares of common stock for each share of Series A, any time prior to a redemption by the Company or a mandatory conversion, at the holders’ option.

•
Upon the common stock of the Company publicly trading at a per share price on a weighted-average over 20 trading days at a market capitalization of at least $100,000,000, Series A will automatically be converted into shares of common stock at a conversion ratio of 1.25 shares of common stock for each share of Series A.

•
All outstanding shares of Series A shall be redeemed by the Company on the fourth anniversary of the issuance of such shares (the “Redemption Date”) at a price of  $2.25 per share, plus any declared and accrued but unpaid dividends. At any time during the one year period immediately preceding the Redemption Date, the Company may redeem shares of Series A at a price equal to $2.3625 per share.

•
Holders of Series A and holders of common stock shall vote together and not as separate classes, and shall be entitled to vote with common stockholders as if their shares were converted into shares of common stock.

In January 2016, the Company began selling shares of common stock and Series A in units equivalent to 2 shares of common stock and 1 share of Series A per unit, at a cost of  $5.85 per unit ($1.80 per share of common stock and $2.25 per share of Series A preferred stock). During the year ended December 31, 2017, the Company had issued a total of 688,392 units, or 688,392 shares, of Series A preferred stock. During the year ended December 31, 2016, the Company had issued a total of 697,836 units, or 697,836 shares, of Series A preferred stock.
During the year ended December 31, 2016, 85,470 of the shares of Series A preferred stock issued were issued to a third party in exchange for a note receivable from a related party, based on the then current private market selling price of the common stock.
As of December 31, 2017, the future mandatory redemptions for each year ended December 31, were as follows:
2018	$—
2019	—
2020	1,615,344
2021	1,565,136
$3,180,480

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12 — Redeemable Preferred Stock (continued)

One year following the issuance of Series A Preferred Stock, the Company is required to establish, and contribute to a reserve of funds on a quarterly basis, an amount that shall cumulatively be sufficient to pay any amounts due for the redemption of Series A Preferred Stock. The quarterly contributions to the reserve are required to be at least one-twelfth (1/12) of the total amount needed to pay for the redemption of all of the Series A Preferred Stock then outstanding. At December 31, 2017 and 2016, the required reserve was $384,594 and $0, respectively.
During the years ended December 31, 2017 and 2016, the Company paid dividends to preferred stockholders in the amounts of  $197,825, or $0.25 per share, and $68,927, or $0.16 per share, respectively. At December 31, 2017 and 2016, preferred dividends in arrears were $61,467, or $0.04 per share, and $43,475, or $0.06 per share, respectively.
Note 13 — Net Loss Per Share
Basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2017 and 2016, was calculated as follows:
	2017	2016
Net loss attibutable to CaliberCos, Inc.	$(2,703,463)	$(2,911,105)
Preferred stock dividends	(197,825)	(68,927)
Accretion of mezzanine equity value	(15,868)	(45,599)
Net loss attibutable to common stockholders of CaliberCos, Inc.	$(2,917,156)	$(3,025,631)
Waighted-average common shares outstanding	25,299,392	23,486,893
Basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.13)

The computation of diluted loss per share attributable to common stockholders assumes the potential dilutive effect of potential common shares, which includes the exercise of warrants and converted preferred shares. However, to the extent the inclusion of potential common shares is anti-dilutive, the potential common shares are excluded from the computation of diluted income (loss) per share attributable to common stockholders. For the years ended December 31, 2017 and 2016, the inclusion of the effect of any potential exercise of warrants or conversion of preferred shares to common shares is antidilutive, and therefore have been excluded from the computation of loss per share attributable to common stockholders. Additional potential common shares related to the outstanding warrants and preferred shares at December 31, 2017 and 2016 were as follows:
	2017	2016
Additional common shares, if warrants were exercised	1,209,187	1,239,804
Additional common shares, if preferred shares were converted	1,732,786	872,081
	2,941,973	2,111,885

Note 14 — Fair Value of Financial Instruments
The Company estimates fair values of financial instruments using available market information and established valuation methodologies. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or valuation methodologies may have a material effect on the estimated fair value amounts.
Financial instruments that approximate fair value due to the short-term nature of the instruments consist of cash, restricted cash, accounts receivable, and accounts payable. The fair values of long-term debt, advance key money, and interest rate caps have been estimated based on current rates available for

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 14 — Fair Value of Financial Instruments (continued)

similar instruments with similar terms, maturities, and collateral. The carrying values of the Company’s long-term debt, advance key money, and interest rate caps as of December 31, 2016, all approximated fair value, all of which were measured with Level 3 inputs. The carrying values of the Company’s long-term debt, advance key money, and interest rate caps as of December 31, 2017, approximated fair value, with the exception of the long-term debt instruments listed below, all of which were measured with Level 3 inputs. The estimated fair values for the instruments below were determined by management based on a discounted future cash-flow model.
	December 31, 2017
	Carrying Value	Fair Value
Notes payable:
Hilton Tucson East Hotel	$12,730,000	$12,611,000
Hampton Inn & Suites Hotel	$6,868,347	$6,601,000
Palms Apartment Portfolio	$9,603,918	$9,012,000
Note 15 — Segment Reporting
The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are broadly separated in two categories; real estate services (Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). Each segment is described below.
Real Estate Services
Fund/Asset Management
This segment includes all of our corporate operations, as well as the revenue generated by the fund/asset management services and capital raising services provided to the private equity real estate funds which the Company is affiliated with.
Construction & Development
This segment includes our construction and development operations. The Company provides a variety of construction and development services to affiliated entities as well as third parties.
Property Management
This segment includes our property management operations. The Company provides a comprehensive range of services including tenant screening, lease-up, collections, repairs and maintenance, and eviction/removal for affiliated entities as well as third parties.
Real Estate Brokerage
This segment includes our real estate brokerage operations. The Company generates commission revenue by acting as a broker for residential and commercial real estate owners and investors seeking to buy and/or sell properties, including investment properties, as well as primary residences. The Company provides brokerage services to affiliated entities as well as third parties.

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 15 — Segment Reporting (continued)

Real Estate Operations
Hospitality
This segment includes all of the operating activity of the hotel properties which are affiliates of the Company.
Residential
This segment includes all of the operating activity of the single-family assets, which are owned by the Company, and multi-family assets, which are owned and/or managed by the Company. The Company is involved in both the sale and rental of residential real estate assets. This segment also includes residential property development projects in various stages of completion.
Commercial
This segment includes all of the operating activity of the commercial properties which are affiliates of the Company. The Company is involved in both the sale and rental of commercial real estate assets. This segment also includes commercial property development projects in various stages of completion.
Diversified
This segment includes the operating activities of certain entities which are involved in the financing of various affiliated real estate properties through both debt and equity investments.
Due to the diversity of our economic ownership interests across our properties, our chief executive officer, who is our chief operating decision maker (“CODM”), assesses the operating performance of our assets based on our proportionate share of operating income (loss).
The information below includes the operating results and measures of profitability for all operating entities which the Company and our CODM analyze on a regular basis, as the ultimate profitability of each entity, and value of its assets, will impact the ultimate profitability of the Company. The results of each segment are shown on a gross basis, prior to the elimination of any inter-segment transactions. Total assets of each segment are presented on a gross basis, prior to the elimination of any inter-segment balances and inter-segment transactions. The eliminations include all necessary adjustments to: i) eliminate inter-segment transactions; ii) eliminate the results of entities that are not included in our consolidated U.S. GAAP financial statements; and iii) reclassify items to our U.S. GAAP consolidated results presentation. The following tables present the revenues, operating income (loss), and net income (loss) of each of our reportable segments for the years ended December 31, 2017 and 2016, and total assets as of December 31, 2017 and 2016:

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Note 15 — Segment Reporting (continued)
	December 31, 2017
	Real Estate Services					Real Estate Operations					Eliminations		CaliberCos, Inc. & Subsidiaries
	Fund/Asset Management	Construction & Development	Property Management	Real Estate Brokerage	Total	Hospitality	Residential	Commercial	Diversified	Total	Intercompany	Non - consolidated
Revenues
Hospitality	$—	$—	$—	$—	$—	$46,283,522	$—	$—	$—	$46,283,522	$—	$(2,221,415)	$44,062,107
Construction and development	—	20,565,534	—	—	20,565,534	—	—	—	—	—	(15,949,552)	—	4,615,982
Real estate sales	—	—	—	—	—	—	7,877,470	—	—	7,877,470	—	—	7,877,470
Rental income	—	—	—	—	—	—	7,613,774	964,115	—	8,577,889	—	(3,605,086)	4,972,803
Fund management	3,453,453	—	—	—	3,453,453	—	—	—	30,000	30,000	(1,791,623)	(30,000)	1,661,830
Property management	—	—	700,870	—	700,870	—	—	—	—	—	(215,140)	—	485,730
Brokerage	—	—	—	1,860,411	1,860,411	—	—	—	—	—	(1,545,764)	—	314,647
Capital raise fees	544,312	—	—	—	544,312	—	—	—	—	—	(115,745)	—	428,567
Total revenues	3,997,765	20,565,534	700,870	1,860,411	27,124,580	46,283,522	15,491,244	964,115	30,000	62,768,881	(19,617,824)	(6,851,743)	64,419,136
Expenses
Cost of sales – hospitality	—	—	—	—	—	18,185,547	—	—	—	18,185,547	—	(1,458,059)	16,727,488
Cost of sales – construction/development	—	18,622,858	—	—	18,622,858	—	—	—	—	—	(14,517,120)	—	4,105,738
Cost of sales – real estate	—	—	—	—	—	—	7,085,829	—	—	7,085,829	(154,891)	—	6,930,938
Cost of sales – brokerage	—	—	—	1,445,458	1,445,458	—	—	—	—	—	(1,390,873)	—	54,585
Operating costs	453,396	543,337	677,813	15,748	1,690,294	7,545,355	4,218,934	744,332	36,086	12,544,707	(26,136)	(2,632,789)	11,576,076
General and administrative	5,058,814	35,609	87,483	124,385	5,306,291	5,110,525	609,122	30,448	796,882	6,546,977	(480,998)	(1,645,146)	9,727,124
Marketing and advertising	272,402	8,904	—	60,003	341,309	3,398,913	158,075	60,895	70,006	3,687,889	—	(498,385)	3,530,813
Franchise fees	—	—	—	—	—	3,067,828	—	—	—	3,067,828	—	(35,630)	3,032,198
Management fees	—	—	880	—	880	2,498,623	728,129	264,604	771,718	4,263,074	(1,350,381)	(1,292,351)	1,621,222
Depreciation	98,365	—	—	—	98,365	5,518,624	2,157,223	440,375	—	8,116,222	(168,515)	(2,481,943)	5,564,129
Total expenses	5,882,977	19,210,708	766,176	1,645,594	27,505,455	45,325,415	14,957,312	1,540,654	1,674,692	63,498,073	(18,088,914)	(10,547,183)	62,870,311
Operating Income (Loss)	(1,885,212)	1,354,826	(65,306)	214,817	(380,875)	958,107	533,932	(576,539)	(1,644,692)	(236,830)	(1,528,910)	3,695,440	1,548,825
Other (Income) Expenses
Other (income) expenses, net	152,498	9,718	—	—	162,216	532,391	264,641	17,501	(1,217)	813,316	(21,541)	(340,045)	613,946
Income from investments	—	—	—	—	—	—	—	—	(3,807,830)	(3,807,830)		3,807,830	—
Interest income	(856)	—	—	—	(856)	—	(23,571)	—	(1,414,847)	(1,438,418)	856	1,438,418	—
Impairment	—	—	—	—	—	—	460,906	—	—	460,906	—	—	460,906
Gain on disposition of real estate	—	—	—	—	—	—	(1,478,865)	(492,362)	—	(1,478,865)	—	492,362	(1,478,865)
Interest expense	1,463,763	—	—	3,478	1,467,241	7,786,175	2,598,563	640,343	2,649,432	13,674,513	(124,196)	(4,559,136)	10,458,422
Total other expenses, net	1,615,405	9,718	—	3,478	1,628,601	8,318,566	1,821,674	165,482	(2,574,462)	8,223,622	(144,881)	839,429	10,054,409
Net Income (Loss)	$(3,500,617)	$1,345,108	$(65,306)	$211,339	$(2,009,476)	$(7,360,459)	$(1,287,742)	$(742,021)	$929,770	$(8,460,452)	$(1,384,029)	$3,348,373	$(8,505,584)
Total real estate investments, at cost	587,277	—	—	—	587,277	125,329,509	66,841,452	22,008,704	—	214,179,665	(2,618,266)	(65,674,328)	146,474,348
Total Assets	$3,966,716	$4,737,557	$68,196	$138,567	$8,911,036	$124,804,080	$68,062,361	$24,075,191	$52,378,056	$269,319,688	$(6,848,249)	$(118,603,267)	$152,779,208

CALIBERCOS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 15 — Segment Reporting (continued)
	December 31, 2016
	Real Estate Services					Real Estate Operations					Eliminations		CaliberCos, Inc. & Subsidiaries
	Fund/Asset Management	Construction & Development	Property Management	Real Estate Brokerage	Total	Hospitality	Residential	Commercial	Diversified	Total	Intercompany	Non - consolidated
Revenues
Hospitality	$—	$—	$—	$—	$—	$29,747,361	$—	$—	$—	$29,747,361	$—	$(1,946,658)	$27,800,703
Construction and development	—	11,647,019	—	—	11,647,019	—	—	—	—	—	(6,738,293)	—	4,908,726
Real estate sales	—	—	—	—	—	—	3,102,800	—	—	3,102,800	—	(658,400)	2,444,400
Rental income	—	—	—	—	—	—	4,090,164	589,108	—	4,679,272	—	(2,075,065)	2,604,207
Fund management	2,285,399	—	—	—	2,285,399	—	—	—	—	—	(1,308,617)	(69)	976,713
Property management	—	—	609,551	—	609,551	—	—	—	—	—	(153,079)	—	456,472
Brokerage		—	—	2,725,377	2,725,377	—	—	—	—	—	(2,363,189)	—	362,188
Capital raise fees	831,685	—	—	—	831,685	—	—	—	—	—	(731,454)	—	100,231
Other	104,000	—	—	—	104,000	—	—	—	50,950	50,950	(104,000)	(50,950)	—
Total revenues	3,221,084	11,647,019	609,551	2,725,377	18,203,031	29,747,361	7,192,964	589,108	50,950	37,580,383	(11,398,632)	(4,731,142)	39,653,640
Expenses
Cost of sales – hospitality	—	—	—	—	—	12,068,190	—	—	—	12,068,190	—	(1,527,187)	10,541,003
Cost of sales – construction/ development	—	9,851,862	—	—	9,851,862	—	—	—	—	—	(5,662,005)	—	4,189,857
Cost of sales – real estate	—	—	—	—	—	—	3,198,400	—	—	3,198,400	(41,794)	(592,363)	2,564,243
Cost of sales – brokerage	—	—	—	1,272,185	1,272,185	—	—	—	—	—	(1,167,815)	—	104,370
Operating costs	237,564	922,858	629,430	34,116	1,823,968	5,572,973	2,801,741	611,156	51,092	9,036,962	(1,072,802)	(2,373,853)	7,414,275
General and administrative	4,447,216	15,794	24,987	35,000	4,522,997	3,520,652	243,867	282,344	140,719	4,187,582	(674,743)	(1,075,151)	6,960,685
Marketing and advertising	368,756	400	3,137	—	372,293	2,373,757	63,334	54,399	27,073	2,518,563	—	(501,434)	2,389,422
Franchise fees	—	—	—	—	—	1,886,930	—	—	—	1,886,930	—	—	1,886,930
Management fees	—	—	—	—	—	1,970,662	375,900	198,002	611,648	3,156,212	(931,715)	(1,046,519)	1,177,978
Depreciation	106,989	1,621	—	—	108,610	3,598,640	1,892,159	414,316	—	5,905,115	(32,872)	(2,047,368)	3,933,485
Total expenses	5,160,525	10,792,535	657,554	1,341,301	17,951,915	30,991,804	8,575,401	1,560,217	830,532	41,957,954	(9,583,746)	(9,163,875)	41,162,248
Operating Income (Loss)	(1,939,441)	854,484	(48,003)	1,384,076	251,116	(1,244,443)	(1,382,437)	(786,818)	(779,582)	(4,377,571)	(1,814,886)	4,432,733	(1,508,608)
Other (Income) Expenses
Other (income) expenses, net	(615)	(1,619)	449	—	(1,785)	362,548	150,620	3,196	22,101	538,465	(70,080)	(309,636)	156,964
Income from investments	—	—	—	—	—	—	—	—	(494,613)	(494,613)	—	494,613	—
Interest income	(34,841)	—	—	—	(34,841)	(13,622)	(2,648)	—	(1,447,205)	(1,463,475)	51,108	1,447,208	—
Impairment	—	—	—	—	—	—	348,286	—	—	348,286	—	—	348,286
(Gain) loss from disposal/ damage, net	—	—	—	—	—	(220)	1,871,335	(184,291)	—	1,686,824	—	184,291	1,871,115
Interest expense	1,317,158	—	—	—	1,317,158	4,262,497	1,988,265	283,327	1,633,413	8,167,502	(115,788)	(2,901,139)	6,467,733
Total other expenses, net	1,281,702	(1,619)	449	—	1,280,532	4,611,203	4,355,858	102,232	(286,304)	8,782,989	(134,760)	(1,084,663)	8,844,098
Net Income (Loss)	$(3,221,143)	$856,103	$(48,452)	$1,384,076	$(1,029,416)	$(5,855,646)	$(5,738,295)	$(1,073,341)	$(493,278)	$(13,160,560)	$(1,680,126)	$5,517,396	$(10,352,706)
Total real estate investments, at cost	562,732	15,842	—	—	578,574	111,533,386	61,261,918	8,571,228	—	181,366,532	(1,211,970)	(43,876,706)	136,856,430
Total Assets	$4,897,673	$2,488,398	$476,717	$95,563	$7,958,351	$121,842,882	$60,582,583	$9,162,520	$45,277,412	$236,865,397	$(5,973,309)	$(88,578,262)	$150,272,177

CALIBERCOS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Note 16 — Revision of Prior Year Consolidated Financial Statements
In the Company’s prior year consolidated financial statements the net loss attributable to noncontrolling interests did not include an allocation of the charges from CaliberCos, Inc. and its wholly-owned subsidiaries to entities that are consolidated VIEs. CaliberCos, Inc. and its wholly-owned subsidiaries charge the consolidated VIEs various fees for services including construction and development, asset management, property management, real estate brokerage, and capital raising. In the current year presentation, the prior year cost of such fees, which are eliminated in consolidation, have been allocated to the net loss attributable to noncontrolling interests. These adjustments did not effect previously reported net loss. The adjustments that have been made in the current year consolidated financial statements to the previously reported financial statements are outlined below, as of, and for the year ended December 31, 2016.
	As Previously Reported	Adjustment	As Adjusted
Consolidated Balance Sheet
Accumulated deficit	$(22,055,045)	$3,748,700	$(18,306,345)
Stockholders’ deficit attributable to CaliberCos, Inc.	(15,012,565)	3,748,700	(11,263,865)
Stockholders’ equity attributable to noncontrolling interests	34,747,782	(3,748,700)	30,999,082
Consolidated Statement of Operations
Net loss attributable to noncontrolling interests	(5,007,352)	(2,434,249)	(7,441,601)
Net Loss Attributable to CaliberCos, Inc.	(5,345,354)	2,434,249	(2,911,105)
Basic and diluted net loss per share attributable to common stockholders	$(0.23)	$0.10	$(0.13)
Consolidated Statement of Changes in Stockholders’ Equity
Accumulated Deficit – December 31, 2015	$(16,595,165)	$1,314,451	$(15,280,714)
Noncontrolling Interests – December 31, 2015	17,168,485	(1,314,451)	15,854,034
Net loss attributable to noncontrolling interests	(5,007,352)	(2,434,249)	(7,441,601)
Net Loss Attributable to CaliberCos, Inc.	(5,345,354)	2,434,249	(2,911,105)
Accumulated Deficit – December 31, 2016	(22,055,045)	3,748,700	(18,306,345)
Noncontrolling Interests – December 31, 2016	34,747,782	(3,748,700)	30,999,082
Note 17 — Subsequent Events
The Company evaluated all events and transactions that occurred after December 31, 2017, through April 13, 2018, the date these consolidated financial statements were issued, and has determined that other than as disclosed below, there have been no subsequent events after December 31, 2017, for which recognition or disclosure is required.
In March 2018, the Company received insurance proceeds in the amount of  $982,714, settling its claim related to damages to one of our multi-family properties in Phoenix, Arizona, resulting from severe weather in July 2016.
In March 2018, the $165,000 note payable to CDOF II was repaid in full, in advance of its scheduled maturity date.
During the period from January 1, 2018, through April 13, 2018, the Company repaid a total of $200,000 of the principal balance outstanding on our unsecured borrowing which accrues interest at 33.0%, reducing the outstanding principal balance to $647,500.

CALIBERCOS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 17 — Subsequent Events (continued)

During the period from January 1, 2018, through April 13, 2018, the Company repaid a total of $1,882,000 of the notes payable to CFIF II which were outstanding at December 31, 2017, reducing the outstanding principal balance to $5,955,000.
During the period from January 1, 2018, through April 13, 2018, warrants were exercised, resulting in the issuance of an additional 7,062 shares of common stock for total consideration of  $12,005.
During the period from January 1, 2018, through April 13, 2018, the Company converted $36,998 of the principal balance outstanding in connection with Corporate Notes to equity, issuing 12,469 shares of common stock and 6,324 shares of Series A preferred stock.
During the period from January 1, 2018, through April 13, 2018, the Company sold 255,622 units, or 511,244 shares of common stock and 255,622 shares of Series A preferred stock, under the terms of the Tranche 3 stock issuance, for total consideration of  $1,495,389.
As of April 13, 2018, the date these consolidated financial statements were issued, the Company had 27,328,432 shares of common stock and 1,648,175 shares of preferred stock outstanding.

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Real estate investments
Land and land improvements	$24,916,477	$20,261,083
Buildings and building improvements	106,620,048	91,537,069
Furniture, fixtures, and equipment	20,832,637	19,728,145
Real estate assets under construction	—	13,523,716
Real estate assets held for sale	11,334,728	1,424,335
Total real estate investments, at cost	163,703,890	146,474,348
Accumulated depreciation	(16,712,680)	(13,764,437)
Total real estate investments, net	146,991,210	132,709,911
Cash	3,284,769	6,106,778
Restricted cash	7,049,365	6,656,826
Accounts receivable, net	1,082,239	1,041,984
Other receivables	89,034	89,505
Notes receivable – related parties	277,978	277,978
Due from related parties	4,507,720	3,021,545
Prepaid and other assets	2,756,510	2,874,681
Total Assets	$166,038,825	$152,779,208
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Notes payable (net of deferred financing costs of $1,046,079 and $1,949,834 at June 30, 2018 and December 31, 2017, respectively)	$113,256,735	$100,946,351
Notes payable – related parties	6,904,796	9,126,978
Accounts payable	3,511,578	4,276,388
Accrued interest	2,098,873	2,302,028
Accrued share-based payments	1,381,526	1,381,526
Accrued expenses	3,661,272	3,395,620
Due to related parties	2,708,014	2,009,115
Advance key money, net	1,237,500	1,275,000
Above-market ground lease, net	3,950,369	4,013,072
Other liabilities	945,097	1,580,550
Total Liabilities	139,655,760	130,306,628
Commitments and Contingencies
Mezzanine equity – Series A convertible, mandatorily redeemable preferred stock, $0.001 par value; 2,564,103 shares authorized and 1,657,396 and 1,386,229 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3,840,210	3,180,480
Stockholders’ (Deficit) Equity
Common stock, $0.001 par value; 90,000,000 shares authorized and 27,346,874 and 26,797,477 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	27,347	26,797
Paid-in capital	12,666,643	10,676,358
Accumulated deficit	(23,248,591)	(21,223,501)
Stockholders’ deficit attributable to CaliberCos, Inc.	(10,554,601)	(10,520,346)
Stockholders’ equity attributable to noncontrolling interests	33,097,456	29,812,446
Total Stockholders’ Equity	22,542,855	19,292,100
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$166,038,825	$152,779,208

The accompanying notes are an integral part of these condensed consolidated finanacial statements

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Six Months Ended June 30,
	2018	2017
Revenues
Hospitality	$26,563,126	$26,394,530
Construction and development	2,658,514	2,247,787
Real estate sales	3,714,200	4,115,970
Rental income	2,338,913	2,457,163
Fund management	1,446,835	384,588
Property management	157,105	212,468
Brokerage	94,552	207,079
Other	53,829	35,233
Total revenues	37,027,074	36,054,818
Expenses
Cost of sales – hospitality	9,023,967	8,877,335
Cost of sales – construction and development	2,712,427	2,027,022
Cost of sales – real estate	3,315,353	3,817,828
Cost of sales – brokerage	36,901	23,746
Operating costs	9,049,445	8,248,325
General and administrative	2,759,811	2,588,585
Marketing and advertising	2,130,507	1,854,951
Franchise fees	1,953,274	1,857,016
Management fees	940,235	956,028
Depreciation	3,175,615	2,725,724
Total expenses	35,097,535	32,976,560
Operating Income	1,929,539	3,078,258
Other (Income) Expenses
Other (income) expenses, net	(441,365)	403,228
Interest expense	6,263,034	4,865,434
Total other expenses, net	5,821,669	5,268,662
Net Loss Before Income Taxes	(3,892,130)	(2,190,404)
Provision for (benefit from) income taxes	—	—
Net Loss	(3,892,130)	(2,190,404)
Net (loss) income attributable to noncontrolling interests	(2,083,288)	1,697,467
Net Loss Attributable to CaliberCos, Inc.	$(1,808,842)	$(3,887,871)
Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(0.16)
Weighted-average basic and diluted common shares outstanding	27,262,801	24,797,638

The accompanying notes are an integral part of these condensed consolidated finanacial statements

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited)
	CaliberCos, Inc.
	Common Stock
	Shares	Par Value	Paid in Capital	Accumulated Deficit	Noncontrolling Interests	Total Stockholders’ Equity
Balances at December 31, 2017	26,797,477	$26,797	$10,676,358	$(21,223,501)	$29,812,446	$19,292,100
Issuance of common stock	536,748	537	952,898	—	—	953,435
Conversion of notes payable to common stock	12,649	13	22,755	—	—	22,768
Equity based compensation expense			1,014,632	—	—	1,014,632
Distributions to preferred stockholders	—	—	—	(166,645)	—	(166,645)
Accretion of mezzanine equity value	—	—	—	(49,603)	—	(49,603)
Contributions from noncontrolling interest holders	—	—	—	—	7,740,067	7,740,067
Redemptions of noncontrolling interest	—	—	—	—	(1,100,000)	(1,100,000)
Distributions to noncontrolling interest holders	—	—	—	—	(1,271,769)	(1,271,769)
Net loss	—	—	—	(1,808,842)	(2,083,288)	(3,892,130)
Balances at June 30, 2018	27,346,874	$27,347	$12,666,643	$(23,248,591)	$33,097,456	$22,542,855

The accompanying notes are an integral part of these condensed consolidated finanacial statements

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities
Net loss	(3,892,130)	(2,190,404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,175,615	2,725,724
Amortization of deferred financing costs	1,216,270	781,461
Amortization of advance key money	(37,500)	(37,500)
Amortization of above-market ground lease	(62,703)	(62,704)
Equity based compensation	1,014,632	—
Changes in operating assets and liabilities:
Real estate assets held for sale	3,714,200	4,115,970
Restricted cash	1,345,358	(1,326,494)
Accounts receivable, net	(40,255)	(613,945)
Other receivables	471	534,617
Due from related parties	(1,486,175)	(885,256)
Prepaid and other assets	118,171	275,140
Accounts payable	140,368	355,633
Accrued interest	(203,155)	(501,281)
Accrued expenses	265,652	1,159,378
Due to related parties	698,899	230,055
Other liabilities	(635,453)	213,112
Net cash provided by operating activities	5,332,265	4,773,506
Cash Flows From Investing Activities
Investments in real estate assets	(16,359,097)	—
Other investments in real estate assets	(6,699,909)	(5,359,792)
Proceeds from the settlement of property-related insurance claims	982,714	314,202
Payments received on notes receivable – related parties	—	108,000
Decrease (increase) in restricted cash	(1,737,897)	2,705,367
Net cash used in investing activities	(23,814,189)	(2,232,223)
Cash Flows From Financing Activities
Capital lease payments	—	(6,654)
Payment of deferred financing costs	(312,515)	(191,881)
Proceeds from notes payable	13,811,000	2,910,000
Repayments of notes payable	(2,367,373)	(1,549,474)
Proceeds from notes payable – related parties	480,695	502,000
Repayments of notes payable – related parties	(2,702,877)	(2,920,000)
Proceeds from the issuance of preferred stock	595,897	160,963
Proceeds from the issuance of common stock	953,435	313,478
Distributions to preferred stockholders	(166,645)	(97,255)
Contributions from noncontrolling interest holders	7,740,067	6,951,770
Redemptions of noncontrolling interests	(1,100,000)	(4,033,760)
Distributions to noncontrolling interest holders	(1,271,769)	(1,200,946)
Net cash provided by financing activities	15,659,915	838,241

The accompanying notes are an integral part of these condensed consolidated finanacial statements

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (Continued)
(unaudited)
	Six Months Ended June 30,
	2018	2017
Net (Decrease) Increase in Cash	$(2,822,009)	$3,379,524
Cash at Beginning of Period	6,106,778	3,159,333
Cash at End of Period	$3,284,769	$6,538,857
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of $330,282, and $574,206 of capitalized interest, for the six months ended June 30, 2018 and 2017, respectively	$4,841,565	$4,563,934
Cash paid for income taxes	$—	$—
Supplemental Disclosures of Non-cash Investing and Financing Activities
Cost of real estate investments included in accounts payable	$1,636,735	$1,333,800
Real estate investments reclassified to held for sale	$13,624,593	$347,118
Issuance of common stock to settle accrued share-based payments	$—	$1,126,525
Conversion of notes payable to preferred stock	$14,230	$—
Conversion of notes payable to common stock	$22,768	$—
Change in redemption value of preferred stock	$49,603	$4,695

The accompanying notes are an integral part of these condensed consolidated finanacial statements

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Note 1 — Organization and Basis of Presentation
Organization
CaliberCos Inc., a Delaware corporation, and its consolidated subsidiaries (collectively, the “Company”, “Caliber”, “we”, “our”, and “us”), is an asset manager of private equity real estate funds and provider of a full suite of traditional real estate services. CaliberCos Inc. was formed in November 2014, and originally began as Caliber Companies, LLC, an Arizona limited liability company, which commenced operations in January 2009. The real estate asset management business includes the management of private equity real estate funds and direct real estate investments in residential, commercial, and hospitality assets. We also provide capital raising services to the private equity real estate funds we manage. The Company provides real estate services for the assets it manages, as well as for third party customers, including construction, development, real estate brokerage, and property management services. In addition to providing asset management and real estate services, the Company also owns a portfolio of single-family homes which are held for rental and/or sale. Our business is organized into eight reportable segments, which we analyze in two categories; real estate services (Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). At June 30, 2018, we had operations in Arizona, Nevada, Utah, Colorado, and Alaska.
In June 2018, the Company changed its state of incorporation from Nevada to Delaware.
In general, the private equity real estate funds Caliber manages are organized as operating partnerships, in which multiple unrelated passive investors own partnership interest and Caliber is designated as the manager and/or general partner of the partnership. Depending on the legal structure and arrangements between Caliber and the funds, we may or may not consolidate the partnerships for financial reporting purposes. For funds in which Caliber is determined to be the controlling party for financial reporting purposes, the fund is consolidated and the passive investors’ ownership is presented as noncontrolling interest in the accompanying condensed consolidated financial statements. For funds in which Caliber is not determined to be the controlling party for financial reporting purposes, the fund is not consolidated and any fees earned from the fund are included in fund management revenue in the accompanying condensed consolidated financial statements.
Liquidity
The Company had a liquidity disclosure in its December 31, 2017 consolidated financial statements, which included certain conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern notwithstanding management’s plans. Management has taken several actions to resolve these conditions including refinancing the Company’s debt and achieving positive earnings and/or cash flows from operations. Management believes that these actions will enable the Company to continue as a going concern within one year after these financial statements were issued.
Basis of Presentation
The accompanying condensed consolidated financial statements are prepared on the accrual basis of accounting and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These financial statements, including notes, are unaudited, exclude some of the disclosures required for annual financial statements, and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2017 included elsewhere herein this filing. The operating results presented for interim periods are not necessarily indicative of the results that maybe expected for any other interim period or for the entire year. The Company’s condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary in the opinion of management to present fairly our interim financial position and results of operations and cash flows for the periods presented.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 2 — Summary of Significant Accounting Policies
Consolidation
The accompanying condensed consolidated financial statements include the accounts of CaliberCos Inc., its wholly-owned and majority-owned subsidiaries, and the entities that are considered to be variable interest entities (“VIEs”) and voting interest entities (“VOEs”). The Company consolidated the VIEs in which we are the primary beneficiary and the VOEs in which we determined we have a controlling financial interest, under the “Consolidations” Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) (Topic 810). The equity and net income or loss attributable to noncontrolling interests in subsidiaries is shown separately in the accompanying condensed consolidated balance sheets, statements of operations, and statement of changes in stockholders’ equity. All significant intercompany balances and transactions have been eliminated in consolidation.
Variable Interest Entities
We determine if an entity is a VIE based on several factors, including whether the equity holders, as a group, lack the characteristics of a controlling financial interest. We make judgments regarding which types of activities most significantly impact the entity’s economic performance first on a qualitative analysis, then a quantitative analysis, if necessary.
We analyze any investments in VIEs to determine if we are the primary beneficiary. A reporting entity is determined to be the primary beneficiary if it holds a controlling financial interest in a VIE.
Determining which reporting entity, if any, has a controlling financial interest in a VIE is primarily a qualitative analysis focused on identifying which reporting entity has both (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses or the right to receive benefits from such entity that could potentially be significant to such entity. Performance of that analysis requires the exercise of judgement.
We consolidate any VIE for which we are the primary beneficiary and disclose significant VIEs of which we are not the primary beneficiary, as well as disclose our maximum exposure to loss related to the VIEs that are not consolidated (see Note 4).
Voting Interest Entities
Entities that do not qualify as VIEs are generally assessed for consolidation as VOEs. For VOEs, we consolidate the entity if we have a controlling financial interest in the entity. We have a controlling financial interest in a VOE if  (1) for legal entities other than partnerships, we own a majority voting interest in the VOE or, for limited partnerships and similar entities, we own a majority of the entity’s kick-out rights through voting limited partnership interests and (2) non-controlling shareholders or partners do not hold substantive participating rights, and no other conditions exist that would indicate that we do not control the entity.
Use of Accounting Estimates
The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company makes significant estimates regarding the useful lives of depreciable assets, real estate and other investment impairment, the allocation of purchase price for business combinations and asset acquisitions, and the consolidation of equity investments and VIEs.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

Advertising Costs
Advertising costs are expensed as incurred. During the six months ended June 30, 2018 and 2017, advertising costs totaled $182,060 and $105,003, respectively.
Share-Based Compensation
In July 2017, the Company’s Board of Directors approved the 2017 Incentive Stock Plan (the “2017 Plan”), which was amended in June 2018 to authorize the issuance of up to 5.0 million shares of common stock. In June 2018, the Company’s Board of Directors approved and issued approximately 3.0 million employee stock options to existing employees. Of the options awarded, approximately 1.4 million were immediately vested resulting in approximately $1.0 million of additional compensation expense recognized in the period. The Company estimates the fair value of stock options using the Black-Scholes valuation model, which requires certain assumptions that can materially impact the estimation of fair value and related compensation expense. The assumptions used to estimate fair value include the price of our common stock, the expected volatility of our common stock, the risk-free interest rate, and the expected term of stock option awards. Management elected to recognize forfeitures as they occur pursuant to ASU 2016-09 Compensation — Stock Compensation. As a result, no forfeiture rate was assumed.
Recent Accounting Pronouncements
Revenue Recognition
In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09, and related amendments, provide comprehensive guidance for recognizing revenue from contracts with customers. Revenue is recognized when the entity transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The guidance includes a five-step framework that requires an entity to: (i) identify the contract(s) with customers, (ii) identify the performance obligations within the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations within the contract, and (v) recognize revenue when the entity satisfies a performance obligation. ASU 2014-09 also requires additional disclosure regarding the nature and timing of the Company’s revenue transactions. We are currently evaluating the potential impact the adoption of ASU 2014-09 will have on our consolidated financial statements and below is a summary of the Company’s expected revenue recognition assessment by significant revenues.
Hospitality
The majority of payments are made by the customer when hospitality services are provided. The Company recognizes revenue from hospitality services at a point in time as the performance obligation is satisfied.
Construction and Development
The Company recognizes construction contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. Construction contracts are generally accounted for as a single performance obligation and are not segmented between types of services. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared to total estimated contract cost.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

Real Estate Sales
The Company recognizes real estate sales at a point in time. Each transaction is treated as a single performance obligation and revenue is recognized when the transaction is completed, when the performance obligation is satisfied.
Rental Income
Rental income is not within the scope of ASU 2014-09 and would fall under the lease guidance below.
Fund Management and Property Management
Revenues from fund management and property management are monthly fees contracts. The Company recognizes these revenue over time, as performance obligations are satisfied, due to the continuous services provided required by the contract. Each service provided is generally accounted for as a single performance obligation. The Company recognizes revenue equally throughout the term of the performance obligation.
Brokerage
The Company recognizes brokerage revenue at a point in time. Brokerage revenue is mainly commissions received from services provided during a transaction. Each transaction is treated as a single performance obligation and revenue is recognized when the transaction is completed, when the performance obligation is satisfied. The Company has determined it is acting as an agent and reports revenue on a net basis.
Equity-Based Compensation
Compensation expense relating to the issuance of equity-based awards to Caliber employees and non-employees is measured at fair market value on the grant date. In June 2018, the Company adopted Accounting Standards Update 2018-07, Compensation — Stock Compensation (Topic 718), which aligned the accounting for non-employee equity-based awards with the accounting for employee equity-based awards, retroactive to January 1, 2018. The compensation expense for awards that vest over a future service period is recognized over the relevant service period on a straight-line basis. The compensation expense for awards that do not require future service is recognized immediately. The Company recognizes equity-based award forfeitures in the period they occur as a reversal of previously recognized compensation expense. The reduction in compensation expense is determined based on the specific awards forfeited during that period.
Leases
In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”), which will require that a lessee recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right of use asset and a lease liability and the disclosure of key information about the entity’s leasing arrangements. ASU 2016-02 retains a distinction between finance leases (i.e., capital leases under current U.S. GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current U.S. GAAP. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. A modified retrospective approach is required for existing leases that have not expired upon adoption. We are currently evaluating the potential impact the adoption of ASU 2016-02 will have on our consolidated financial statements. We expect to utilize the practical expedients as part of our adoption of ASU 2016-02.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 3 — Real Estate Investments
Asset Acquisitions
The Company acquired one hotel property during the six months ended June 30, 2018 for a purchase price of  $16,359,097, of which $249,097 of external acquisition-related expenses were capitalized. During the six months ended June 30, 2017, the Company did not have any acquisitions. The fair values of the assets acquired consisted of the following for the periods presented:
June 30, 2018
Real estate investments, at cost:
Land	$2,835,558
Building	12,576,891
Furniture, Fixtures & Equipment	946,648
Total purchase price of assets acquired	$16,359,097

Dispositions and Held for Sale
The Company sold 15 residential properties during the six months ended June 30, 2018 for an aggregate gross sales price of  $3,714,200. During the six months ended June 30, 2017, the Company sold 22 residential properties for an aggregate gross sales price of  $4,115,970.
At June 30, 2018 and December 31, 2017, the Company had $11,334,728 and $1,424,335, respectively, of assets classified as held for sale which included one hotel at June 30, 2018 and several single-family homes for both periods. The hotel is expected to be sold within the next 12 months as part of the Company’s management strategy. The single-family homes are actively being marketed for sale and were expected to be sold within the next 12 months. Proceeds from the sale of the single-family homes will be included in real estate sales on the accompanying condensed consolidated financial statements and the residential segment.
Note 4 — VIEs
At June 30, 2018 and December 31, 2017, the Company’s condensed consolidated financial statements included eleven and ten entities, respectively, all of which are real estate operating entities, consolidated as VIEs. Management has determined that the equity holders in these entities (which may or may not include the Company), as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance and/or have disproportionate voting rights relative to their equity. In addition, the Company has all the decision-making power with respect to the activities of these entities, and none of the equity holders in the entities have substantive protective or participating rights to remove the power from the Company. The Company was determined to be the primary beneficiary of each of these entities since it has the power to direct the activities of the entities and the right to absorb losses, generally in the form of guarantees of indebtedness.
Generally, the assets of the individual consolidated VIEs can be used only to settle liabilities of each respective individual consolidated VIE and the liabilities of the individual consolidated VIEs are liabilities for which creditors or beneficial interest holders do not have recourse to the general credit of the Company. The Company has provided financial support to certain consolidated VIEs in the form of short term financing and guarantees of the debts of certain VIEs. In general, our maximum exposure to loss due to involvement with the consolidated VIEs is limited to the amount of capital investment in the VIE, if any, or the potential obligation to perform on the guarantee of debts. The table below outlines the classification and carrying amounts of the assets and liabilities of the VIEs that are included in the Company’s condensed consolidated balance sheets at June 30, 2018 and December 31, 2017.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 4 — VIEs (continued)

	June 30, 2018	December 31, 2017
ASSETS
Real estate investments, net	$142,864,785	$122,458,216
Cash	3,080,695	3,828,070
Restricted cash	7,038,653	6,620,240
Accounts receivable, net	1,522,470	982,867
Notes receivable – related parties	1,032,397	277,978
Due from related parties	1,204,135	420,583
Prepaid and other assets	3,905,232	2,520,623
Total assets	$160,648,367	$137,108,577
LIABILITIES
Notes payable, net of deferred financing costs	$105,618,668	$92,088,579
Notes payable – related parties	1,276,214	254,978
Accounts payable	1,445,444	1,390,652
Accrued interest	787,079	664,322
Accrued expenses	3,309,793	2,932,359
Due to related parties	4,273,811	340,969
Advance key money, net	1,237,500	1,275,000
Above-market ground lease, net	3,950,369	4,013,072
Other liabilities	742,778	1,187,578
Total liabilities	$122,641,656	$104,147,509

See Note 7 for additional information related to the commitments and contingencies of these VIEs.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 5 — Notes Payable
Notes payable consisted of the following as of June 30, 2018 and December 31, 2017:
	June 30, 2018	December 31, 2017	Interest Rate	Original/ Extended Maturity
Real Estate Loans
Crowne Plaza Hotel	$11,409,048	$11,522,148	Variable	September 2018
Hilton Tucson East Hotel	12,730,000	12,730,000	10.00%	June 2018
Hampton Inn & Suites Hotel	6,780,347	6,868,347	4.50%	July 2025
GC Square Apartments	11,000,000	8,939,000	Variable	November 2020
Holiday Inn & Suites Hotel	15,375,000	15,375,000	Variable	July 2018
Hilton Phoenix Airport Hotel	29,000,000	29,000,000	9.00%	September 2019
Four Points by Sheraton Hotel	11,000,000	—	6.50%	June 2021
Palms Apartment Portfolio	9,521,196	9,603,918	5.28%	September 2026
Single-family Home Loans	1,028,250	1,519,049	9.95% – 12.13%	July 2018
Unsecured Borrowing	447,500	947,500	33.00%	Undefined
Total real estate loans	108,291,341	96,504,962
Corporate notes	6,008,273	6,383,273	8.25% – 18.00%	July 2018 – December 2018
Other	3,200	7,950	6.00%	November 2018
Total Notes Payable	114,302,814	102,896,185
Deferred financing costs, net	(1,046,079)	(1,949,834)
	$113,256,735	$100,946,351

Real Estate Loans
Crowne Plaza Hotel
In August 2014, the Company entered into a $12,000,000 loan, which is secured by a deed of trust and assignment of the leases and rents of a hotel property in Phoenix, Arizona. The loan has a variable interest rate which is equal to 1-month LIBOR plus 6.25%, with a required minimum rate of 6.50%, resulting in a rate of 8.59% and 7.50% at June 30, 2018 and December 31, 2017, respectively. Contemporaneous with entering into the loan agreement the Company also entered into an interest rate cap agreement, which set a maximum interest rate of 9.125%. The terms of the loan required monthly principal plus interest payments, with a balloon payment due at maturity. The loan is guaranteed by an individual who is an affiliate of the Company. The terms of the loan agreement also require the Company to pay an exit fee equal to 1.00% of the principal amount of the loan at the time the loan is repaid in full. The exit fee of  $120,000 was accrued upon entering into the loan, and was recorded as a deferred financing cost and is being amortized over the life of the loan. In September 2017, the Company executed a one-year extension of the loan agreement, extending the maturity date to September 2018. All other terms of the loan remained unchanged. In connection with the loan extension, the Company also entered into a new interest rate cap agreement, which sets a maximum interest rate of 9.125% and expires September 2018. The loan was refinanced in September 2018, see note 13 for additional information.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 5 — Notes Payable (continued)

Hilton Tucson East Hotel
In June 2016, the Company entered into a $12,730,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Tucson, Arizona. Upon entering into the loan, $4,330,000 of the loan proceeds were used to complete the purchase of the hotel property (the “Original Loan”), $8,000,000 of the loan proceeds were placed into a reserve account to be drawn against and pay for the renovation of the hotel property (the “Renovation Reserve”), and the remaining $400,000 of the loan proceeds were placed into a reserve account to be drawn against and pay interest on the loan (the “Interest Reserve”). At June 30, 2018 and December 31, 2017, the balance of the Renovation Reserve was $0 and $246,754, respectively, which are included in restricted cash on the accompanying condensed consolidated balance sheets. Interest was charged on the Original Loan and funds that were disbursed from the Renovation Reserve at a rate of 8.85% per annum and were paid from the Interest Reserve until the reserve was depleted. Once the Interest Reserve was depleted, the loan continued to require monthly interest-only payments. The interest rate on the Original Loan and the funds disbursed from the Renovation Reserve increased to 10.0% in July 2017. Interest is charged on the undisbursed funds that remain in the Renovation Reserve at a rate of 4.425% per annum. The payment of the interest charged on the undisbursed funds was deferred until October 2017, at which time the loan began to require monthly interest-only payments of the interest charged on the undisbursed funds. The interest rate on the undisbursed funds from the Renovation Reserve also increased to 10.0% in October 2017. The loan may be prepaid in whole, but not in part, subject to certain terms and fees, at any time. The loan is guaranteed by CDIF, LLC (“CDIF”) and an individual who is an affiliate of the Company. The terms of the loan require the Company to pay an exit fee of $330,980 at the time the loan is repaid in full. The exit fee of  $330,980 was accrued upon entering into the loan and was recorded as a deferred financing cost and is being amortized over the life of the loan. The loan matured in June 2018 and was refinanced in July 2018, see note 13 for additional information.
Hampton Inn & Suites Hotel
In July 2015, the Company entered into a $7,250,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Scottsdale, Arizona. The terms of the note require monthly principal and interest payments, with a balloon payment due at maturity. The loan has a fixed interest rate of 4.50%. The terms of the loan allow the Company to prepay the outstanding balance in part or in whole at any time prior to the maturity date, subject to a prepayment premium fee. The loan is guaranteed by an individual who is an affiliate of the Company. The loan matures in July 2025. The terms of the loan include certain financial covenants and at June 30, 2018 and December 31, 2017, the Company was in compliance with all such covenants.
GC Square Apartments
In October 2017, the Company entered into an $11,000,000 loan, which is secured by a deed of trust and assignment of rents of a multi-family property in Phoenix, Arizona. Upon entering into the loan agreement $2,061,000 of the loan proceeds were held back by the lender. The funds held back can be drawn on by the Company for future construction and development costs. The loan has a variable interest rate equal to LIBOR plus 5.25%, resulting in a rate of 6.68% and 6.49% at June 30, 2018 and December 31, 2017, respectively. The loan requires interest-only payments until maturity. The loan matures in November 2020 and has options to extend the maturity date up to two additional years, subject to certain terms and conditions. Contemporaneous with entering into the new loan the Company entered into an interest rate cap agreement, which set a maximum interest rate of 7.00% until November 2018, and 7.75% from November 2018 through maturity.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 5 — Notes Payable (continued)

Holiday Inn & Suites Hotel
In June 2015, the Company entered into a $15,375,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. At the time of entering into the loan, $11,250,000 was used to acquire the hotel property with the remaining $4,125,000 held back to be used towards the renovation of the hotel property. As of December 31, 2017, the full holdback amount of $4,125,000 had been released and used to fund the renovation of the hotel property. The loan requires monthly interest-only payments until maturity. The interest rate on the loan is equal to 1-month LIBOR plus 5.30%, resulting in a rate of 6.86% and 6.54% at June 30, 2018 and December 31, 2017, respectively. Contemporaneous with entering into the loan, the Company entered into an interest rate cap agreement, which sets a maximum interest rate of 7.30% until July 2017 and 7.80% for the period from August 2017 through the maturity of the loan. The loan is guaranteed by individuals who are affiliates of the Company. The terms of the loan agreement require the Company to pay an exit fee equal to 0.75% of the principal amount of the loan at the time the loan is repaid in full. The exit fee of  $115,313 was accrued upon entering into the loan and was recorded as a deferred financing cost and is being amortized over the life of the loan. The loan matured in July 2018 and the Company extended the loan 60 days before refinancing, see note 13 for additional information. The terms of the loan include certain non-financial covenants and at June 30, 2018 and December 31, 2017, the Company was in compliance with all such covenants.
Hilton Phoenix Airport
In December 2017, the Company entered into a $29,000,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. At the closing of the loan, $300,000 of the loan proceeds were held back by the lender to finance future property improvements. The loan has a fixed interest rate of 9.00%, requires monthly interest-only payments until maturity, and was to mature in June 2018. The Company extended the maturity date to September 2019 in March 2018. The loan was refinanced in September 2018, see note 13 for additional information.
Four Points by Sheraton Hotel
In June 2018, the Company entered into a $11,000,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Phoenix, Arizona. Upon entering into the loan, $750,000 of the loan proceeds were placed into a reserve account to be drawn against and pay for the conversion of hotel rooms (the “Conversion Reserve”), $350,000 of the loan proceeds were placed into a reserve account to be drawn against and pay for the property improvement plan required by the franchisor (the “PIP Reserve”), and $500,000 of the loan proceeds were placed into a reserve account to be drawn against and pay interest on the loan (the “Interest Reserve”). At June 30, 2018, the balance of the Conversion Reserve, PIP Reserve, and Interest Reserve were $750,000, $350,000, and $500,000, respectively, all of which are included in restricted cash on the accompanying consolidated balance sheets. The loan has a variable interest rate equal to the greater of 5.75% or Prime Rate plus 1.25%, resulting in a rate of 6.25% at June 30, 2018, and is paid from the Interest Reserve until the reserve is depleted. Once the Interest Reserve is depleted, the loan continues to require monthly interest-only payments. The interest rate increases to 12.0% in June 2019 and the loan terms allow, one year after inception, the Company to prepay the outstanding balance in part or in whole at any time prior to the maturity date. The loan is guaranteed by the Company and matures in December 2021. The terms of the loan include certain financial covenants and at June 30, 2018, the Company was in compliance with all such covenants.
Palms Apartment Portfolio
In August 2016, the Company entered into a $9,800,000 loan, which is secured by the deeds of trust and assignment of rents of a portfolio of three multi-family properties located in Phoenix, Arizona. The note has a 5.28% fixed interest rate. The terms of the note require monthly principal and interest payments,

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 5 — Notes Payable (continued)

with a balloon payment due at maturity. The terms of the note do not allow the Company to prepay the outstanding balance in whole at any time prior to the maturity date. The loan is guaranteed by an individual who is an affiliate of the Company. The note matures in September 2026.
Single-family Home Loans
The Company owns multiple single-family homes which are held as rental property or held with the intention of being renovated and resold. Multiple single-family homes owned by the Company at June 30, 2018 and December 31, 2017 were subject to loans held by third parties. At June 30, 2018, there were 9 individual single-family home loans outstanding with outstanding principal balances ranging from $80,000 to $400,000 and interest rates ranging from 9.95% to 12.13%. The loans generally require monthly or quarterly interest-only payments until maturity or the sale of the home. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower. At June 30, 2018, all the loans had reached their original stated maturity and were due to be repaid when the related home is sold.
At December 31, 2017, there were 10 individual single-family home loans outstanding with outstanding principal balances ranging from $31,100 to $368,900, interest rates ranging from 9.95% to 12.13%. The loans generally require monthly or quarterly interest-only payments until maturity or the sale of the home. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower. At December 31, 2017, all the loans had reached their original stated maturity and were due to be repaid when the related home is sold.
Unsecured Borrowing
In July 2012, the Company entered into an arrangement with a third-party lender in which the lender advanced funds to the Company to facilitate the purchase and renovation of single-family homes. The advances generally accrued interest at rates ranging from 20.0% to 24.0%, and all amounts were due upon the sale of the home underlying each advance. In January 2016, all amounts outstanding under the arrangement were consolidated into a single loan, the interest rate was adjusted to 33.0% per annum, and the repayment terms were modified to require that the Company make monthly payments which are applied 50% to principal and 50% to interest. Under the current repayment terms, the loan will be fully repaid by December 2018.
Corporate Notes
The Company has entered into multiple general corporate financing arrangements with third parties. The arrangements are generally evidenced in the form of a promissory note, which are secured by the otherwise unencumbered assets of the Company and require monthly or quarterly interest-only payments until maturity. The loans generally have a 12-month term and may be extended upon the mutual agreement of the lender and the borrower.
At June 30, 2018, there were 56 individual corporate notes outstanding, with outstanding principal balances ranging from $10,750 to $900,000, interest rates ranging from 8.25% to 18.0%, and maturity dates ranging from July 2018 to November 2018. During the six months ended June 30, 2018, $22,768 of principal due in connection with corporate promissory notes was converted to common stock and $14,230 of principal due in connection with corporate promissory notes was converted to preferred stock.
At December 31, 2017, there were 62 individual corporate notes outstanding, with outstanding principal balances ranging from $10,750 to $900,000, interest rates ranging from 10.13% to 18.0%, and maturity dates ranging from January 2018 to November 2018.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 5 — Notes Payable (continued)

Other
Desert Sand Realty, LLC
In November 2014, the Company acquired a property management company located in Phoenix, Arizona for $55,000, and $35,000 of the purchase was financed through a seller-carryback loan. The loan has an interest rate of 6.0%, requires monthly principal and interest payments, and matures in November 2018.
Future Minimum Payments
As of June 30, 2018, the future aggregate principal repayments due on the Company’s notes payable for each of the years ending December 31, are as follows:
2018	$64,764,942
2019	11,769,872
2020	11,376,834
2021	11,398,152
2022	418,310
Thereafter	14,574,704
$114,302,814

Deferred Financing Costs
During the six months ended June 30, 2018 and 2017, amortization and write-offs of deferred financing costs totaled $1,216,270 and $781,461, respectively.
Note 6 — Related Party Transactions
Notes Receivable — Related Parties
CDIF
In April 2016, the Company assumed an unsecured promissory note payable by CDIF, an affiliated entity which is managed by the Company, to a third-party in exchange for issuing 170,940 shares of common stock and 85,470 shares of preferred stock to the third party. At the time of the transaction the outstanding principal balance of the promissory note was $500,000. The note accrues interest at a rate of 18% for the first 90 days after origination and 15% thereafter. The note required monthly interest only payments until maturity. The original term of the note was 12 months and it matured in October 2016; however, the maturity date was extended to June 2017 upon mutual agreement between the parties. The note was paid in full in June 2017.
SF Alaska, LP
In August 2016, the Company entered into an unsecured $50,250 promissory note with SF Alaska, LP, a related party. The note was to mature in August 2018, but the Company extended the maturity date to August 2020. The note has an interest rate of 12.0% per annum and no payments are required prior to maturity. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018 and 2017, the Company earned $1,665 and $2,990, respectively, of interest in connection with the note, which is included in other (income) expense, net on the accompanying condensed consolidated

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

statements of operations. Interest due to the Company of  $2,226 and $561, was outstanding at June 30, 2018 and December 31, 2017, respectively, and is included in due from related parties on the accompanying condensed consolidated balance sheets. At June 30, 2018 and December 31, 2017, the outstanding principal balance of the loan was $27,978, which are included in notes receivable — related parties on the accompanying condensed consolidated balance sheets.
CDOF II
In June 2017, the Company entered into an unsecured $250,000 promissory note with Caliber Diversified Opportunity Fund II, LP (“CDOF II”), an affiliated entity, which is managed by the Company. The note matures in June 2019 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018 and 2017, the Company earned $14,877 and $82, respectively, of interest in connection with the note which is included in other (income) expense, net on the accompanying condensed consolidated statements of operations. Interest due to the Company of  $30,082 and $15,205 was outstanding at June 30, 2018 and December 31, 2017, respectively, and is included in due from related parties on the accompanying condensed consolidated balance sheets. At June 30, 2018 and December 31, 2017, the outstanding principal balance of the loan was $250,000, which is included in notes receivable —  related parties on the accompanying condensed consolidated balance sheets.
Future Minimum Payments Receivable
At June 30, 2018, the future aggregate principal payments due to the Company related to the notes receivable — related parties for each of the years ending December 31, are as follows:
2018	$27,978
2019	250,000
$277,978

Fund Management
The Company manages multiple private equity real estate funds. We earn asset management and other fees for the services provided and enter into an agreement with each private equity real estate fund outlining the terms and fees to be earned. In general:
•
We charge an initial one-time fee related to the initial formation, administration, and set up of the fund (“Set Up Fees”). During the six months ended June 30, 2018 and 2017, the Company did not have any Set Up Fees in connection with newly opened funds.

•
We are entitled to receive reimbursement for certain expenses incurred or paid on behalf of the fund, which may include an allocation of certain administrative and overhead costs. We also receive an annual asset management fee equal to 1.0% – 1.5% of the non-affiliate capital contributions related to the on-going management of the assets owned by the fund and the overall fund administration (collectively, “Asset Management Fees”). During the six months ended June 30, 2018 and 2017, the Company earned $1,130,179 and $319,185, respectively, of Asset Management Fees.

•
We are entitled to 20% – 35% of all cash distributions from the operating cash flows of the fund, after the payment of all priority preferred returns, and the repayment of any preferred capital contributions. We are also entitled to 20% – 35% of all cash distributions from the cash flows

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

resulting from the sale or refinance of the assets of the fund, after the payment of all priority preferred returns, and the repayment of all capital contributions (collectively, “Carried Interest”). During the six months ended June 30, 2018 and 2017, the Company earned $20,047 and $33,366, respectively, of Carried Interest.
At June 30, 2018 and December 31, 2017, amounts due to the Company from related parties for fund management services totaled $946,752 and $815,048, respectively, and are included in due from related parties on the accompanying condensed consolidated balance sheets.
Property Management
The Company provides property management services and oversees the day-to-day operations of multiple residential and commercial assets owned by the funds managed by the Company. In general, the initial terms of each property management agreement are 12 months, however, the agreement automatically renews every 12 months for an additional 12 months. Per the terms of each agreement, the Company generally earns a fixed monthly fee, plus additional variable fees related to leasing, marketing, maintenance, and administrative activities (collectively, “Property Management Fees”). During the six months ended June 30, 2018 and 2017, the Company earned $61,383 and $74,832, respectively, of Property Management Fees from related parties. At June 30, 2018 and December 31, 2017, amounts due to the Company from related parties for Property Management Fees totaled $5,129 and $6,312, respectively, and are included in due from related parties on the accompanying condensed consolidated balance sheets.
Selling Agent Agreement
The Company entered into multiple agreements with affiliated entities in which we receive fees for services primarily relating to the marketing, offering, registering, and selling of equity and debt instruments of the affiliates (collectively, “Capital Raise Fees”). During the six months ended June 30, 2018 and 2017, the Company earned $296,608 and $35,230, respectively, of Capital Raise Fees from related parties, which are included in fund management on the accompanying condensed consolidated statements of operations. At June 30, 2018 and December 31, 2017, amounts due to the Company from related parties for Capital Raise Fees totaled $420,542 and $399,126, respectively, and are included in due from related parties on the accompanying condensed consolidated balance sheets.
Construction and Development
The Company regularly provides development, construction, and maintenance services to its affiliates, including the private equity real estate funds it manages. The fee arrangement with each affiliate entity varies; however, the arrangements are generally structured as cost incurred, plus a market rate of profit margin. During the six months ended June 30, 2018 and 2017, the Company recognized $2,480,191 and $2,114,167, respectively, of construction and development revenue from related parties. At June 30, 2018 and December 31, 2017, amounts due to the Company from related parties for construction, development, and maintenance services totaled $1,535,360 and $833,292, respectively, and are included in due from related parties on the accompanying condensed consolidated balance sheets.
Home Sales
Since 2016, the Company has sold multiple single-family homes to Caliber Residential Advantage Fund, LP and its subsidiary (“CRAF”), a private equity real estate fund managed by the Company. During the six months ended June 30, 2018 and 2017, the Company recognized real estate sales revenue of  $933,101 and $1,471,570, respectively, which is included in real estate sales revenue on the accompanying condensed consolidated statements of operations. In connection with each sale, the loan on the property, which was held by Caliber Fixed Income Fund II, LLC, a separate affiliated entity, was repaid in full.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

Real Estate Brokerage
The Company earns commissions in exchange for providing real estate brokerage services related to the purchase and sale of residential and commercial assets owned by the funds managed by the Company. The amount of commission earned varies based on the size and complexity of each transaction, as well as other factors. During the six months ended June 30, 2018 and 2017, the Company recognized $23,265 and $9,123, respectively, of brokerage commission revenue from related parties, which is included in brokerage revenues on the accompanying condensed consolidated statements of operations.
Notes Payable — Related Parties
CFIF II
Beginning in July 2015, the Company entered into multiple promissory notes with CFIF II, a related party, for the purpose of financing the purchase, development, and renovation of residential and commercial properties. The notes have an interest rate of 11% per annum and require monthly interest-only payments until maturity. The notes generally have a term of 12 months and are required to be repaid at the earlier of i) the sale of the related property, or ii) the stated maturity date. The notes can be prepaid at any time prior to maturity without penalty and the maturity date can be extended upon the mutual agreement of the parties. During the six months ended June 30, 2018 and 2017, the Company incurred $399,692 and $630,611, respectively, of interest expense in connection with the notes. The interest payable at June 30, 2018 and December 31, 2017, was $1,165,943 and $1,163,166, respectively, which is included in due to related parties on the accompanying condensed consolidated balance sheets. At June 30, 2018 and December 31, 2017, the total outstanding principal balance of the notes was $6,198,000 and $8,687,000, respectively, which is included in notes payable — related parties on the accompanying condensed consolidated balance sheets.
CDIF
In January 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allows the fund to borrow up to $2,000,000. The note was to mature in January 2018, but the Company extended the maturity date to October 2018. The note has an interest rate of 12.0% per annum and no payments are required prior to maturity. The note may be prepaid in whole, or in part, without penalty. In June 2016, $500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. During the six months ended June 30, 2018 and 2017, the Company incurred $5,354 and $12,534 of interest expense in connection with the note, respectively, which is included in interest expense on the accompanying condensed consolidated statements of operations. The interest payable at June 30, 2018 and December 31, 2017, was $5,354 and $0, respectively, which is included in due to related parties on the accompanying condensed consolidated balance sheets. At June 30, 2018 and December 31, 2017, the outstanding principal balance of the note was $89,978, which is included in notes payable — related parties on the accompanying condensed consolidated balance sheets.
In April 2016, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allowed the Company to borrow up to $3,000,000. The note had a stated maturity of April 2018 and had an interest rate of 12.0% per annum. No payments were required prior to the maturity of the note. In November 2016, $1,500,000 of the principal outstanding in connection with the note was converted to an equity investment in the fund. An additional $400,000 of outstanding principal was settled through the issuance of Class C member interest to an affiliate of CDIF. During the six months ended June 30, 2017, the Company incurred $21,020 of interest expense in connection with the note, which is included in interest expense on the accompanying condensed consolidated statements of operations. The note and all interest due was paid in full in September 2017.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

In June 2017, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with CDIF, which allowed the Company to borrow up to $800,000. The note matures in June 2019 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018, the Company incurred $25,479 of interest expense in connection with the note, which is included in interest expense on the accompanying condensed consolidated statements of operations. The interest payable at June 30, 2018 was $28,590, which is included in due to related parties on the accompanying condensed consolidated balance sheets. At June 30, 2018, the outstanding principal balance of the note was $431,818, which is included in notes payable — related parties on the accompanying condensed consolidated balance sheets.
CDOF II
In August 2017, the Company, through one of its consolidated private equity real estate funds, entered into an unsecured promissory note with Caliber Diversified Opportunity Fund II, LP, which allows the fund to borrow up to $165,000. The note matures in August 2018 and has an interest rate of 12.0% per annum. No payments are required prior to the maturity of the note. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2018, the Company incurred $4,882 of interest expense in connection with the note, respectively, which is included in interest expense on the accompanying condensed consolidated statements of operations. The interest payable at December 31, 2017 was $7,920, which is included in due to related parties on the accompanying condensed consolidated balance sheets. The balance and all accrued interest was paid in full in March 2018. At December 31, 2017, the outstanding principal balance of the note was $165,000, which is included in notes payable — related parties on the accompanying condensed consolidated balance sheets.
Management
In March 2013, the Company entered into an unsecured promissory note in the amount of  $185,000 with a former member of executive management. The unpaid principal balance accrues interest at a rate of 0.87% per annum. The note matures on December 31, 2018; however, the maturity date may be extended until December 31, 2023, at the Company’s option. Per the terms of the note, no payment is due until maturity and the note may be prepaid at any time without penalty. At June 30, 2018 and December 31, 2017, the outstanding principal balance due related to the note was $185,000, which is included in notes payable — related parties on the accompanying condensed consolidated balance sheets. During the six months ended June 30, 2018 and 2017, the Company incurred $798 of interest expense in connection with the note, which is included in interest expense on the accompanying condensed consolidated statements of operations. The interest outstanding at June 30, 2018 and December 31, 2017, was $8,528 and $7,730, respectively, and is included in due to related parties on the accompanying condensed consolidated balance sheets.
In February 2015, the Company entered into an unsecured promissory note in the amount of  $75,000 with a member of executive management. The note has an interest rate of 15.0% per annum and requires monthly interest-only payments until maturity. The note may be prepaid in whole, or in part, without penalty. During the six months ended June 30, 2017, the Company incurred and paid $4,938 of interest expense in connection with the note, which is included in interest expense on the accompanying condensed consolidated statements of operations. The note had an original maturity date of August 2015; however, the maturity was extended until April 2017 upon the mutual agreement of the parties. The note was paid in full in April 2017.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

Future Minimum Payments
At June 30, 2018, the future aggregate principal payments due to related parties from the Company related to the notes payable — related parties for each of the years ending December 31, are as follows:
2018	$6,472,978
2019	431,818
$6,904,796

Hotel Management
The Company has entered into multiple agreements with Heavlin Management Company, LLC (“HMC”), an affiliated entity through common ownership of certain of the Company’s consolidated subsidiaries, to operate each of the Company’s hotel properties. The term of the agreements is generally 10 years and may be extended for an additional 10 years upon mutual consent of the Company and HMC. HMC oversees the day-to-day operations and management responsibilities of each hotel property. Per the terms of the agreements, HMC receives a monthly fee equal to 3-4% of gross revenue, and may also receive an annual incentive fee, not to exceed 1% of gross operating revenues, by exceeding owner approved budgets for revenue and profits (collectively, “Hotel Management Fees”). Hotel Management Fees for the six months ended June 30, 2018 and 2017, totaled $872,310 and $867,728, respectively, which are included in management fees on the accompanying condensed consolidated statements of operations. During the six months ended June 30, 2018 and 2017, the Company did not incur any incentive fees related to Hotel Management Fees. Pursuant to one of the hotel management arrangements, HMC also earns an annual fixed fee of  $100,000, which is included in management fees on the accompanying condensed consolidated statements of operations. In addition to the Hotel Management Fees, HMC also charges the Company for certain shared services including sales and marketing, information technology, and human resources. Expenses for shared services for the six months ended June 30, 2018 and 2017, totaled $550,554 and $484,443, respectively, which are included in general and administrative expenses and marketing and advertising expenses on the accompanying condensed consolidated statements of operations, as applicable. The Company also reimburses HMC for expenses incurred or paid on its behalf. At June 30, 2018 and December 31, 2017, amounts due to HMC totaled $153,711 and $283,110, respectively, and are included in due to related parties on the accompanying condensed consolidated balance sheets. HMC utilizes the Company’s payroll service provider and reimburses the Company for payroll and other costs paid on their behalf. At June 30, 2018 and December 31, 2017, $73,859 and $88,450 of reimbursement was due to the Company from HMC, respectively, and is included in due from related parties on the accompanying condensed consolidated balance sheets.
Withdrawal Agreement
In November 2014, the Company entered into an agreement with a former co-manager and member of one of the Company’s consolidated subsidiaries which outlined the terms of his resignation as co-manager and assignment of his member interest. In consideration for his resignation as co-manager and assignment of his member interest, the Company agreed to issue 55,556 shares of its common stock to the individual or his designee, provide the individual with $35,000 of construction services at no cost to the individual, and pay the individual or his designee up to $540,000 in cash, as outlined in the agreement. At June 30, 2018 and December 31, 2017, $434,331 and $481,672, respectively, was included in due to related parties on the accompanying condensed consolidated balance sheets related to this agreement.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 6 — Related Party Transactions (continued)

Other
In the normal course of business, the Company has various amounts due from related parties, including affiliate entities and individuals, for various expenses paid for by the Company on their behalf and other charges. These amounts are generally unsecured, interest-free, and due on demand. At June 30, 2018 and December 31, 2017, other amounts due from related parties were $1,493,770 and $863,551, respectively.
In the normal course of business, the Company has various amounts due to related parties, including affiliate entities and individuals, for various expenses paid for by the affiliates on the Company’s behalf and other short-term payment advances. These amounts are generally unsecured, interest-free, and due on demand. At June 30, 2018 and December 31, 2017, other amounts due to related parties were $911,557 and $73,437, respectively.
Note 7 — Commitments and Contingencies
Legal Matters
Periodically, the Company is contingently liable with respect to claims incidental to the ordinary course of its operations. There is no current litigation, claims or assessments outstanding and, accordingly, no provision has been made in the accompanying financial statements.
Construction Contracts
In connection with our development, redevelopment and capital improvement activities, we have entered into various construction related contracts and we have made commitments to complete certain projects, pursuant to financing or other arrangements. At June 30, 2018 and December 31, 2017, our commitments related to these activities totaled $10,303,498 and $9,772,255, respectively.
Franchise Agreements and Advance Key Money
Intercontinental Hotel Group
In August 2013, the Company entered into a 20-year franchise agreement with Holiday Hospitality Franchising, LLC (“InterContinental Hotels Group” or “IHG”). Pursuant to the terms of the franchise agreement, the Company pays the following fees on a monthly basis:
•
Royalty Fee of 5% of gross room revenue

•
Service Contribution Fee of 3% of gross room revenue

•
Technology Fee of  $12.75 per room

•
Marketing Fee of  $3.00 per room

As a part of the franchise agreement, Six Continents, Inc., an affiliate of IHG, advanced $1,500,000 (“advance key money”) to the Company to retain IHG as the franchisor on the Hotel property for 20 years. Based on the term of the franchise agreement, each year, beginning in August 2015, the Company recognizes $37,500 of the previously deferred advance key money, as a reduction of franchise fees in the accompanying condensed consolidated statements of operations for each of the six months ended June 30, 2018 and 2017. The Company is not required to repay any part of the advance key money unless the franchise agreement is cancelled before the termination date of August 2033.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 7 — Commitments and Contingencies (continued)

In June 2015, the Company entered into a separate 10-year franchise agreement with IHG, which expires in June 2025. The Company paid an initial fee of  $114,000 in connection with the franchise agreement, which is being amortized over the term of the agreement. The amortization of the initial franchise fee is included in franchise fees on the accompanying condensed consolidated statements of operations and totaled $5,700 for the six months ended June 30, 2018 and 2017. Per the terms of the agreement, the Company pays the following fees on a monthly basis:
•
Royalty Fee of 5% of gross room revenue

•
Service Contribution Fee of 3% of gross room revenue

•
Technology Fee of  $13.26 per room

•
All fees due for marketing

Hampton Inns
In October 2014, the Company entered into a franchise agreement with Hampton Inns Franchise, LLC, which expires in November 2030. The Company paid an initial fee of  $150,000 in connection with the agreement, which is being amortized over the term of the agreement. The amortization of the initial franchise fee is included in franchise fees on the accompanying condensed consolidated statements of operations and totaled $4,638 for the six months ended June 30, 2018 and 2017. Per the terms of the franchise agreement, the Company pays the following fees on a monthly basis:
•
Program Fee of 4% of gross room revenue

•
Royalty Fee of 6% of gross room revenue

Hilton Worldwide
In June 2016 and November 2016, the Company entered into two 10-year franchise agreements with Hilton Franchise Holdings, LLC, an affiliate of Hilton Worldwide. The Company paid an initial fee of $125,000 in connection with each agreement, which is being amortized over the term of the agreements. The amortization of the initial franchise fees is included in franchise fees on the accompanying condensed consolidated statement of operations and totaled $12,500 for the six months ended June 30, 2018 and 2017. Per the terms of the franchise agreements, the Company pays the following fees on a monthly basis:
•
Program Fee of 4% of gross room revenue

•
Royalty Fee of 5% of gross room revenue

•
Food and Beverage Fee of 1 – 3% of gross food and beverage revenue

The food and beverage fee is equal to 1% of gross food and beverage revenue during the first year of the Franchise Agreement, 2% during the second year of the Franchise Agreement, and 3% thereafter.
The Company recognized total aggregate franchise fees of  $1,953,274 and $1,857,016 for the six months ended June 30, 2018 and 2017, respectively.
Insurance Claims
In July 2016, the Company experienced significant damage to one of our multi-family properties resulting from severe weather. The Company recognized a loss of  $1,871,336 in connection with the damage to the property. The Company submitted an initial insurance claim to its insurer, which was denied. We

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 7 — Commitments and Contingencies (continued)

subsequently engaged legal counsel to pursue the claim and the Company collected proceeds related to damages in the amount of  $982,714 in March 2018, which is included in other (income) expenses, net on the accompanying condensed consolidated statements of operations.
In July 2016, the Company experienced significant damage to one of our hotel properties resulting from severe weather. The Company’s insurance claim for the loss in the amount of  $827,646 was approved by the insurer and the full amount was recorded against the loss incurred during 2016. The Company received proceeds of  $314,202 in June 2017, $258,902 in August 2017, and $254,542 in October 2017.
Contractual Lease Obligations
Equipment Lease
In December 2014, the Company entered into a lease agreement for certain telecommunication equipment. The lease has a 60-month term, requires monthly lease payments, and has a bargain purchase option at maturity. The recorded lease liability at June 30, 2018 and December 31, 2017, was $22,180 and $28,834, respectively, and is included in other liabilities on the accompanying condensed consolidated balance sheets. At June 30, 2018, the future required payments, for each of the years ending December 31, were as follows:
2018	$6,654
2019	15,526
$22,180

Ground Leases
In November 2012, we acquired a hotel property in Phoenix, Arizona, which is subject to a ground lease and requires monthly lease payments of approximately $72,000, subject to annual adjustments through December 2049, at which time the ground lease expires. The ground lease required a deposit of $325,000, which is included in other assets on the accompanying condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017. At the time of acquisition, it was determined that the lease rate of the ground lease was at a rate which management estimated was above the fair market lease rate. Accordingly, we recorded a liability in the amount of the estimated fair value (level 3) of the above-market lease. The above-market lease is amortized as a reduction to lease expense over the term of the lease. Accumulated amortization of the above-market lease intangible at June 30, 2018 and December 31, 2017, was $710,648 and $647,944, respectively.
In October 2014, we acquired a hotel property residing on land which is subject to a ground lease and is subleased to the Company. The sublease requires monthly lease payments of approximately $14,000 which consist of base rent, taxes, and other charges, and are subject to annual adjustments.
The amount of the base rent increases over time. The original sublease expires in May 2056; however, the sublease includes two 5-year extension options and a third extension option for an additional 27 months.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 7 — Commitments and Contingencies (continued)

At June 30, 2018, the estimated future minimum lease payments on the ground leases and the future amortization of the related above-market lease intangible for each of the years ending December 31, are as follows:
	Lease Payments	Intangible Amortization	Net Lease Expense
2018	$514,336	$(62,703)	$451,631
2019	1,028,672	(125,409)	903,263
2020	1,028,672	(125,409)	903,263
2021	1,028,672	(125,409)	903,263
2022	1,028,672	(125,409)	903,263
Thereafter	30,515,688	(3,386,027)	27,129,661
	$35,144,712	$(3,950,366)	$31,194,344

Rent expense totaled $675,132 and $659,183 for the six months ended June 30, 2018 and 2017, respectively, which includes rent expense related to operating leases for office space, equipment, and ground leases. In addition to the arrangements outlined above, the Company regularly enters into short-term equipment and other rentals. Rent expense is included within operating expenses or general and administrative expense in the accompanying condensed consolidated statements of operations, depending on the nature of the individual rental arrangement.
Environmental Matters
In connection with the ownership and operation of real estate assets, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.
Note 8 — Stockholders’ Equity
CaliberCos Inc. is authorized to issue 100,000,0000 shares of stock, consisting of 90,000,000 shares of common stock and 10,000,000 shares of preferred stock.
Common Stock
The Company has sold shares of common stock in three tranches.
Tranche 1
From inception through March 2015 shares of common stock were sold in units equivalent to 5,882 shares of common stock per unit. Each unit also included a warrant to purchase up to an additional 1,177 shares of common stock at any time within 30 months from the date the unit was initially purchased, which was subsequently extended for an additional 12 months. The warrants have an exercise price of  $1.70 per share. The Company issued a total of 633 units, or 3,897,100 shares, of common stock under the terms of the Tranche 1 stock issuance. Shares of common stock issued in connection with the exercise of warrants issued related to Tranche 1 stock sales totaled 24,717 and 17,655 at June 30, 2018 and December 31, 2017, respectively.
Tranche 2
During the period from March 2015 through December 2015, shares of common stock were sold in units equivalent to 2 shares of common stock per unit. Each unit also included a warrant to purchase an

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 8 — Stockholders’ Equity (continued)

additional 1 share of common stock at any time within 24 months from the date the unit was initially purchased, which was subsequently extended for an additional 12 months. The warrants have an exercise price of  $2.00 per share. The Company issued a total of 689,645 units, or 1,379,889 shares, of common stock under the terms of the Tranche 2 stock issuance. Shares of common stock issued in connection with the exercise of warrants issued related to Tranche 2 stock sales totaled 12,962 at June 30, 2018 and December 31, 2017, respectively.
Tranche 3
Beginning January 2016, shares of common stock were sold in units equivalent to 2 shares of common stock and 1 share of Series A preferred stock per unit. The Company had issued a total of 1,657,396 units or 3,350,347 shares and 1,386,229 units or 2,803,074 shares of common stock under the terms of the Tranche 3 stock issuance at June 30, 2018 and December 31, 2017, respectively.
The Company issued a total of 549,397 shares for the six months ended June 30, 2018, of which, 7,062 shares were exercised warrants and 12,649 shares were notes payable converted to common stock. The shares of common stock issued in connection with the exercise of warrants were issued under the terms of Tranche 1 and the remaining shares were issued under the terms of Tranche 3 for the six months ended June 30, 2018.
Preferred Stock
Preferred stock may be issued in one or more series, and the voting powers, designations, preferences, limitations, or restrictions thereof, of each series of preferred stock shall be prescribed by resolution of the board of directors.
Note 9 — Redeemable Preferred Stock
Series A Preferred Stock
In January 2016, the Company designated 2,564,103 of the 10,000,000 authorized shares of preferred stock as Series A Preferred Stock (“Series A”). The powers, preferences, rights, and limitations of Series A are as follows:
•
Holders of Series A are entitled to receive non-cumulative dividends equal to 12.0% per annum prior to the payment of any dividends to holders of common stock.

•
In the event of the liquidation of the Company, holders of Series A are entitled to receive an amount equal to their original contribution plus any declared and accrued but unpaid dividends prior to any payment or distribution to common stock holders.

•
Shares of Series A are convertible into shares of common stock at a conversion ratio of 1.25 shares of common stock for each share of Series A, any time prior to a redemption by the Company or a mandatory conversion, at the holders’ option.

•
Upon the common stock of the Company publicly trading at a per share price on a weighted-average over 20 trading days at a market capitalization of at least $100,000,000, Series A will automatically be converted into shares of common stock at a conversion ratio of 1.25 shares of common stock for each share of Series A.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 9 — Redeemable Preferred Stock (continued)

•
All outstanding shares of Series A shall be redeemed by the Company on the fourth anniversary of the issuance of such shares (the “Redemption Date”) at a price of  $2.25 per share, plus any declared and accrued but unpaid dividends. At any time during the one-year period immediately preceding the Redemption Date, the Company may redeem shares of Series A at a price equal to $2.3625 per share.

•
Holders of Series A and holders of common stock shall vote together and not as separate classes and shall be entitled to vote with common stockholders as if their shares were converted into shares of common stock.

In January 2016, the Company began selling shares of common stock and Series A in units equivalent to 2 shares of common stock and 1 share of Series A per unit, at a cost of  $5.85 per unit ($1.80 per share of common stock and $2.25 per share of Series A preferred stock). During the six months ended June 30, 2018, the Company issued a total of 271,167 units, or 271,167 shares, of Series A preferred stock.
At June 30, 2018, the future mandatory redemptions for each year ended December 31, were as follows:
2018	$—
2019	—
2020	1,615,344
2021	1,565,136
2022	659,730
$3,840,210

One year following the issuance of Series A Preferred Stock, the Company is required to establish, and contribute to a reserve of funds on a quarterly basis, an amount that shall cumulatively be sufficient to pay any amounts due for the redemption of Series A Preferred Stock. The quarterly contributions to the reserve are required to be at least one-twelfth (1/12) of the total amount needed to pay for the redemption of all the Series A Preferred Stock then outstanding. At June 30, 2018 and December 31, 2017, the required reserve was $320,018 and $384,594, respectively.
During the six months ended June 30, 2018 and 2017, the Company paid dividends to preferred stockholders in the amounts of  $166,645, or $0.10 per share, and $97,255, or $0.13 per share, respectively. At June 30, 2018 and December 31, 2017, preferred dividends in arrears were $111,070, or $0.07 per share and $61,467, or $0.04 per share, respectively.
Note 10 — Net Loss Per Share
Basic and diluted net loss per share attributable to common stockholders was calculated as follows:
	Six Months Ended
	2018	2017
Net loss attributable to CaliberCos Inc.	$(1,808,842)	$(3,887,871)
Preferred stock dividends	(166,645)	(73,333)
Accretion of mezzanine equity value	(49,603)	(23,922)
Net loss attributable to common shareholders of CaliberCos Inc.	$(2,025,090)	$(3,985,126)
Weighted-average common shares outstanding	27,262,801	24,797,638
Basic and diluted net loss per share attributable to common shareholders	(0.07)	(0.16)

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 10 — Net Loss Per Share (continued)

The computation of diluted loss per share attributable to common stockholders assumes the potential dilutive effect of potential common shares, which includes the exercise of warrants and converted preferred shares. However, to the extent the inclusion of potential common shares is anti-dilutive, the potential common shares are excluded from the computation of diluted income (loss) per share attributable to common stockholders. For the six months ended June 30, 2018 and 2017, the inclusion of the effect of any potential exercise of warrants or conversion of preferred shares to common shares is antidilutive, and therefore have been excluded from the computation of loss per share attributable to common stockholders. Additional potential common shares related to the outstanding warrants and preferred shares were as follows:
	Six Months Ended
	2018	2017
Additional common shares, if warrants were exercised	1,038,924	1,173,628
Additional common shares, if preferred shares were converted	2,071,745	961,719
	3,110,669	2,135,347

Note 11 — Fair Value of Financial Instruments
The Company estimates fair values of financial instruments using available market information and established valuation methodologies. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or valuation methodologies may have a material effect on the estimated fair value amounts.
Financial instruments that approximate fair value due to the short-term nature of the instruments consist of cash, restricted cash, accounts receivable, and accounts payable. The fair values of long-term debt, advance key money, and interest rate caps have been estimated based on current rates available for similar instruments with similar terms, maturities, and collateral. The carrying values of the Company’s long-term debt, advance key money, and interest rate caps at June 30, 2018 and December 31, 2017, approximated fair value, except for the long-term debt instruments listed below, all of which were measured with Level 3 inputs. The estimated fair values for the instruments below were determined by management based on a discounted future cash-flow model.
	June 30, 2018		December 31, 2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
Notes Payable
Hilton Tucson East Hotel	$12,730,000	$12,709,000	$12,730,000	$12,611,000
Hampton Inn & Suites Hotel	$6,780,000	$6,530,000	$6,868,347	$6,601,000
Palms Apartment Portfolio	$9,521,000	$8,960,000	$9,603,918	$9,012,000
Note 12 — Segment Reporting
The Company’s operations are organized into eight reportable segments for management and financial reporting purposes, which are broadly separated in two categories; real estate services (Fund/Asset Management, Construction & Development, Property Management, Real Estate Brokerage) and real estate operations (Hospitality, Residential, Commercial, and Diversified). Each segment is described below.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 12 — Segment Reporting (continued)

Real Estate Services
Fund Management
This segment includes all our corporate operations, as well as the revenue generated by the fund/asset management services and capital raising services provided to the private equity real estate funds which the Company is affiliated with.
Construction & Development
This segment includes our construction and development operations. The Company provides a variety of construction and development services to affiliated entities as well as third parties.
Property Management
This segment includes our property management operations. The Company provides a comprehensive range of services including tenant screening, lease-up, collections, repairs and maintenance, and eviction/removal for affiliated entities as well as third parties.
Real Estate Brokerage
This segment includes our real estate brokerage operations. The Company generates commission revenue by acting as a broker for residential and commercial real estate owners and investors seeking to buy and/or sell properties, including investment properties, as well as primary residences. The Company provides brokerage services to affiliated entities as well as third parties.
Real Estate Operations
Hospitality
This segment includes all the operating activity of the hotel properties which are affiliates of the Company.
Residential
This segment includes all the operating activity of the single-family assets, which are owned by the Company, and multi-family assets, which are owned and/or managed by the Company. The Company is involved in both the sale and rental of residential real estate assets. This segment also includes residential property development projects in various stages of completion.
Commercial
This segment includes all the operating activity of the commercial properties which are affiliates of the Company. The Company is involved in both the sale and rental of commercial real estate assets. This segment also includes commercial property development projects in various stages of completion.
Diversified
This segment includes the operating activities of certain entities which are involved in the financing of various affiliated real estate properties through both debt and equity investments.
Due to the diversity of our economic ownership interests across our properties, our chief executive officer, who is our chief operating decision maker (“CODM”), assesses the operating performance of our assets based on our proportionate share of net operating income (loss).

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(unaudited)

Note 12 — Segment Reporting (continued)

The information below includes the operating results and measures of profitability for all operating entities which the Company and our CODM analyze on a regular basis, as the ultimate profitability of each entity, and value of its assets, will impact the ultimate profitability of the Company. The total assets and results of each segment are presented on a gross basis, prior to any necessary adjustments to: i) eliminate inter-segment transactions ii) eliminate the results of entities that are not included in our consolidated U.S. GAAP financial statements; iii) eliminate revenue activity presented gross when U.S. GAAP requires net, and iv) reclassify items to reflect U.S. GAAP consolidated presentation. The following tables present the revenues, operating income (loss), and net income (loss) of each of our reportable segments for the six months ended June 30, 2018 and 2017, and total assets at June 30, 2018 and December 31, 2017:

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
Note 12 — Segment Reporting (continued)
	Six Months Ended June 30, 2018
	Real Estate Services					Real Estate Operations					Eliminations		CaliberCos, Inc. & Subsidiaries
	Fund Management	Construction & Development	Property Management	Real Estate Brokerage	Total	Hospitality	Residential	Commercial	Diversified	Total	Non- consolidated	Intercompany
Revenues
Hospitality	$—	$—	$—	$—	$—	$27,050,571	$—	$—	$—	$27,050,571	$(487,445)	$—	$26,563,126
Construction and development	—	6,886,173	—	—	6,886,173	—	—	—	—	—	—	(4,227,659)	2,658,514
Real estate sales	—	—	—	—	—	—	3,714,200	—	—	3,714,200	—	—	3,714,200
Rental income	—	—	—	—	—	—	3,927,555	500,904	—	4,428,459	(2,089,546)	—	2,338,913
Fund management	2,562,866	—	—	—	2,562,866	—	—	—	—	—	—	(1,116,031)	1,446,835
Property management	—	—	250,409	—	250,409	—	23,845	—	—	23,845	(15,701)	(101,448)	157,105
Brokerage	—	—	—	1,000,492	1,000,492	—	—	—	—	—	—	(905,940)	94,552
Other	—	6,747	43,519	—	50,266	—	13,671	6	—	13,677	(10,114)	—	53,829
Total revenues	2,562,866	6,892,920	293,928	1,000,492	10,750,206	27,050,571	7,679,271	500,910	—	35,230,752	(2,602,806)	(6,351,078)	37,027,074
Expenses
Cost of sales – hospitality	—	—	—	—	—	9,494,557	—	—	—	9,494,557	(470,590)	—	9,023,967
Cost of sales – construction/development	—	6,468,121	—	—	6,468,121	—	—	—	—	—	—	(3,755,694)	2,712,427
Cost of sales – real estate	—	—	—	—	—	—	3,344,740	—	—	3,344,740	—	(29,387)	3,315,353
Cost of sales – brokerage	—	—	—	591,453	591,453	—	—	—	—	—	—	(554,552)	36,901
Operating costs	2,966,636	285,453	137,094	46,789	3,435,972	4,620,209	2,051,054	285,100	620,795	7,577,158	(1,957,735)	(5,950)	9,049,445
General and administrative	990,065	14,268	23,404	40,686	1,068,423	1,700,673	244,566	141,973	292,413	2,379,625	(688,237)	—	2,759,811
Marketing and advertising	265,561	7,523	11,668	27,377	312,129	1,852,500	132,780	11,406	25,698	2,022,384	(204,006)	—	2,130,507
Franchise fees	—	—	—	—	—	1,962,388	—	—	—	1,962,388	(9,114)	—	1,953,274
Management fees	—	—	925	—	925	936,878	190,132	87,870	345,559	1,560,439	(519,682)	(101,447)	940,235
Depreciation	53,006	—	—	—	53,006	3,243,160	1,012,472	121,710	—	4,377,342	(1,164,113)	(90,620)	3,175,615
Total expenses	4,275,268	6,775,365	173,091	706,305	11,930,029	23,810,365	6,975,744	648,059	1,284,465	32,718,633	(5,013,477)	(4,537,650)	35,097,535
Operating Income (Loss)	(1,712,402)	117,555	120,837	294,187	(1,179,823)	3,240,206	703,527	(147,149)	(1,284,465)	2,512,119	2,410,671	(1,813,428)	1,929,539
Other (Income) Expenses
Other (income) expenses, net	(53,450)	—	—	—	(53,450)	1,163,655	(694,550)	27,450	—	496,555	(101,396)	(783,074)	(441,365)
Income from investments	—	—	—	—	—	—	—	—	(588,034)	(588,034)	588,034	—	—
Interest income	—	—	—	—	—	(39,868)	(19,115)	—	(1,128,710)	(1,187,693)	1,128,741	58,952	—
Impairment	—	—	—	—	—	—	38,125	—	—	—	—	(38,125)	—
Gain on disposition of real estate	—	—	—	—	—	—	—	(726,977)	—	(726,977)	726,977	—	—
Interest expense	499,646	—	—	903	500,549	4,910,859	1,480,700	639,501	1,187,189	8,218,249	(2,455,764)	—	6,263,034
Total other expenses, net	446,196	—	—	903	447,099	6,034,646	805,160	(60,026)	(529,555)	6,250,225	(113,408)	(762,247)	5,821,669
Net Income (Loss)	$(2,158,598)	$117,555	$120,837	$293,284	$(1,626,922)	$(2,794,440)	$(101,633)	$(87,123)	$(754,910)	$(3,738,106)	$2,524,079	$(1,051,181)	$(3,892,130)
	June 30, 2018
Total real estate investments, at cost	567,015	—	—	—	567,015	143,644,717	70,490,914	22,691,576	—	236,827,207	(70,488,729)	(3,201,603)	163,703,890
Total Assets	$2,886,327	$4,358,416	$30,226	$305,675	$7,580,644	$139,337,870	$70,411,694	$24,422,834	$57,494,363	$291,666,761	$(126,228,850)	$(6,979,730)	$166,038,825

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

Note 12 — Segment Reporting (continued)
	Six Months Ended June 30, 2017
	Real Estate Services					Real Estate Operations					Eliminations		CaliberCos, Inc. & Subsidiaries
	Fund Management	Construction & Development	Property Management	Real Estate Brokerage	Total	Hospitality	Residential	Commercial	Diversified	Total	Non- consolidated	Intercompany
Revenues
Hospitality	$—	$—	$—	$—	$—	$27,037,524	$—	$—	$—	$27,037,524	$(642,784)	$(210)	$26,394,530
Construction and development	—	6,391,566	—	—	6,391,566	—	—	—	—	—	—	(4,143,779)	2,247,787
Real estate sales	—	—	—	—	—	—	4,115,970	—	—	4,115,970	—	—	4,115,970
Rental income	—	—	4,453	—	4,453	—	3,591,588	491,863	—	4,083,451	(1,618,011)	(12,730)	2,457,163
Fund management	1,017,978	—	—	—	1,017,978	—	—	—	30,000	30,000	(30,000)	(633,390)	384,588
Property management	—	—	289,003	—	289,003	—	5,611	—	—	5,611	(6,182)	(75,964)	212,468
Brokerage	—	—	—	1,037,100	1,037,100	—	—	—	—	—	—	(830,021)	207,079
Other	3	1,868	60,015	—	61,886	—	21,674	19,794	—	41,468	(49,984)	(18,137)	35,233
Total revenues	1,017,981	6,393,434	353,471	1,037,100	8,801,986	27,037,524	7,734,843	511,657	30,000	35,314,024	(2,346,961)	(5,714,231)	36,054,818
Expenses
Cost of sales – hospitality	—	—	—	—	—	9,499,602	—	—	—	9,499,602	(622,267)	—	8,877,335
Cost of sales – construction/development	—	6,056,243	—	—	6,056,243	—	—	—	—	—	—	(4,029,221)	2,027,022
Cost of sales – real estate	—	—	—	—	—	—	3,872,524	—	—	3,872,524	—	(54,696)	3,817,828
Cost of sales – brokerage	—	—	—	768,776	768,776	—	—	—	—	—	—	(745,030)	23,746
Operating costs	1,521,107	458,725	251,378	73,767	2,304,977	4,971,483	1,998,941	172,626	7,649	7,150,699	(1,036,033)	(171,318)	8,248,325
General and administrative	921,132	23,134	62,846	93,121	1,100,233	1,482,190	178,201	174,827	75,649	1,910,867	(600,358)	177,843	2,588,585
Marketing and advertising	161,363	1,027	2,252	32,091	196,733	1,828,219	58,539	40,073	7,279	1,934,110	(232,876)	(43,016)	1,854,951
Franchise fees	—	—	—	—	—	1,909,386	—	—	—	1,909,386	(14,870)	(37,500)	1,857,016
Management fees	—	—	575	—	575	978,099	169,272	83,612	288,547	1,519,530	(455,912)	(108,165)	956,028
Depreciation	53,943	—	—	—	53,943	2,515,684	914,323	66,212	—	3,496,219	(945,277)	120,839	2,725,724
Total expenses	2,657,545	6,539,129	317,051	967,755	10,481,480	23,184,663	7,191,800	537,350	379,124	31,292,93	(3,907,593)	(4,890,264)	32,976,560
Operating Income (Loss)	(1,639,564)	(145,695)	36,420	69,345	(1,679,494)	3,852,861	543,043	(25,693)	(349,124)	4,021,087	1,560,632	(823,967)	3,078,258
Other (Income) Expenses
Other (income) expenses, net	—	—	—	—	—	646,251	109,301	37,504	—	793,056	(52,743)	(337,085)	403,228
Income from investments	—	—	—	—	—	—	—	—	(312,777)	(312,777)	312,777	—	—
Interest income	(3,106)	—	—	—	(3,106)	—	(19,449)	—	(728,746)	(748,195)	728,954	22,347	—
Impairment	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain on disposition of real estate	—	—	—	—	—	—	—	(272,631)	—	(272,631)	272,631	—	—
Interest expense	744,818	—	—	329	745,147	3,377,140	1,370,227	242,437	1,289,739	6,279,543	(2,102,593)	(56,663)	4,865,434
Total other expenses, net	741,712	—	—	329	742,041	4,023,391	1,460,079	7,310	248,216	5,738,996	(840,974)	(371,401)	5,268,662
Net Income (Loss)	$(2,381,276)	$(145,695)	$36,420	$69,016	$(2,421,535)	$(170,530)	$(917,036)	$(33,003)	$(597,340)	$(1,717,909)	$2,401,606	$(452,566)	$(2,190,404)
	December 31, 2017
Total real estate investments, at cost	587,277	—	—	—	587,277	125,329,509	66,841,452	22,008,704	—	214,179,665	(65,674,328)	(2,618,266)	146,474,348
Total Assets	$3,966,716	$4,737,557	$68,196	$138,567	$8,911,036	$124,804,080	$68,062,361	$24,075,191	$52,378,056	$269,319,688	$(118,603,267)	$(6,848,249)	$152,779,208

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
Note 13 — Subsequent Events
In July 2018, the Company refinanced and entered into a $14,000,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Tucson, Arizona. The loan requires interest-only payments until maturity. The loan matures in June 2020 and has an option to extend the maturity date up to six months, subject to certain terms and conditions. The loan has a fixed interest rate of 8.50%. The terms of the loan allow the Company to prepay the outstanding balance in part or in whole at any time prior to the maturity date, subject to a prepayment premium fee. The loan is guaranteed by individuals who are affiliates of the Company. The terms of the note include certain financial covenants.
In July 2018, the Company acquired a hotel for the purchase price of  $11,809,345, of which $209,345 of external acquisition-related expenses were capitalized. Upon the acquisition, the Company entered into a $9,250,000 loan, which is secured by a deed of trust and assignment of leases and rents of a hotel property in Chandler, Arizona. The new loan has a variable interest rate equal to one-month LIBOR plus 6.00% with a floor rate of 8.00%. The loan requires monthly interest-only payments until maturity and matures in August 2020. The terms of the loan allow the Company to prepay the outstanding balance in part or in whole at any time prior to the maturity date, subject to a prepayment premium fee. The loan is guaranteed by the Company and individuals who are affiliates of the Company. The terms of the note include certain financial covenants.
In July 2018, the Company entered into a new corporate office lease agreement. The lease is for a term of 7.6 years and includes a rent abatement period and tenant improvement allowance. The Company has a renewal option of up to two successive terms of five years each. Total future minimum rental payments under this lease are estimated to be approximately $3.2 million.
In August 2018, the Company launched the Caliber Tax Advantaged Opportunity Zone Fund (“CTAF”). CTAF’s investment objective is to raise capital from investors who are looking to obtain federal income tax benefits from Sections 1400Z-1 and 1400Z-2 (the “Opportunity Zone Provisions”) of the Internal Revenue Code; and deploy that capital in investments within certain designated Opportunity Zones that have been identified by Treasury of the United States.
ln September 2018, the Company repaid its existing $11,409,048 Crowne Plaza Hotel, $15,375,000 Holiday Inn & Suites Hotel, and $29,000,000 Hilton Phoenix Airport Hotel loans in full, and entered into a new $62,245,000 loan. The loan is secured by the deed of trust and assignment of leases and rents of three hotel properties in Phoenix, Arizona. The new loan has a variable interest rate equal to one-month LIBOR plus 3.75%, requires interest-only payments until maturity, matures in October 2021, and has options to extend the maturity date up to two additional years, subject to certain terms and conditions. The loan is guaranteed by the Company and individuals who are an affiliate of the Company. The terms of the note include certain financial covenants.
In September 2018, the Company filed a Form 1-A related to a Regulation A (“Reg A”) offering. Reg A is an exemption to the securities registration requirement found in the Securities Act of 1933 which allow private companies to make exempt public offerings of up to $50 million in securities, as required by the Jumpstart Our Business Startups Act.

CALIBERCOS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

Note 13 — Subsequent Events (continued)

In September 2018, the Company agreed to repurchase all 6,221,846 shares (“Buyback Program”) owned by one of its non-participating founders for $2.70 per share of common stock in exchange for an amendment to such non-participating founder’s shareholder voting rights and other Company protections. Among other things, the Buyback Program is terminated when the Company completes an initial public offering and is listed on a national exchange. The shares are being reacquired at various amounts ranging from 6,000 to 10,000 units on a monthly basis until such time as the Company has satisfied the termination conditions or until all of the shares have been reacquired, which could be in 2075.

PART III
INDEX TO EXHIBITS
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	CaliberCos Inc. Certificate of Incorporation	†
2.2	CaliberCos Inc. Bylaws	†
3.1	Stockholders’ Agreement dated September 21, 2018, by and among the Company, John C. Loeffler, Jennifer Schrader and Donnie Schrader
3.2	Stock Purchase Agreement dated September 21, 2018, by and among the Company and Donnie Schrader
3.3	Form of Warrant, exercise price of $1.70 (Tranche 1)
3.4	Form of Warrant, exercise price of $2.00 (Tranche 2)
4.1	Form of Subscription Agreement	*
6.1	Amended and Restated 2017 Stock Incentive Plan	†
6.2	Mortgage Note ($14,000,000) dated June 29, 2018, payable to Cerco Capital Inc.
6.2.1	Guaranty of Recourse Obligations dated June 29, 2018, by Chris Loeffler and Jennifer Schrader, in favor of Cerco Capital Inc.
6.3	Promissory Note ($62,245,000) dated September 2018, payable to RCC Real Estate, Inc.
6.3.1	Guaranty of Recourse Obligations dated September 2018, by the Company, Jennifer Schrader, John C. Loeffler, II and Frank Heavlin, for the benefit of RCC Real Estate, Inc.
11.1	Consent of Marcum LLP	*
12.1	Opinion of Manatt, Phelps & Phillips, LLP	*
13.1	“Testing the Waters” Material	*

*
To be filed by amendment.

†
Previously filed.

III-1

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this draft offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January   , 2019.
CaliberCos Inc.
By:
/s/ John C. Loeffler, II

Name: John C. Loeffler, II
Title:   Chief Executive Officer
This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.
Name and Signature	Title	Date
/s/ John C. Loeffler, II John C. Loeffler, II	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January , 2019
* Jennifer Schrader	Chief Operating Officer, Secretary and Director	January , 2019
* Jade Leung	Chief Financial Officer (Principal Financial and Accounting Officer)	January , 2019
*By:
/s/ John C. Loeffler

John C. Loeffler, Attorney-in-fact
III-2